EXHIBIT 4.20


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                                CREDIT AGREEMENT

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                                     between



                       ADDISON YORK INSURANCE BROKERS LTD.



                                       and



                             OAK STREET FUNDING LLC



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                           Dated as of March 19, 2004


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


                                TABLE OF CONTENTS


                                                                           Page

Article 1.           Definitions.............................................1

   Section 1.1       Defined Terms...........................................1
   Section 1.2       Rules of Construction..................................10
   Section 1.3       Accounting Terms.......................................10

Article 2.           Credit.................................................10

   Section 2.1       Line of Credit.........................................10
   Section 2.2       Interest...............................................10
   Section 2.3       Payments of Principal and Interest.....................11
   Section 2.4       Prepayment.............................................11
   Section 2.5       Option to Cancel.......................................12
   Section 2.6       Use of Proceeds........................................12
   Section 2.7       Fees...................................................12
   Section 2.8       Method of Advance......................................13
   Section 2.9       Taxes..................................................13
   Section 2.10      Changes in Capital Adequacy Regulations................14

Article 3.           Security and Guaranty..................................14

   Section 3.1       Security...............................................4
   Section 3.2       Guaranty...............................................15
   Section 3.3       Collateral Account/Setoff..............................15

Article 4.           Representations and Warranties.........................15

   Section 4.1       Due Organization.......................................15
   Section 4.2       Due Qualification......................................15
   Section 4.3       Organization Power.....................................15
   Section 4.4       Organization Authority.................................15
   Section 4.5       Financial Statements...................................15
   Section 4.6       No Material Adverse Change.............................16
   Section 4.7       Binding Obligations....................................16
   Section 4.8       Lack of Encumbrances...................................16
   Section 4.9       Indebtedness...........................................16
   Section 4.10      Default................................................16
   Section 4.11      Tax Returns............................................16
   Section 4.12      Litigation.............................................16
   Section 4.13      ERISA..................................................16
   Section 4.14      Full Disclosure........................................17
   Section 4.15      Contracts of Surety....................................17
   Section 4.16      Licenses...............................................17
   Section 4.17      Compliance with Law....................................17
   Section 4.18      Force Majeure..........................................17
   Section 4.19      Margin Stock...........................................17
   Section 4.20      Approvals..............................................18
   Section 4.21      Insolvency.............................................18
   Section 4.22      Regulation.............................................18
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   Section 4.23      Environmental Matters..................................18
   Section 4.24      Conditions Precedent...................................19
   Section 4.25      General................................................19

Article 5.           Covenants..............................................19

   Section 5.1       Negative Covenants.....................................19
   Section 5.2       Affirmative Covenants..................................21
   Section 5.3       Financial Covenants....................................25

Article 6.           Conditions Precedent...................................26

   Section 6.1       Conditions to Initial Advance..........................26
   Section 6.2       Conditions to Subsequent Advances......................27
   Section 6.3       General................................................28

Article 7.           Default................................................28

Article 8.           Remedy.................................................30

   Section 8.1       Acceleration...........................................30
   Section 8.2       Remedy.................................................30
   Section 8.3       Preservation of Rights.................................30

Article 9.           General Provisions.....................................30

   Section 9.1       Benefit of Agreement; Participation....................30
   Section 9.2       Survival of Representations............................31
   Section 9.3       Governmental Regulation................................31
   Section 9.4       Conflict...............................................31
   Section 9.5       Choice of Law..........................................31
   Section 9.6       Headings...............................................31
   Section 9.7       Entire Agreement.......................................31
   Section 9.8       Expenses...............................................32
   Section 9.9       Indemnification........................................32
   Section 9.10      Confidentiality........................................32
   Section 9.11      Giving Notice..........................................32
   Section 9.12      Counterparts...........................................32
   Section 9.13      Incorporation by Reference.............................33
   Section 9.14      Time of Essence........................................33
   Section 9.15      No Joint Venture.......................................33
   Section 9.16      Relationship of Parties; Waiver of
                        Consequential DamageS...............................33
   Section 9.17      Severability...........................................33
   Section 9.18      Gender.................................................33
   Section 9.19      Waiver and Amendment...................................33
   Section 9.20      Lender Not in Control..................................33
   Section 9.21      Conflict...............................................34
   Section 9.22      WAIVER OF JURY TRIAL...................................34
   Section 9.23      Limitation of Advances.................................34
   Section 9.24      Press Releases.........................................34


Exhibit A           -    Credit Note
Exhibit B           -    General Security Agreement
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Exhibit C           -    Guaranty
Exhibit D           -    Parent Security Agreement
Exhibit E           -    Parent Pledge Agreement
Exhibit F           -    Subsidiary Security Agreement
Exhibit G           -    Contingent Guaranty
Exhibit H           -    Charge-Off Policy

Schedule 1          -    Permitted Encumbrances
Schedule 4.10       -    Other Indebtedness
Schedule 4.13       -    Material Pending or Threatened Litigation











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                                      iii

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of March 19, 2004, is between ADDISON YORK INSURANCE BROKERS LTD. and OAK STREET FUNDING LLC. The parties agree as follows:

ARTICLE 1.  DEFINITIONS

     Section 1.1   Defined Terms. As used herein:

     "Acceptable  Insurance"  means policies of insurance of the following types
(i) individual or group long-term care, medicare supplemental benefits, dread disease, supplemental hospital indemnity, medical savings accounts, individual or group medical, dental, long-term and short-term disability, vision, life insurance including universal, adjustable, whole, endowment or term, accidental death and dismemberment; (ii) property, liability and casualty insurance acceptable to Lender including commercial and personal property, homeowners and dwelling fire policies, business interruption and loss of use, commercial and personal liability, commercial and personal inland marine, builders' risks, commercial package policies, businessowners' packages, boiler and machinery or equipment breakdown, commercial and personal automobile liability and physical damage, carriers for hire liability and physical damage, garage liability including dealer inventory physical damage and garagekeepers' liability, commercial crime insurance including employee dishonesty and forgery, management liability including directors' and officers' liability, fiduciary liability, employment practices liability, kidnap, ransom and extortion, workplace violence and plan sponsorship liability, intellectual property infringement coverage, any and all forms of professional liability, errors and omissions, workers' compensation and employers liability, excess workers compensation and identity theft indemnity, which are (a) originated by employees or contracted agents of the Combined Entity who are appropriately licensed in the jurisdictions where such policies are originated, (b) (i) issued by insurance companies, having an AM Best rating of B or higher or, (ii) issued by the State Compensation Insurance Fund of California, and (c) issued by insurance companies organized under the laws of a state located within the United States or under the laws of Canada and which maintain their principal places of business within the borders of the United States or Canada.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors
(other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

     "Additional Credit Note" means any Credit Note executed by Borrower in favor of Lender on or subsequent to the Closing Date which is not intended to amend, modify, extend, or replace any other Credit Note.

     "Advance" means a disbursement of proceeds of the Line of Credit.

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

     "Affiliate" means, with respect to any Person, any other Person (a) directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, such Person, or (b) that directly or indirectly owns more than Ten Percent (10%) of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit Agreement, as amended from time to time.

     "Anticipated Draw Schedule" means the schedule prepared by Borrower setting forth all anticipated Advances to be requested within twenty-four (24) months of the Closing Date.

     "Applicable Margin" means the incremental margin to be paid by Borrower on Advances hereunder, expressed as an annual rate of interest to be added to the Prime Rate, which incremental margin is as follows:

                  Total of All Advances                     Applicable Margin
                  ---------------------                     -----------------
                  = $  5,000,000                                  8.0%
                                                                  6.0%
                  > $  5,000,000
                  = $10,000,000
                  > $10,000,000                                   4.0%

     "Approved First Capital Indebtedness" means Indebtedness of the Borrower to First Capital which (i) is incurred to finance a Permitted Acquisition, (ii) is unsecured or secured by an Approved First Capital Lien, (iii) is incurred at a time when no Default or Unmatured Default has occurred and is continuing, (iv) has a scheduled maturity and is not due on demand, (v) does not exceed, together with any Approved Seller Indebtedness incurred in connection with the same transaction, the lower of the fair market value or the cost of the applicable assets on the day acquired, (vi) does not exceed $7.5 million in the aggregate outstanding at any time, and (vii) is incurred after receipt of a written approval of such incurrence by the Lender.

     "Approved First Capital Lien" means purchase money Liens securing Approved First Capital Indebtedness incurred in connection with a Permitted Acquisition; provided that such Liens (i) shall not apply to any property of the Borrower other than that purchased in such Permitted Acquisition, and (ii) with respect to which Lender and First Capital shall have entered into an intercreditor agreement satisfactory to Lender.

     "Approved Seller Indebtedness" means Indebtedness of the Borrower to the seller of assets acquired by the Borrower which (i) is incurred to finance a Permitted Acquisition, (ii) constitutes Subordinated Indebtedness, (iii) is unsecured or secured by an Approved Seller Lien, (iv) is incurred at a time no Default or Unmatured Default has occurred and is continuing, (v) has a scheduled maturity and is not due on demand, (vi) does not exceed, together with any Approved First Capital Indebtedness incurred in connection with the same transaction, the lower of the fair market value or the cost of the applicable assets on the day acquired, and (vii) after receipt of a written approval of such incurrence by the Lender.


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     "Approved Seller Lien" means purchase money Liens securing  Approved Seller
Indebtedness incurred in connection with a Permitted Acquisition; provided that such Liens (i) shall not apply to any property of the Borrower or the Subsidiaries other than that purchased in such Permitted Acquisition, and (ii) shall be subordinate to the Liens of the Lender pursuant to a Subordination Agreement.

     "Banking Day" means a day on which the national banks are open for the purpose of conducting substantially all of their business activities in Indianapolis, Indiana.

     "Borrower"   means  Addison  York   Insurance   Brokers  Ltd.,  a  Delaware
corporation.

     "Borrowing Base" means, on any date of calculation, an amount as set forth on the most recent Borrowing Base Certificate delivered to Lender equal to the sum of (i) One Hundred Percent (100%) of the Recurring Annual Revenue of Eligible Insurance Commissions paid with regard to policies of Acceptable Insurance issued pursuant to agency agreements with Borrower by insurance companies having a rating by AM Best of A- or above; plus (ii) Eighty Percent (80%) of the Recurring Annual Revenue of Eligible Insurance Commissions paid with regard to policies of Acceptable Insurance issued pursuant to agency agreements with Borrower by insurance companies having a rating by AM Best of B+ or B; plus (iii) Fifty Percent (50%) of the Recurring Annual Revenue of Eligible Insurance Commissions paid with regard to policies of Acceptable Insurance issued pursuant to agency agreements with Parent by insurance companies having a rating by AM Best of B or greater; provided, however, that to the extent Recurring Annual Revenue of Eligible Insurance Commissions paid with regard to policies of Acceptable Insurance issued by insurance companies having a rating by AM Best of B+ or B exceeds twenty percent (20%) of the total Recurring Annual Revenue of Eligible Insurance Commissions, such excess shall be excluded in the calculation of the Borrowing Base.

     "Borrowing Base Certificate" means a certificate duly executed and provided by Borrower and Parent to Lender, in the form reasonably prescribed by Lender, reflecting information and data relevant to the calculation of the Borrowing Base.

     "Capitalized Lease" means any lease of property which would be capitalized on a financial statement of a Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" means the amount of the obligations of a Person under Capitalized Leases which are shown as liabilities on a balance sheet of such Person prepared in accordance with GAAP.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List under CERCLA.

     "Change" shall have the meaning ascribed thereto in Section 2.10 hereof.

     "Charge-Off Policy" means the policy adopted by Borrower and Parent to determine when Accounts (as defined in the Security Agreement) of the Borrower and the Parent, including but not limited to insurance commissions, should be written off or written down due to the risk of non-collection. A copy of the Charge-Off Policy is attached to this Credit Agreement as Exhibit H.

     "Closing Date" means the date of this Agreement.

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     "Code" means the Internal  Revenue  Code of 1986,  as amended,  reformed or otherwise modified from time to time.

     "Collateral" means all right, title and interest of Borrower in all properties, assets, and rights, tangible and intangible, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, including, but not limited to, the following: (i) all insurance commissions due on or after the date hereof and all insurance commissions due before the date hereof but received after the date hereof; and
(ii) the Collateral Account.

     "Collateral Account" means that certain deposit account (as such term is defined by the Security Agreement), account number 656678109 held in the name of Borrower and maintained at Bank One, N.A. The Collateral Account shall be subject to the terms and provisions of a Deposit Account Control Agreement.

     "Combined Entity" means the Borrower and/or Anthony Clark International Insurance Brokers Ltd.

     "Compliance Certificate" means a Compliance Certificate, in the form prescribed by Lender, duly executed by the chief executive or chief financial officers of Borrower and Parent.

     "Credit Notes" means any Credit Note, in substantially the form of Exhibit A hereto, duly executed by Borrower to Lender to evidence Advances under the Line of Credit, including any amendment, modification, renewal, extension or replacement thereof.

     "Default" means any of the events specified in Section 7 hereof.

     "Deposit Account Control Agreement" means any of the Deposit Account Control Agreements duly executed by Borrower or the Parent in favor of Lender to secure the Obligations, including any amendment or modification thereof, in a form acceptable to Lender in its sole discretion.

     "Dollar" and "$" mean, unless otherwise specifically stated, United States dollars.

     "EBITDA" means, as of any date of determination with respect to the Combined Entity, the sum of (a) net income, plus (b) to the extent deducted in determining net income, (i) income taxes paid or accrued, (ii) interest expense,
(iii) depreciation, (iv) amortization; and (v) non-cash stock option expense; in each instance determined for the trailing four (4) quarter period ending on the date of determination. EBITDA shall be determined from the Financial Statements.

     "Eligible Insurance Commissions" means all insurance commissions in respect of policies of Acceptable Insurance due and owing to the Combined Entity in the ordinary course of its business in which Lender holds a valid and perfected first priority security interest and Lien, excluding all revenues, commissions, operations, support and payments from joint venture partners of the Combined Entity, and which are not required to be written off or written down under the Charge-Off Policy.

     "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Governmental Authority concerning the protection of, or regulation of the discharge of substances into, the environment or concerning the health or safety of persons with respect to environmental hazards, and includes, without limitation, the Hazardous Materials Transportation Act, 42 U.S.C. ss.1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the

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

Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.ss.6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss.1251 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. ss.ss.7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.7401 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss.651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss.11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.ss.4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss.300(f) et seq., and any similar or implementing state law, and all amendments, rules, and regulations promulgated thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

     "ERISA Affiliate" means any trade or business, whether or not incorporated, which together with the subject Person would be treated as a single employer under ERISA.

     "Financial Statements" means, as the context may require, (a) the financial statements of Borrower and the consolidated financial statements of the Parent as of the date of this Agreement which have been furnished to Lender, and/or (b) the similar financial statements of Borrower and the consolidated financial statements of the Parent furnished from time to time pursuant to Section 5.2(a) hereof; in all cases together with any accompanying notes or other disclosures to such financial statements, and any other documents or data furnished to Lender in connection therewith.

     "First Capital" means First Capital Corporation.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time as promulgated by the Financial Accounting Standards Board and recognized and interpreted by the American Institute of Certified Public Accountants.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, including, without limiting the generality of the foregoing, any agency, body, commission, court or department thereof whether federal, state, local or foreign.

     "Guarantors" mean (i) Parent, (ii) all Subsidiaries of Borrower as of the Closing Date, (iii) Subsidiaries of the Parent, to the extent required to become guarantors under the Parent Security Agreement, and (iv) any other new Subsidiaries of Borrower which have satisfied the provisions of Section 5.2(r) hereof, in each case together with their respective successors and assigns.

     "Guaranty" means a Continuing Guaranty, in substantially the form of Exhibit C hereto, duly executed by each Guarantor to Lender, including any modification or replacement thereof, secured by a first priority security interest in and lien upon all assets of each Guarantor.

     "Hazardous Materials" mean (a) any "hazardous substance," as defined by CERCLA, (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum product, or (d) any pollutant or contaminant or hazardous,

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

dangerous or toxic chemical, material or substance within the meaning of any other federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by any Lien upon or in Property owned by the subject Person or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, the payment or collection of which the subject Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which the subject Person is liable, contingently or otherwise, including, without limitation, liability by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (g) reimbursement or other obligations in connection with letters of credit, and (h) any other transaction which is the functional equivalent of, or takes the place of borrowing, but which would not constitute a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Initial Credit Note" means that certain Credit Note in the maximum principal amount of $5,000,000.00 executed by Borrower in favor of Lender on the Closing Date, including any amendment, modification, renewal, extension or replacement thereof.

     "Investments" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Lender" means Oak Street Funding LLC, a Delaware limited liability company, its successors and assigns.

     "Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment for the purpose of security, deposit arrangement for the purpose of security, encumbrance or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Line of Credit" means, initially, a secured line of credit which Lender establishes for Borrower pursuant to Section 2.1 hereof up to the maximum principal amount of Five Million Dollars ($5,000,000), governed by this Agreement, including any renewal or extension thereof. Upon one or more Participants executing participation agreements with Lender, the amount of the Line of Credit shall be increased to an amount determined by Lender to represent the potential additional borrowing capacity made available by such Participants, but in no event shall

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

the Line of Credit exceed Fifteen Million Dollars ($15,000,000). Lender shall notify Borrower in writing of any increases in the Line of Credit.

     "Loan Documents" means this Agreement, the Credit Notes, the Security Agreement, the Guaranty, the Parent Security Agreement, the Parent Pledge
Agreement, the Guarantor Security Agreement, the Deposit Account Control Agreement, the Validity Guaranty, any UCC Financing Statements and all other documents executed and delivered by Borrower or any Guarantor to govern, evidence or secure the Line of Credit.

     "Loss" shall have the meaning ascribed in Section 9.9 hereof.

     "Manuals" means those certain manuals as defined in Section 5.1(n).

     "Material Adverse Effect" means any event, circumstance or condition that could reasonably be expected to have a material adverse effect on (a) the business, operations, financial condition, Properties or prospects of Borrower, the Parent or the Combined Entity, (b) the ability of Borrower or the Parent or the Combined Entity to perform the Obligations, (c) the validity or enforceability of any of the Loan Documents, or any material provision thereof or any material transaction contemplated thereby, or (d) the rights and remedies of Lender under any of the Loan Documents.

     "Maturity Date" means the date which is sixty (60) calendar months after the last day of the Pre-Amortization Period.

     "Minimum Interest Coverage Ratio" means, as of the end of each fiscal quarter of the Combined Entity, the ratio of (a) EBITDA to (b) the Combined Entity's interest expense; in each instance determined for the trailing four (4) quarter period ending on the date of determination. The Minimum Interest Coverage Ratio shall be determined based on the Financial Statements.

     "Net Worth" means the excess of a Person's total assets over such Person's total liabilities (excluding from liabilities, however, any Subordinated Debt), each determined in accordance with GAAP, as applicable, as shown on the balance sheets furnished to Lender from time to time pursuant to Section 5.2(a) hereof.

     "Obligations" means all unpaid principal and accrued and unpaid interest on the Credit Notes, all accrued and unpaid fees hereunder, and all other obligations, indemnities and liabilities of Borrower to Lender of every type and description, direct or indirect, joint, several or joint and several, absolute or contingent, whether or not arising in connection with the Line of Credit, due or to become due, now existing or hereafter arising and whether or not contemplated by Borrower or Lender as of the date hereof, including, without limitation, any Advances pursuant to any amendment of this Agreement, all reasonable costs of collection and enforcement of any and all thereof, including reasonable attorney fees.

     "Parent" means Anthony Clark International Insurance Brokers Ltd., a corporation amalgamated under the laws of the Province of Alberta.

     "Parent Pledge Agreement" means a Pledge Agreement, in substantially the form of Exhibit E hereto, duly executed by Parent in favor of Lender to secure the Obligations, including any amendment or modification thereof.

     "Parent Security Agreement" means a General Security Agreement, in substantially the form of Exhibit D hereto, duly executed by Parent in favor of Lender to secure the Obligations, including any amendment or modification thereof.

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                                     Page 7

     "Participants" shall have the meaning set forth in Section 9.1 of this Credit Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA, or any successor entity.

     "Permitted Acquisition" means an Acquisition meeting all the following requirements (i) Lender has approved such Acquisition in writing, (ii) no Default or Unmatured Default shall have occurred or would result from such Acquisition, (iii) the Acquisition shall be consummated on a non-hostile basis,
(iv) the business being acquired shall be substantially similar to the business of the Borrower and (v) the business being acquired is located in the United States.

     "Permitted Encumbrances" means (a) Liens for taxes or assessments which are not yet due, Liens for taxes or assessments or Liens of judgments which are being contested, appealed or reviewed in good faith by appropriate proceedings which prevent foreclosure of any such Lien or levy of execution thereunder and against which Liens, if any, adequate insurance or reserves have been provided;
(b) pledges or deposits to secure payment of workers' compensation obligations and deposits or indemnities to secure public or statutory obligations or for similar purposes; (c) those minor defects which in the opinion of Lender's counsel do not materially affect title to the collateral for the Obligations;
(d) Liens in favor of Lender; (e) Liens imposed by law, such as carrier's, warehousemen's and mechanic's liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due; (f) utility easements, building restrictions, zoning ordinances and such other encumbrances or charges against real Property as are of a nature generally existing with respect to real Properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower; (g) Approved First Capital Liens, (h) Approved Seller Liens, and (i) those further encumbrances (if any) shown on Schedule 1 attached hereto.

     "Person" means and includes an individual, a partnership,  a joint venture,
a  corporation,   a  limited  liability  company,  a  trust,  an  unincorporated association and a Governmental Authority.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which a Borrower may have any liability.

     "Pre-Amortization Period" means a period of time commencing on the Closing Date and ending on March 19, 2006. The Pre-Amortization Period may be extended for up to three (3) additional one (1) year periods with the consent of Lender.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One, N.A. or its successors (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Recurring Annual Revenue" means the amount of Eligible Insurance Commissions [earned] by the Combined Entity in the prior twelve (12) months, adjusted to the extent necessary to reflect the consistent application of the Charge-Off Policy, calculated on a rolling twelve (12) month basis. Recurring Annual Revenue shall further be adjusted, with respect to Permitted Acquisitions, to include an amount equal to the Eligible Insurance Commissions [earned] by the acquired businesses in the same prior twelve (12) months (based on historical

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                                     Page 8
financial statements of the seller in such Permitted Acquisition, adjusted to reflect the assumed application of the Charge-Off Policy during such period). The basis for the calculation of all such adjustments shall be provided to Lender and the amount of any such adjustments shall be subject to the approval of the Lender.

     "Security Agreement" means the General Security Agreement, in substantially the form of Exhibit B hereto, duly executed by Borrower in favor of Lender to secure the Obligations, including any amendment or modification thereof.

     "Solvency Certificate" means a certificate duly executed and provided by Borrower to Lender, in the form reasonably prescribed by Lender, reflecting information and data relevant to the financial solvency of Borrower.

     "Subordinated Debt" means Indebtedness of Borrower that is subordinated in writing to the full, final and irrevocable payment of the Obligations, in form and substance acceptable to Lender.

     "Subordination Agreement" means each Subordination Agreement executed by a holder of Subordinated Debt, in the form prescribed by Lender, including any amendment or modification thereof.

     "Subsidiaries" means, as to any Person, (a) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a Fifty Percent (50%) equity interest; and, as to Borrower, without limiting the foregoing, means each of the Companies.

     "Subsidiary Security Agreement" means a General Security Agreement, in substantially the form of Exhibit F hereto, duly executed by a Guarantor in favor of Lender to secure the Obligations, including any amendment or modification thereof.

     "Tangible Net Worth" means on any date of determination, the amount by which (a) Net Worth, exceeds (b) the sum of (i) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trade names, copyrights, franchises, operating permits, unamortized debt discount and expense, organization costs, and research and development costs, (ii) treasury stock and minority interests in subsidiaries or other entities, (iii) cash set apart and held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, and (iv) to the extent not otherwise deducted, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by the Combined Entity, and (v) any revaluation or other write-up in book value of assets (the items in (b)(i) through (v) are hereinafter referred to as the "Intangible Assets") provided, however, that with regard to Acquisitions of insurance agencies consummated by Borrower prior to the Closing Date and Permitted Acquisitions by Borrower of insurance agencies after the Closing Date using proceeds of the Line of Credit and as a result of which the Lender holds the first lien in all property

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                                     Page 9
acquired (each an "Acquired Agency"), the amount recorded on the books and records of the Borrowers under GAAP at the time of each such Acquisition for customer accounts of the Acquired Agency (reduced for any subsequent impairment charges) shall not be considered Intangible Assets so long as the annual insurance commissions from the book of insurance policies at each Acquired Agency (measured on a rolling four quarter basis) is equal to or exceeds the annual commissions from the book of insurance policies at each Acquired Agency in the four fiscal quarter period immediately prior to its acquisition.

     "Taxes" shall have the meaning ascribed in Section 2.9 hereof.

     "Total Liabilities" means, as of any date, all obligations of a Person which, in accordance with GAAP, are or should be classified as liabilities on a balance sheet of such Person.

     "Unmatured Default" means any event which with notice, or lapse of time, or both, would constitute a Default.

     "Validity Guaranty" means a Contingent Guaranty, in substantially the form of Exhibit G hereto, duly executed by the [(i) President, and Chief Operating Officer of Parent and President of Borrower], and (ii) upon the return of the Chief Financial Officer from her maternity leave or the hiring of a new Chief Financial Officer, the Chief Financial Officer of Parent to Lender, including any modification or replacement thereof.

     Section 1.2 Rules of Construction. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Use of the terms "herein" "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section clause in which such term appears.

     Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistent with those applied in the preparation of the Financial Statements.

ARTICLE 2.  CREDIT

     Section 2.1 Line of Credit. Subject to the terms and conditions of this Agreement, Lender shall, upon request from Borrower, make one or more Advances to Borrower from time to time during the Pre-Amortization Period, in an aggregate amount not to exceed at any time outstanding the lesser of (a) the maximum principal amount of the Line of Credit, or (b) the Borrowing Base. The Advances requested by Borrower under the Line of Credit must be no less than Two Hundred Fifty Thousand Dollars ($250,000.00) and in increments of Two Hundred Fifty Thousand Dollars ($250,000.00). The initial Advance shall be evidenced by the Initial Credit Note. In the event that aggregate Advances exceed the maximum principal amount of $5,000,000.00, such additional advances shall be evidenced by one or more Additional Credit Notes, each Additional Credit Note to be executed in a maximum principal amount determined by Lender in its sole discretion.

     Section 2.2   Interest.

          (a) Line of Credit. Prior to maturity or Default, the outstanding principal balance of Advances under the Line of Credit (both during and after the Pre-Amortization Period) shall bear interest at a per annum rate equal to the Prime Rate plus the Applicable Margin.

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                                     Page 10

          (b) General. Interest shall be due and payable for the exact number of days principal is outstanding and shall be calculated on the basis of a three hundred sixty (360) day year. Monthly interest payments shall be calculated on the date such payment is due (the twenty-fifth (25th) day of each calendar month) based on the Prime Rate plus the Applicable Margin in effect on such date.

          (c) Default Rate. While and so long as there shall exist any uncured Default (before or after the Line of Credit becomes due and payable), the Line of Credit shall bear interest at a per annum rate equal to Three Percent (3%) above the otherwise applicable rates.

     Section 2.3   Payments of Principal and Interest.

          (a) Interest. Interest on the outstanding balance of Advances under the Line of Credit from time to time throughout the term of the Line of Credit shall be due and payable on the twenty-fifth (25th) day of each calendar month.

          (b) Principal. From time to time during the term of the Line of Credit, Borrower shall make principal payments in an amount sufficient that the outstanding principal balance of Advances under the Line of Credit shall not exceed the Borrowing Base. Commencing on the twenty-fifth (25th) day of the month following the Pre-Amortization Period, and continuing on the twenty-fifth (25th) day of each month thereafter, Borrower shall pay equal monthly installments of principal and interest in the amount calculated by Lender as sufficient to amortize the outstanding principal balance of Line of Credit over a period of sixty (60) months, with the final payment to be made on the Maturity Date. The final installment shall be sufficient to fully satisfy the remaining unpaid principal balance of the Line of Credit, together with all accrued and unpaid interest thereon and all fees and charges payable in connection therewith, and shall be due and payable on the Maturity Date.

          (c) Method of Payment. All payments of principal, interest and fees hereunder shall be made in immediately available funds to Lender at Lender's address set forth on the signature page hereof or at any other place specified in writing by Lender to Borrower, by Noon (Indianapolis time) on the date when due. Such amounts may be debited by Lender when due to the Collateral Account without further authority.

          (d) Banking Day. If any installment of principal and/or interest provided herein becomes due and payable on a date other than a Banking Day, the maturity of the installment of principal and/or interest shall be extended to the next succeeding Banking Day, and interest shall be payable during such extension of maturity.

          (e) Currency. All payments under this Agreement shall be made in U.S. Dollars.

     Section 2.4   Prepayment.

          (a) Voluntary Prepayment. Except as provided in Section 2.7(d) and subject to the other provisions of this Agreement, Borrower may prepay the outstanding principal amount of the Line of Credit at any time, and from time to time, in any multiple, without premium or penalty; provided, however, that during the Pre-Amortization Period, Borrower must maintain a minimum outstanding principal balance of Four Million Dollars ($4,000,000).


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

          (b) General. Unless otherwise specifically designated by Borrower or otherwise provided in the Loan Documents, all partial principal prepayments received shall be applied to the outstanding principal balance of Advances under the Line of Credit.

     Section 2.5 Option to Cancel. No later than the Closing Date, Borrower shall provide an Anticipated Draw Schedule for the full use of the Line of Credit. Lender retains the right to cancel the unused portion of the Line of Credit on or after March 19, 2005 if Borrower has not requested aggregate Advances totaling at least Five Million Dollars ($5,000,000).

     Section 2.6 Use of Proceeds. The proceeds of Advances under the Line of Credit shall be used (i) to refinance an existing senior credit facility, (ii) to make Permitted Acquisitions, (iii) to acquire equipment in the ordinary course to expand its business, which acquisitions are approved in writing by the Lender, (iv) to fund reasonable working capital needs associated with Permitted Acquisitions, such amounts to be approved in writing by the Lender, and (v) for such other purposes as may be approved in writing by the Lender.

     Section 2.7   Fees.

          (a) Loan Fee. Borrower shall pay Lender on the date hereof a non-refundable loan fee equal to Seventy-Five Thousand Dollars ($75,000). On the date that additional Participants sign participation agreements with Lender on terms acceptable to Borrower, Borrower will directly pay such Participants any incremental fees negotiated between Borrower and such Participants.

          (b) Non-Use Fee. Borrower shall pay to Lender (a) a non-use fee equal to one-fourth of one percent (.25%) per annum on the average daily unborrowed portion of the Line of Credit, and (b) a non-use fee equal to one-half of one percent (.50%) per annum on the average daily unborrowed portion of the Line of Credit with regard to the amount of any draw which does not occur within three (3) months of the date set forth in the Anticipated Draw Schedule. Such fees shall be due and payable monthly in arrears on the twenty-fifth (25th) day of each calendar month. Such non-use fee shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360) day year.

          (c) Service Fee. A monthly service fee equal to 1/12 times One Percent (1%) of the outstanding principal balance of the Line of Credit from the previous month. Such fees shall be due and payable monthly in arrears on the twenty-fifth (25th) day of each calendar month.

          (d) Prepayment Fee.In the event Borrower (i) elects to prepay the Line of Credit in full and otherwise voluntarily terminates this Credit
     Agreement, or (ii) the Line of Credit is terminated and Borrower is required to prepay the Line of Credit as a result of acceleration following a Default, Borrower shall pay to Lender, in addition to all other payments due as provided in this Credit Agreement, a prepayment fee equal to: (i) ten percent (10%) of the maximum Line of Credit if the termination occurs on or prior to the first anniversary of the Closing Date; (ii) eight percent (8%) of the maximum Line of Credit if the termination date occurs after the first anniversary, but on or before the second anniversary of the Closing Date; (iii) five percent (5%) of the maximum Line of Credit if the termination occurs after the second anniversary of the Closing Date, but on

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

     or before the third anniversary of the Closing Date; (iv) four percent (4%) of the maximum Line of Credit if the termination occurs after the third anniversary of the Closing Date, but on or before the fourth anniversary of the Closing Date; (v) three percent (3%) of the maximum Line of Credit if the termination occurs after the fourth anniversary of the Closing Date, but on or before the fifth anniversary of the Closing Date; (vi) two percent (2%) of the Line of Credit if the termination occurs after the fifth anniversary of the Closing Date, but on or before the sixth anniversary of the Closing Date; (vii) one percent (1%) of the maximum Line of Credit if the termination occurs after the sixth anniversary of the Closing Date. Notwithstanding the foregoing, prior to any increase in the Line of Credit above $5,000,000 during the PreAmortization Period, Borrower shall only pay a pre-payment fee on $4,000,000. Upon an increase in the Line of Credit above $5,000,000, Lender and Borrower shall negotiate an adjustment to the prepayment fee payable during the PreAmortization Period to reflect such increase. Such revision shall be implemented only by an amendment to this Agreement.

          (e) General. The compensation provided in this Section 2.7 shall be in consideration of the services of Lender in connection with the Line of Credit and shall be in addition to any other fee, charge, payment or expense required to be borne by Borrower under the Loan Documents.

     Section 2.8   Method of Advance.

          (a) Line of Credit. Borrower shall give Lender a written request for Advance signed by an authorized officer of Borrower and Parent of its intention to borrow under the Line of Credit by not later than noon (Indianapolis time) at least ten (10) Banking Days prior to the proposed borrowing date, which shall be a Banking Day, in order to allow Lender to conduct appropriate due diligence on the Borrowing Base. The initial Advance under the Line of Credit shall be in a minimum amount of Four
     Million Dollars ($4,000,000), and in integral multiples of Two Hundred Fifty Thousand Dollars ($250,000). Subsequent Advances under the Line of Credit made on any borrowing date shall be in minimum amounts of Two Hundred Fifth Thousand Dollars ($250,000) and in integral multiples of Two Hundred Fifty Thousand Dollars ($250,000). No Advance shall be made by Lender unless and until all conditions precedent to subsequent Advances set forth in Section 6.2 hereof have been met. Lender has no commitment to make Advances, even if the conditions precedent to subsequent Advances set forth in Section 6.2 have been met.

          (b) General. All Advances by Lender under the Line of Credit and payments by Borrower on the Line of Credit shall be recorded by Lender on its books and records, and the principal amount outstanding from time to time, plus interest and fees payable thereon, shall be determined from the books and records of Lender. The books and records of Lender shall be presumed prima facie correct as to such matters.

     Section 2.9   Taxes.

          (a) General. All payments by Borrower under this Agreement or the Credit Notes shall be made free and clear of, and without deduction or withholding for, any present or future income, stamp or other taxes, levies, duties, imposts, charges or fees or any related penalties, interest or other liabilities ("Taxes"). If any Taxes are required to be deducted or withheld from any amount payable to Lender under this Agreement or the

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                                     Page 13

     Credit Notes, Borrower shall pay additional amounts so that the amount received by Lender after the deduction of such Taxes (including Taxes on such additional amounts) equals the amount that Lender would have received if no Taxes had been deducted. Borrower shall pay to the appropriate taxing authority all Taxes required to be deducted or withheld. Within thirty (30) days after paying any such Taxes, Borrower shall deliver to Lender the original or a certified copy of the receipt for such payment. Borrower shall not be required to pay additional amounts to Lender on account of any Taxes, including, but not limited to, income taxes, imposed solely by reason of a present or past connection between Lender and the jurisdiction imposing such Taxes (except a connection arising solely from the execution, delivery, performance, enforcement of or the receipt of payments under this Agreement or the Credit Notes).

          (b) Tax Indemnity. Borrower shall indemnify Lender against any Taxes imposed on (and any related expenses reasonably incurred by) Lender on account of the execution, delivery, performance or enforcement of or the receipt of payments under this Agreement or the Credit Notes other than Taxes imposed solely by reason of the cause specified in the last sentence of Section 2.9(b) hereof. Borrower also shall pay and indemnify Lender against any stamp or other documentary, excise or property taxes or similar levies, imposts, or charges (or any related liability) arising from the execution, delivery, registration, performance or enforcement of this Agreement or the Credit Notes.

     Section 2.10 Changes in Capital Adequacy Regulations. If Lender or any Participant determines the amount of capital required or expected to be maintained by Lender or any Participant or any corporation controlling Lender or any Participant is increased as a result of a Change, then, within fifteen (15) days of demand by Lender, Borrower shall pay Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which Lender determines is attributable to this Agreement, the Line of Credit or its commitment to make Advances hereunder (after taking into account Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

ARTICLE 3.  SECURITY AND GUARANTY

  Section 3.1   Security. The Obligations shall be secured by the following:

          (a) the Security Agreement constituting a first priority security interest in the Collateral, other than Collateral subject to an Approved First Capital Lien; and

          (b) such other security interests as may be described in the Loan Documents.

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                                     Page 14

     Section 3.2 Guaranty. The Obligations shall be unconditionally guaranteed by each Guarantor pursuant to a Guaranty, which Guaranty shall be secured by (i) in the case of Parent, the Parent Security Agreement and the Parent Pledge Agreement, and (ii) in the case of other Guarantors, the Subsidiary Security Agreement. In addition, certain officers of Borrower and Parent shall provide a Validity Guaranty.

     Section 3.3 Collateral Account/Setoff. On the Closing Date, Borrower will be required to deposit $500,000 into the Collateral Account and maintain a minimum balance of $500,000 in the Collateral Account at all times. As provided in Section 2.3(c), Lender is authorized to withdraw the payment of all Obligations due hereunder from the Collateral Account. Upon the occurrence and during the continuance of a Default, Lender (and any such Participant of the Line of Credit) is authorized at any time and from time to time, without notice to Borrower, and shall have the right to setoff, appropriate and apply its own debt or liability to Borrower, or to any other Person liable for the Obligations, in whole or partial payment of any Obligation in such order or manner as Lender may reasonably determine, without any requirements of mutual maturity.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

     Borrower represents, covenants and warrants to Lender as follows:

     Section 4.1 Due Organization. Borrower is a corporation duly organized, validly existing and, if applicable, in good standing under and by virtue of the laws of its state of organization.

     Section 4.2 Due Qualification. Borrower is qualified, in good standing and authorized to do business as a foreign limited liability company in such other states or countries wherein the failure to so qualify would have a Material Adverse Effect.

     Section 4.3 Organization Power. Borrower possesses the requisite power to enter into the Loan Documents, to borrow thereunder, to execute and deliver the Loan Documents and to perform its respective obligations thereunder.

     Section 4.4 Organization Authority. Borrower has taken the necessary entity action to authorize the execution and delivery of the Loan Documents, as applicable, and the borrowings thereunder and the granting of the security interests therein, and except as set forth on Schedule 4.4 none of the provisions of the Loan Documents violate, breach, contravene, conflict with, or cause a default under any provision of the articles of organization or operating agreement of Borrower or any provision of any existing note, bond, mortgage, debenture, indenture, trust, license, lease, instrument, decree, order, judgment, or agreement (including, without limitation, any agreements with insurance carriers) to which Borrower is a party or by which it or its assets may be bound or affected.

     Section 4.5 Financial Statements. The Financial Statements of Borrower were prepared in accordance with GAAP consistent with prior years, unless specifically otherwise noted thereon, and fairly present the financial condition of Borrower as of the date thereof and the results of its operations for the period then ended, and no material adverse change in the financial condition of Borrower has occurred since the date of the Financial Statements. The Financial Statements of the Parent and its Subsidiaries were prepared in accordance with GAAP consistent with prior years, unless specifically otherwise noted thereon, and fairly present the

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                                     Page 15
financial condition of the Parent and its Subsidiaries as of the date thereof and the results of its operations for the period then ended, and no material adverse change in the financial condition of the Parent and its Subsidiaries has occurred since the date of the Financial Statements.

     Section 4.6 No Material Adverse Change. The information submitted by the Borrower to Lender discloses all known or anticipated material liabilities, direct or contingent, of the Combined Entity and their Subsidiaries as of the dates thereof, and, to the best knowledge of Borrower, since such dates, there has been no material adverse change in the Combined Entity's or their Subsidiaries' financial condition.

     Section 4.7 Binding Obligations. Each of the Loan Documents, when issued for value, will constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as the same may be limited by reorganization, bankruptcy, insolvency, moratorium or other laws affecting generally the enforcement of creditors' rights.

     Section 4.8 Lack of Encumbrances. The Collateral is not subject to any Lien, other than Permitted Encumbrances, and the security interests in favor of Lender under the Loan Documents will constitute first, senior and prior perfected security interests in the Collateral, and no financing statement or similar instrument which names Borrower or its Subsidiaries as debtor or relates to any of the Collateral, has been filed in any state or other jurisdiction and remains unreleased, and Borrower has not signed any financing statement or similar instrument or security agreement authorizing the secured party thereunder to file any such financing statement or similar instrument.

     Section 4.9 Indebtedness. Except as shown on the Financial Statements, except as set forth on Schedule 4.10 hereto, and except for trade debt incurred in the ordinary course of business since the date of the Financial Statements, Borrower has no outstanding Indebtedness.

     Section 4.10 Default. Borrower and/or, to Borrower's knowledge, each insurance carrier or any other applicable party is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contract or agreement to which the Combined Entity is a party, including, but not limited to, those contracts relating to the Eligible Insurance Commissions. There are no outstanding claims of breach or indemnification or notice of default or termination with respect to any such contracts or agreements.

     Section 4.11 Tax Returns. All tax returns or reports of Borrower or the Combined Entity required by law have been filed, and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those currently being contested in good faith and against which adequate reserves have been established) upon Borrower or its assets, properties or income, which are payable, have been paid.

     Section 4.12 Litigation. Except as set forth on any Schedule 4.13 hereto, no litigation or proceeding of any Governmental Authority or other Person is presently pending or threatened, nor has any claim been asserted, against Borrower or the Combined Entity which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     Section 4.13 ERISA. Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, and neither Borrower nor any ERISA

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                                     Page 16

Affiliate has incurred any liability to the PBGC. Neither a "reportable event", nor a "prohibited transaction", has occurred under, nor has there occurred any complete or partial withdrawal from, nor has there occurred any other event which would constitute grounds for termination of or the appointment of a trustee to administer any "employee benefit plan" (including any "multi-employer plan") maintained for employees of Borrower or any ERISA Affiliate, all within the meanings ascribed by ERISA.

     Section 4.14 Full Disclosure. No information, exhibit, memorandum, or report (excluding estimated future operating results) furnished by Borrower to Lender in connection with the negotiation of the Line of Credit contains any material misstatement of fact, or omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made, and all estimated future operating results, if furnished, were prepared on the basis of assumptions, data, information, tests or other conditions believed to be valid or accurate or to exist at the time such estimates were prepared and furnished. To Borrower's knowledge, there presently exists no fact or circumstance relative to Borrower or the Combined Entity, whether or not disclosed, which is presently anticipated to have a Material Adverse Effect.

     Section 4.15 Contracts of Surety. Except for the endorsements of Borrower of negotiable instruments for deposit or collection in the ordinary course of business, Borrower is not a party to any contract of guaranty or surety.

     Section 4.16 Licenses. Borrower and the Combined Entity possess such franchises, licenses, permits, patents, copyrights, trademarks, and consents of appropriate Governmental Authorities to own their respective property (including the assets acquired pursuant to the Acquisition) and as are necessary to carry on their respective businesses.

       Section 4.17 Compliance with Law. Borrower and the Combined Entity are in compliance with and conformity with all laws, ordinances, rules, regulations and all other legal requirements applicable to their respective businesses and assets, the violation of which would have a material effect on their respective businesses or financial condition. Neither Borrower nor the Combined Entity has received nor does it have a reasonable basis to expect any order or notice of violation or claim of violation of any law, ordinance, rules or regulation. The properties on which Borrower or the Combined Entity is conducting its business are properly zoned for the activities conducted or to be conducted thereon, and all required variances have been obtained, and are in full force and effect with no notice or threat of invalidity, expiration or lapse of any kind.

     Section 4.18 Force Majeure. Neither the business nor the properties of Borrower or the Combined Entity are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that could reasonably be expected to have a Material Adverse Effect.

     Section 4.19 Margin Stock. Neither Borrower nor the Combined Entity is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Line of Credit will be used, either directly or indirectly, for the purpose, whether immediate, incidental or remote, of purchasing or carrying any margin stock or of extending credit to others for the purpose of purchasing or carrying any margin stock, and Borrower shall furnish to Lender, upon its request, a statement in conformity with the

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                                     Page 17
requirements of Federal Reserve Board Form U-1 referred to in Regulation U. Further, no part of the proceeds of the Line of Credit will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulations T, U or X of the Board of Governors.

     Section 4.20 Approvals. No authorization, consent, approval or any form of exemption of any Governmental Authority is required in connection with the execution and delivery by Borrower of the Loan Documents, the borrowings and performance by Borrower thereunder or the issuance of the Credit Notes.

     Section 4.21 Insolvency. Borrower is not "insolvent" within the meaning of that term as defined in the Federal Bankruptcy Code and is able to pay its debts as they mature.

     Section 4.22 Regulation. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or an "affiliate of a holding company" or a "subsidiary of a holding company" within the meanings of the Public Utility Holding Company Act of 1935, as amended.

     Section 4.23 Environmental Matters. Borrower has no reason to believe and has not received any notice to the effect that its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials. Except as disclosed in writing to Lender as of the date of this Agreement, to the best of Borrower's knowledge after due inquiry (provided that clause (e) below is not subject to any such knowledge qualification except as specifically provided in clause (e)):

          (a) All facilities and Property (including underlying groundwater) owned, leased or operated by Borrower and its Subsidiaries have been, and continue to be, owned, leased or operated by Borrower in compliance with all applicable Environmental Laws, noncompliance with which could not, singly or, in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

          (b) There have been no past unresolved, and there are no pending or threatened,

               (i) claims, complaints, notices or inquiries, to, or requests for information received by, Borrower with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect, or

               (ii) claims, complaints, notices or inquiries to, or requests for information received by, Borrower regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or Property by Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

          (c) There have been no releases of Hazardous Materials, at, on or under any Property now or previously owned or leased by Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (d) Borrower has been issued and is in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters

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                                     Page 18
     and necessary for its business, the noncompliance with which could not, singly or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

          (e) No Property now or previously owned, leased or operated by Borrower is listed or, to the best knowledge of Borrower, proposed for listing on the National Priorities List pursuant to CERCLA (or any similar Environmental Law) or on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up, to the extent that any such listing, singly or in the aggregate, may have, or may reasonably be expected to have, a Material Adverse Effect;

          (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned, leased or operated by a Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (g) Borrower has not directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which is listed or proposed for listing on the National Priorities List pursuant to CERCLA (or any similar Environmental Law) or on the CERCLIS or on any federal or state list, to the extent that any such listing, singly or in the aggregate, may have, or may reasonably be expected to have, a Material Adverse Effect, or (ii) which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Borrower for any remedial work, damage to natural resources or personal injury, including claims under any Environmental Law, to the extent that such claims, singly or in the aggregate, may have, or may reasonably be expected to have, a Material Adverse Effect;

          (h) There are no polychlorinated biphenyl, radioactive materials or friable asbestos present at any Property now or previously owned or leased by Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

          (i) No condition exists at, on or under any Property now or previously owned or leased by Borrower which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may reasonably be expected to have, a Material Adverse Effect.

     Section 4.24 Conditions Precedent. Each item furnished to Lender pursuant to Section 6.1 hereof is a true and correct copy thereof, has not been modified or amended and is in full force and effect on the date hereof.

     Section 4.25 General. All statements contained in any certificate or financial statement delivered by or on behalf of Borrower to Lender under any Loan Document shall constitute representations and warranties made by Borrower hereunder.

ARTICLE 5.  COVENANTS

     Section 5.1 Negative Covenants. Until the Obligations shall have been fully and finally paid and performed, and so long as any commitment of Lender is outstanding, without the prior written consent of Lender, Borrower shall not:

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                                     Page 19

          (a) Further Encumber. Except for the Permitted Encumbrances, create or suffer to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired.

          (b) Merge, Etc. Not merge, consolidate, or otherwise combine with or into any other entity, sell all or substantially all its assets or its business, or make loans to or investments in others without prior approval of Lender.

          (c) Change Name or Place of Business. Not change its name or do business under any trade names except as previously disclosed in writing to Lender, or change the location of its principal office.

          (d) Commission Advances. Not request or receive any funds from any insurance carrier representing an advance on any commission relating to any insurance policy.

          (e) Post-Default Payments. Upon the occurrence and during the continuance of a Default, pay to or compensate any officer, director or employee, or any member of such person's family, any additional cash compensation in the form of a bonus, stock options or other similar incentive compensation, and shall suspend any then existing bonus and incentive compensation payment structure, until such time as all amounts then due and owing Lender have been satisfied.

          (f) Additional Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except (i) Indebtedness represented by the Credit Notes,
     (ii) other Indebtedness to Lender, (iii) Approved First Capital Indebtedness, (iv) Approved Seller Indebtedness, (v) Subordinated Debt by Borrower, or (iv) Indebtedness existing as of the Closing Date and secured by the Liens set forth on Schedule 1 hereto.

          (g) Guaranties. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other Person.

          (h) Business. Make any material change in the nature of the business that Borrower or the Combined Entity currently conducts or change its name or the location of its chief executive office or the location of the office where records are kept.

          (i) Dividends. Declare or pay any cash or property distributions or dividends to shareholders other than distributions for the purpose of paying income tax liability arising out of the business of Borrower.

          (j) Capital Stock. Directly or indirectly redeem or acquire any of its own capital stock, or any options, warrants or any securities in respect of its capital stock.

          (k) Capital Expenditures. At any time permit the capital expenditures for any fiscal year to be greater than $100,000.

          (l) Ownership Interests. Transfer ownership interests in Borrower on its books and records.

          (m) Manuals. Materially change the policy and procedures manual(s), which were reviewed and approved by Lender (the "Manuals").

          (n) Charge-Off Policy. Revoke or modify the Charge-Off Policy.

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                                     Page 20

          (o)   Acquisitions.   Make  any  Acquisitions   other  than  Permitted
     Acquisitions.

     Section 5.2 Affirmative Covenants. Until the Obligations shall have been fully and finally paid and performed, and so long as any commitment of Lender is outstanding, unless expressly waived in writing by Lender, Borrower shall:

          (a) Financial Reporting. Furnish or caused to be furnished to Lender:

               (i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, financial statements of the Borrower and the consolidated financial statements of the Parent audited by independent certified public accountants acceptable to Lender, including a balance sheet, statement of income and retained earnings and a statement of cash flows, with accompanying notes to financial statements, all prepared in accordance with GAAP (with all amounts denominated in Dollars), on a basis consistent with prior years unless specifically noted thereon, accompanied by the unqualified report of such auditors thereon, and further accompanied by the certificate of the chief financial officers of Borrower and the Parent that there exists no Default or Unmatured Default under the Loan Documents, or if any Default or Unmatured Default exists, stating the nature and status thereof;

               (ii) As soon as possible, but in any event within fifteen (15) days after the end of each month, (i) similar financial statements of the Borrower and the consolidated financial statements of the Parent as of the end of such month and the results of its operations for the portion of the fiscal year then elapsed, prepared and signed by the chief executive officer or chief financial officer of Borrower and Parent, all prepared in accordance with GAAP (with all amounts denominated in Dollars), on a basis consistent with prior periods, unless specifically otherwise noted thereon, and accompanied by the certificate of the chief executive officer or chief financial officer of Borrower and Parent that there exists no Default or Unmatured Default under the Loan Documents or if any Default or Unmatured Default exists, stating the nature and status thereof, and (ii) a report of the amount of total Eligible Insurance Commissions received by the Combined Entity in such month, broken down to show the amount received from each insurance company;

               (iii) as soon as possible, but in any event within three (3) days after Borrower becomes aware thereof, a written statement signed by the chief executive or chief financial officer of Borrower as to the occurrence of any Default or Unmatured Default stating the specific nature thereof, Borrower's intended action to cure the same and the time period in which such cure is to occur;

               (iv) as soon as possible, but in any event within twenty (20) days after the commencement thereof, a written statement describing any litigation instituted by or against Borrower or the Parent, or any Affiliate which, if adversely determined, may have a Material Adverse Effect;

               (v) within fifteen (15) days after the end of each fiscal quarter, a Compliance Certificate, in form and substance acceptable to Lender, showing

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                                     Page 21
          compliance with the Borrowing Base and the financial covenants set forth in Section 5 hereof;

               (vi) as soon as possible, but in any event within twenty (20) days after Borrower becomes aware thereof, a written statement describing any reportable event or prohibited transaction which has occurred with respect to any employee benefit plan and the action which Borrower or the Combined Entity proposes to take with respect thereto;

               (vii) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly, or other regular reports which Borrower or the Parent files with any securities commission or other governmental authority;

               (viii) as soon as practicable, but any event within twenty (20) days after receipt by Borrower or the Parent, a copy of any notice, compliant, Lien, inquiry or claim (i) to the effect that Borrower or the Combined Entity is or may be liable to any Person as a result of the release by Borrower or the Combined Entity, or any other Person of any Hazardous Substance into the environment, or (ii) alleging any violation of any Environmental Law by Borrower or the Combined Entity, which, in either case, could reasonably be expect to have a Material Adverse Effect;

               (ix) Borrower will promptly notify Lender upon the occurrence of any of the following: (i) the receipt by Borrower of any oral or written notice of any default, event of default, or breach purportedly committed by it under any of the contracts pursuant to which the Eligible Insurance Commissions are paid; (ii) the receipt by Borrower of any oral or written notice by an insurance carrier of its intention to cancel, terminate, or not renew any of the contracts pursuant to which the Eligible Insurance Commissions are paid; (iii) the lapse of any of the contracts pursuant to which the Eligible Insurance Commissions are paid; or (iv) the downgrade by AM Best of the rating of any insurance company from whom Eligible Insurance Commissions are received;

               (x) such other information as Lender may from time to time reasonably request.

          (b) Good Standing. Maintain its corporate existence and right to do business in its state or country of organization and in such other jurisdictions wherein non-qualification could have a Material Adverse Effect.

          (c) Taxes, Etc. Pay and discharge all taxes, assessments, judgments, orders, and governmental charges or levies imposed upon it or on its income or profits or upon its property prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, may become a Lien or charge upon its Property, provided that Borrower shall not be required to pay any tax, assessment, charge, judgment, order, levy or claim, if such payment is being contested diligently, in good faith, and by appropriate proceedings which will prevent foreclosure or levy upon its Property and adequate reserves against such liability have been established.


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                                     Page 22

(d) Insurance. Maintain adequate insurance as is customarily maintained by similar businesses and otherwise as may be required by the Security Agreement with a provision for thirty (30) days prior notice to Lender of any cancellation and stipulating Lender as mortgagee and payee, provide a detailed list of such insurance to Lender upon request, and within thirty (30) days of written notice from Lender, obtain such additional insurance as may be reasonably requested.

          (e) Books and Records. Keep proper books of account in which full, true and correct entries will be made of all dealings and transactions of and in relation to the business and affairs of Borrower and, at all reasonable times, and as often as Lender may request, permit authorized representatives of Lender to (a) have access to the premises and Properties of Borrower and to the records relating to the operations of Borrower; (b) make copies of or excerpts from such records; (c) discuss the affairs, finances and accounts of Borrower with and be advised as to the same by the chief executive and financial officers of Borrower; and (d) audit and inspect such books, records, accounts, memoranda and correspondence at all reasonable times, to make such abstracts and copies thereof as Lender may deem necessary, and to furnish copies of all such information to any proposed purchaser of or participant in the Line of Credit; provided that Lender shall take all reasonable actions required to comply with any privacy or similar laws which Borrower has advised Lender are applicable to it.

          (f) Reports. File, as appropriate, on a timely basis, annual reports, operating records and any other reports or filings required to be made with any governmental authority.

          (g) Licenses. Maintain in full force and effect all material operating permits, licenses, franchises, and rights used by it in the ordinary course of business.

          (h) Notice of Material Adverse Effect. Give prompt notice in writing to Lender of the occurrence of any development, financial or otherwise, including pending or threatened litigation, which might have a Material
     Adverse Effect upon Borrower's or the Combined Entity's financial condition, future commissions from insurance carriers, business or future prospects.

          (i) Compliance with Law. Comply with all material laws, ordinances, rules, regulations and other legal requirements applicable to it, including, without limitation, all Environmental Laws and ERISA, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect.

          (j) Trade Accounts. Pay all trade accounts in accordance with standard industry practices.

          (k) Use of Proceeds. Use the proceeds of the Line of Credit solely for the purposes herein described.

          (l) Loan Payments. Duly and punctually pay or cause to be paid principal and interest on the Line of Credit in lawful money of the United States at the time and places and in the manner specified herein according to the stated terms and the true intent and meaning hereof.

          (m) Environmental Matters. (i) Use, operate and maintain all of its Properties in material compliance with all applicable Environmental Laws, keep or

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                                     Page 23
     acquire all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Substances in material compliance with all applicable Environmental Laws, (ii) within ninety (90) days after filing thereof, have dismissed with prejudice any actions or proceedings against Borrower relating to compliance with Environmental Laws which could in the reasonable opinion of Lender have a Material Adverse Effect, and (iii) diligently pursue cure of any material underlying environmental problem which forms the basis of any claim, complaint,  notice,  Lien,  inquiry,  proceeding  or action  referred to in
     Section 5.2(a)(viii) hereof. If Borrower is notified of any event described in Section 5.2(a)(viii) hereof, Borrower shall, upon the request of Lender, establish appropriate reserves against such potential liabilities and engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of Borrower with respect thereto, and Lender shall be provided with a copy of any report prepared by such firm or by any governmental authority as to such matters as soon as any such report becomes available to Borrower. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of Lender, which approval shall not be unreasonably withheld or delayed.

          (n) Servicing. Service all insurance policies and the insurance carriers in the ordinary course of its business and in a manner necessary to preserve the insurance commissions owed to the Combined Entity. The
     Combined Entity shall not solicit or encourage the termination, non-renewal, cancellation or lapse of any insurance policy or other agreement pursuant to which insurance commissions are paid.

          (o) Electronic Commission Statements. With respect to any electronic commission statements furnished by any insurance carrier, Borrower shall grant Lender direct access to any such electronic commission statements and, in connection therewith, shall furnish to Lender any passwords and/or other information necessary to obtain such access. If electronic commission information is not available from the carrier, then Borrower shall furnish Lender such financial information, including original (manual) commission statements and/or electronic commission statements relating to the insurance commissions, as made available by insurance carrier from time to time.

          (p) Financial Condition. Maintain its financial condition and management (including, without limitation, insurance agents) of such skill and experience as is currently in place and necessary to support fully its business.

          (q) Insurance Certificates. Cause to be provided, upon reasonable notice and request of Lender, certificates of good standing issued by the department of insurance or other applicable governmental or regulatory bodies with respect to Borrower or the Combined Entity and applicable insurance carriers.

          (r) Addition of Guarantors; Addition of Pledged Capital Stock and other Collateral. Borrower shall cause each Subsidiary that is a Subsidiary as of the date of this Agreement or at any time thereafter, to deliver to Lender an executed Guaranty and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to Lender, such Guaranty and other documentation to be delivered to Lender as promptly as possible but in any event within thirty (30) days of

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                                     Page 24
     determination that a Subsidiary needs to be added as a Guarantor. Simultaneously with any Subsidiary becoming a Guarantor, Borrower shall also cause such Subsidiary to (i) execute and deliver a Subsidiary Security Agreement (and deliver the other documents required thereby, including, without limitation, restricted account agreements), if applicable, and such other collateral documents as Lender may require its sole and reasonable discretion; and (ii) deliver such other documentation as Lender may reasonably require in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of Lender's liens thereunder) and other items of the types required to be delivered by Borrower and its Subsidiaries pursuant to Section 6.1 as of the Closing Date, all in form, content and scope reasonably satisfactory to Lender.

          (s) Acquisition. Provide the Lender with all information it reasonably requests in connection with any proposed Acquisition.

          (t) Contingent Guaranty. Require at all times that the President, Chief Operating Officer and, upon the return of the current Chief Financial Officer from her maternity leave or the hiring of a new Chief Financial Officer, Chief Financial Officer of Parent and the President of the Borrower have signed a Validity Guaranty.

          (u) Litigation Reserve. Maintain the cash reserve set aside with regard to the Bonfiglio judgment until such judgment is overturned or dismissed by a court of competent jurisdiction (and all appeals have ended).

          (v) Review Report. Provide Lender by March 31, 2004 a copy of the SAS 70 review report to be issued by KPMG which report shall be satisfactory to Lender.

          (w) Deposit Account Control Agreements. Provide Lender by March 31, 2004 with signed Deposit Account Control Agreements for all accounts of the Combined Entity at the Royal Bank of Canada which are satisfactory to Lender.

Section 5.3   Financial Covenants.

          (a) Minimum Interest Coverage Ratio. Commencing as of September 1, 2004 and as of the last day of each fiscal quarter end thereafter, maintain a Minimum Interest Coverage Ratio of the Parent and its Subsidiaries of not less than:

               (i) 1.5 to 1 for the period commencing with the fiscal quarter ending September 30, 2004 through the fiscal quarter ending December 31, 2005;

               (ii) 2.0 to 1 for the period commencing with the fiscal quarter ending March 31, 2006 through the fiscal quarter ending December 31, 2006;

               (iii) 2.25 to 1 for the period commencing with the fiscal quarter ending March 31, 2007 through the fiscal quarter ending December 31, 2007; and

               (iv) 2.5 to 1 for each fiscal quarter ending thereafter until the Maturity Date.

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                                     Page 25

          (b) Tangible Net Worth. Maintain the Tangible Net Worth of the Parent and its Subsidiaries at not less than as of Three Million Three Hundred Thousand Dollars ($3,300,000.00), and in an amount increasing cumulatively as of each fiscal year end thereafter by an amount equal to Fifty Percent (50%) of Borrower's net after-tax income (without reduction for any net losses) for such fiscal year.

          (c) Maximum Total Liabilities to Tangible Net Worth. Maintain the ratio of Total Liabilities to Tangible Net Worth of the Parent and its Subsidiaries at (i) 10.0 to 1.00 or lower as of the Closing Date and for the period commencing with the fiscal quarter ending December 31, 2004 through the fiscal quarter ending March 31, 2005, and (ii) 8.0 to 1.00 or lower as of the last day of each fiscal quarter ending thereafter.

          (d) Net Worth. Maintain the Net Worth of Borrower at not less than Three Million Dollars ($3,000,000.00) at all times.

ARTICLE 6.  PRECEDENT

     Section 6.1 Conditions to Initial Advance. The obligation of Lender to make the initial Advance under the Line of Credit is subject to satisfaction of each of the following conditions precedent:

          (a) Authorization. Lender shall have received and approved, certified copies of Borrower's articles of incorporation and by-laws, all as amended, accompanied by a recent certificate of good standing issued by the appropriate official of its place of organization and certificates of good standing from those states in which Borrower owns property or maintains an office and a certified copy of resolutions adopted by Borrower's Members authorizing the Line of Credit and specifying the names and capacities of those persons authorized to execute and deliver the Loan Documents.

          (b) Insurance. Borrower shall have furnished to Lender evidence of the insurance required by this Agreement.

          (c) Loan Documents. Each of the Loan Documents, in the form prescribed by Lender, shall have been executed and delivered by Borrower and each Guarantor to Lender, and the other loan documents and guaranties required by this Agreement, in the form prescribed by Lender, shall have been executed and delivered by the appropriate parties thereto.

          (d) Borrowing Base Certificate. Borrower shall have furnished to Lender a Borrowing Base Certificate current as of the Closing Date in a form acceptable to Lender.

          (e) Anticipated Draw Schedule. Borrower shall have furnished to Lender an Anticipated Draw Schedule in a form acceptable to Lender.

          (f) Commission Payments. Evidence satisfactory to Lender in its sole discretion of the direction by the Combined Entity that insurance companies remit all insurance commissions payable to the Combined Entity to accounts subject to a Deposit Account Control Agreements shall have been delivered by Borrower to Lender.

          (g) Incumbency. Lender shall have received an Incumbency Certificate, executed by the Secretary or Assistant Secretary of Borrower which shall identify the name and title and bear the signature of the officers of Borrower authorized to sign the

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                                     Page 26

     Loan Documents, and Lender shall be entitled to rely upon such certificate until informed of any change in writing by Borrower.

          (h) Legal Matters. All legal matters incident to the Loan Documents and the making of Advances shall be reasonably satisfactory to Lender and its counsel.

          (i) Opinions of Counsel. Lender shall have received the favorable written opinion(s) of counsel to Borrower and each Guarantor, dated of even date herewith, as to those matters which Lender may reasonably require.

          (j) Searches. Lender shall have received satisfactory return after search in accordance with the Uniform Commercial Code and the Personal Property Security Act (Alberta) in such governmental offices as Lender shall have deemed appropriate.

          (k) Fees. Borrower shall have reimbursed Lender for all reasonable legal fees, appraisal fees, investment banking fees and other reasonable out-of-pocket expenses of Lender in connection with the Line of Credit.

          (l) Regulation U. Lender shall have received such certificates and other documents as it shall have deemed reasonably appropriate as to compliance with Regulations U, T and X of the Board of Governors of the Federal Reserve System.

          (m) No Default. As of the date hereof, and after giving effect to the initial funding of the Line of Credit, there shall not exist a Default or Unmatured Default, and Lender shall have received evidence satisfactory to Lender that the transactions contemplated by this Agreement do not create a default under any agreement to which Borrower is a party.

          (n) Consents. All consents necessary for the secured financing transaction contemplated by this Agreement pursuant to the Loan Documents shall have been obtained.

          (o) Due Diligence. Lender shall have completed its business due diligence, including, but not limited to an actuarial study, and the findings therefrom are acceptable to Lender.

          (p)  Additional  Documentation.  Lender shall have received such other
     documents,   instruments,   financing  statements,  waivers,  certificates,
     reaffirmations, consents and opinions as it may request.

     Section 6.2 Conditions to Subsequent Advances. Prior to each subsequent Advance under the Line of Credit or subsequent Advances under the Line of
Credit:

          (a) No Default. No Default or Unmatured Default shall have occurred and be continuing.

          (b) Representations and Warranties. Each representation and warranty contained in Section 4 shall be true and correct as of the date of such Advance, except to the extent any such representation or warranty relates solely to an earlier date and except changes reflecting transactions permitted by this Agreement.

          (c) Additional Credit Notes. Borrower shall have executed such Additional Credit Notes as required by Lender.

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                                     Page 27

          (d) Borrowing Base Certificate. Borrower shall have furnished to Lender a Borrowing Base Certificate current as of the date of the request for subsequent Advance in a form acceptable to Lender.

          (e) Solvency Certificate. Borrower shall have furnished to Lender a Solvency Certificate current as of the date of the request for subsequent Advance in a form acceptable to Lender.

          (f) Commission Payments. Evidence satisfactory to Lender in its sole discretion of the direction by the Combined Entity that insurance companies remit all insurance commissions payable to the Combined Entity to accounts subject to a Deposit Account Control Agreements shall have been delivered by Borrower to Lender.

          (g) Legal Matters. All legal matters incident to the making of such Advance shall be reasonably satisfactory to Lender and its counsel.

          (h) Expenses. Borrower shall have reimbursed Lender for all reasonable legal fees and other reasonable expenses incurred by Lender in connection with the Line of Credit in accordance with Section 9.8 hereof.

          (i)  Additional  Documentation.  Lender shall have received such other
     documents,   instruments,   financing  statements,  waivers,  certificates,
     reaffirmations, consents and opinions as it may request.

     Section 6.3 General. Each request for an Advance shall constitute a representation and warranty by Borrower that the applicable conditions contained in this Section 6 have been satisfied.

ARTICLE 7.  DEFAULT

     The occurrence of any of the following events shall be deemed a Default hereunder:

          (a) any representation or warranty made by or on behalf of Borrower or any Affiliate to Lender under or in connection with any Loan Document shall be false in any material respect as of the date on which made;

          (b) Borrower fails to make any payment of principal of or interest on the Line of Credit or any fee or other payment Obligation in connection with the Line of Credit when due and such failure continues uncured for a period of seven (7) calendar days after such due date;

          (c) the breach of any of the covenants contained in Article 5 hereof;

          (d) the breach of any other terms or provisions of the Loan Documents (other than a breach which constitutes a Default under Section 7.1(a), (b) or (c) above) not cured within thirty (30) days after written notice from Lender to Borrower specifying such breach;

          (e) the failure of Borrower or any Guarantor to pay other Indebtedness with an aggregate outstanding principal amount of $25,000.00 or more ("Cross Default Indebtedness") when due or within any applicable grace or cure period; or the breach by Borrower or any Guarantor of any term, provision or condition contained in any agreement under which any such Cross Default Indebtedness was created or is governed,

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                                     Page 28
     which constitutes a default thereunder, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity, or any Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof;

          (f) Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv)
     apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) suspend operations as presently conducted or discontinue doing business as an ongoing concern;

          (g) without the application, approval or consent of Borrower or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Guarantor or any substantial part of its Property, or a proceeding described in item (f) above shall be instituted against Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days;

          (h) any Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the Property of Borrower or any Guarantor;

          (i) Borrower or any Guarantor shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000 which is not stayed on appeal or otherwise appropriately contested in good faith, or any attachment, levy or garnishment is issued against any Property of Borrower or any Guarantor;

          (j) if Parent fails to continue to own one hundred percent (100%) of each class or type of the outstanding shares in Borrower;

          (k) there occurs a "reportable event" or a "prohibited transaction" under, or any complete or partial withdrawal from, or any other event which would constitute grounds for termination of or the appointment of a trustee to administer, any "plan" maintained by Borrower or any ERISA Affiliate for the benefit of its "employees" (as such terms are defined in ERISA) which will have a Material Adverse Effect;

          (l) any Loan Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby (except as permitted by the terms of any Loan Document), or any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert

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                                     Page 29
     the invalidity or unenforceability of, or the security interest created under, any Loan Document;

          (m) a Guaranty or any material provision thereof shall cease to be in full force or effect, or any Guarantor fails to promptly perform under its Guaranty, or any Guarantor terminates or revokes or attempts to terminate or revoke its Guaranty; or the breach by any Guarantor of any other term or provision of any Loan Document to which it is a party not cured within thirty (30) days after written notice from Lender;

          (n) failure of Borrower to maintain a minimum balance of $500,000 in the Collateral Account;

          (o) any material adverse change in Borrower's or any Guarantor's business or financial condition, as determined by Lender in its good faith discretion; or

          (p) termination by any bank of a Deposit Account Control Agreement without the consent of the Lender.

ARTICLE 8.  REMEDY

     Section 8.1 Acceleration. If any Default described in Section 7 item (f) or (g) occurs, the Line of Credit and the commitment of Lender to make Advances under the Line of Credit shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of Lender. If any other Default occurs, Lender may terminate the Line of Credit and declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

     Section 8.2  Remedy.  Upon   the  occurrence  of  a  Default,   Lender  may
immediately proceed to exercise all remedies available to it under the Loan Documents or otherwise under applicable law. No right or remedy conferred upon or reserved to Lender under the Loan Documents is intended to be exclusive of any other available remedy or right, but each and every remedy shall be cumulative and concurrent and shall be in addition to every other remedy now or hereafter existing at law or in equity. No single or partial exercise of any power or right shall preclude any further or other exercise of any power or right.

     Section 8.3 Preservation of Rights. No delay or omission of Lender to exercise any power or right under the Loan Documents shall impair such power or right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any power or right shall not preclude other or further exercise thereof or the exercise of any other power or right. No Advance hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall a waiver of such condition in any one instance have the effect of precluding Lender from thereafter declaring such inability to be a Default hereunder. No course of dealing shall be binding upon Lender.

ARTICLE 9.  GENERAL PROVISIONS

     Section 9.1 Benefit of Agreement; Participation. Lender will accept the Credit Notes as evidence of loans made in the ordinary course of its lending business. The terms and provisions of this Agreement, the Credit Notes and the other Loan Documents shall be binding

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                                     Page 30
upon and inure to the benefit of Borrower and Lender and their respective successors and assigns of their entire interests, except that Borrower shall not have the right to assign this Agreement. Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in the Line of Credit owing to Lender, any Credit Note held by Lender or any other interest of Lender under the Loan Documents on a pro rata or non-pro rata basis. In the event of any such sale by Lender of participating interests to a
Participant, Lender's obligations under the Loan Documents shall remain unchanged, Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, Lender shall remain the holder of any such Credit Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if Lender had not sold such participating interests, and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under the Loan Documents.

     Section 9.2 Survival of Representations. All representations, warranties and agreements of Borrower contained in the Loan Documents shall survive delivery of the Credit Notes and the making of the Line of Credit.

     Section 9.3 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     Section 9.4 Conflict. This Agreement and the other Loan Documents shall be interpreted, wherever possible, in a manner consistent with one another, but in the event of any irreconcilable inconsistency, this Agreement shall control.

     Section 9.5 Choice of Law. The Loan Documents (other than those containing a contrary express choice of law provision) and the rights and obligations of the parties thereunder and hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of Indiana, notwithstanding the fact that Indiana conflict of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. Borrower hereby consents to the jurisdiction of any state or federal court located within Marion County, Indiana. All service of process may be made by messenger, certified mail, return receipt requested or by registered mail directed to Borrower at the address indicated aside its signature to this Agreement, and Borrower otherwise waives personal service of any and all process made upon Borrower. Borrower waives any objection which Borrower may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or forum non conveniens. Nothing contained in this Section shall affect the right of Lender to serve legal process in any other manner permitted by law or to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

     Section 9.6 Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

     Section 9.7 Entire Agreement. The Loan Documents embody the entire agreement and understanding between Borrower and Lender and supersede all prior agreements and understandings between Borrower and Lender relating to the subject matter thereof.

--------------------------------------------------------------------------------
                                     Page 31

     Section 9.8 Expenses. Borrower shall reimburse Lender for any and all reasonable costs, charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for Lender), paid or incurred by Lender in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and enforcement of the Line of Credit and/or the Loan Documents and in connection with the conduct by Lender's internal auditors of periodic field (twice annually) and servicing audits of Borrower. Lender may pay or deduct from the loan proceeds any of such expenses, and any proceeds so applied shall be deemed to be Advances under this Agreement evidenced by the Credit Notes and secured by the Loan Documents, and shall bear interest at the rate of interest provided in the Credit Notes.

     Section 9.9 Indemnification. Borrower agrees to indemnify Lender, and its successors and assigns (including any purchaser of a participation in the Line of Credit), and their directors, officers and employees, against all losses, claims, costs, damages, liabilities and expenses, including, without limitation, all expenses of litigation or preparation therefor (a "Loss"), which they may pay or incur in connection with or arising out of the direct or indirect application of the proceeds of the Line of Credit hereunder; provided, however, that no indemnification shall be required if it has been determined by a court of competent jurisdiction that such Loss was caused by the gross negligence or willful misconduct of Lender. The indemnity set forth herein shall be in addition to any other Obligations of Borrower to Lender hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the obligation of Lender to make the Line of Credit and the payment of all Obligations.

     Section 9.10 Confidentiality. Lender agrees to treat all information received by it in connection with the Loan Documents (except such information which is generally available or has been made available to the public) as confidential, provided, however, that nothing in this Section 9.10 shall prohibit Lender from, or subject Lender to liability for, disclosing any such information to any Governmental Authority to whose jurisdiction Lender is subject, and provided further that Lender may provide such information to proposed purchasers of or participants in the Line of Credit from time to time.

     Section 9.11 Giving Notice. Any notice required or permitted to be given under this Agreement may be, and shall be deemed effective if made in writing and delivered to the recipient's address, telex number or facsimile number addressed to Borrower or Lender at the addresses indicated aside their signatures to this Agreement by any of the following means: (a) hand delivery,
(b) United States first class mail, postage prepaid, (c) registered or certified mail, postage prepaid, with return receipt requested, (d) by a reputable rapid delivery service, or (e) by telegraph or telex when delivered to the appropriate office for transmission, charges prepaid, with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this Section shall be deemed given upon receipt if delivered by hand or wire transmission, three (3) Banking Days after mailing if mailed by first class, registered or certified mail, or one (1) Banking Day after deposit with an overnight courier service if delivered by overnight courier. Borrower and Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

     Section 9.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower and Lender.

--------------------------------------------------------------------------------
                                     Page 32

     Section 9.13 Incorporation by Reference. All Exhibits hereto are incorporated herein by this reference. Each of the other Loan Documents shall be made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth therein, and this Agreement is made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in the other Loan Documents to the same extent and effect as if fully set forth therein. The provisions of this Agreement, including, without limitation, provisions relating to maintenance of insurance, are in addition to, and not a limitation upon, the requirements of any other Loan Document or any subordination agreement.

     Section 9.14 Time of Essence. Time is of the essence under the Loan Documents.

     Section 9.15 No Joint Venture. Notwithstanding anything to the contrary herein contained or implied, Lender, by this Agreement, or by any action pursuant hereto, shall not be deemed to be a partner of, or a joint venturer with, Borrower, and Borrower hereby indemnifies and agrees to defend and hold Lender harmless, including the payment of reasonable attorneys' fees, from any Loss resulting from any judicial construction of the parties' relationship as such.

     Section 9.16 Relationship of Parties; Waiver of Consequential Damages. The relationship between Borrower and Lender shall be solely that of borrower and lender. Lender shall not have any fiduciary responsibilities to Borrower. Lender undertakes no responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations. Lender shall not have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special or consequential damages suffered by it in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     Section 9.17 Severability. In the event any provision of this Agreement or any of the Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not affect the validity, enforceability or legality of the remaining provisions hereof or thereof, all of which shall continue unaffected and unimpaired thereby.

     Section 9.18 Gender. As used herein, the masculine gender shall be deemed to include the feminine and the neuter and the singular number shall also include the plural.

     Section 9.19 Waiver and Amendment. Borrower and Lender may enter into agreements supplemental hereto for the purpose of adding or modifying provisions of this Agreement or changing the respective rights, powers, privileges, duties, liabilities, covenants or obligations of Lender or Borrower or waiving any Default hereunder, provided, however, that no such agreements supplemental shall be binding unless in writing and duly signed by the parties hereto, and then only to the extent specifically set forth therein.

     Section 9.20 Lender Not in Control. None of the covenants or other provisions contained in the Loan Documents shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs and/or management of Borrower, the power of Lender being limited to the right to exercise the remedies provided in the Loan Documents, provided, however, that if Lender becomes the owner of any stock or other equity interest in any Person, whether through foreclosure or otherwise, Lender shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by virtue of being the owner of such stock or other equity interest in such Person.

--------------------------------------------------------------------------------
                                     Page 33

     Section 9.21 Conflict. This Agreement and the other Loan Documents shall be interpreted, wherever possible, in a manner consistent with one another, but in the event of any irreconcilable inconsistency, this Agreement shall control.

     Section 9.22 WAIVER OF JURY TRIAL. LENDER AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER LENDER NOR BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER LENDER OR BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING GOVERNED BY THIS AGREEMENT.

     Section 9.23 Limitation of Advances. Borrower hereby acknowledges that the ability of Lender to make Advances under the Line of Credit in excess of $5,000,000 is contingent upon Lender and GVC Financial Services, LLC locating additional Participants. GVC Financial Services, LLC and Lender have agreed to use reasonable efforts to locate additional Participants sufficient to increase the Line of Credit to $15,000,000, but Lender has made no commitment to locate such additional Participants and Borrower has made no commitment to accept any additional Participants.

     Section 9.24 Press Releases. Except as may be required by applicable law (but only with prior notice to the other party), Borrower and Lender agree that no public information releases or press releases shall be made with regard to the existence or subject matter of the Loan Documents without the prior written consent of the other party.


                      [THIS SPACE LEFT INTENTIONALLY BLANK]






--------------------------------------------------------------------------------
                                     Page 34

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed by their respective officers duly authorized as of the date first above written.

                                        "BORROWER"

                                        ADDISON YORK INSURANCE BROKERS LTD.

                                        By:  /s/ Primo Podorieszach
                                             -----------------------------------
                                             Primo Podorieszach, CEO

Address:
10333 Southport Road S.W., Suite 355
Calgary, Alberta, T2W 3X6
Attention: Primo Podorieszach, CEO
Facsimile: (403) 225-5745


                                        "LENDER"

                                        OAK STREET FUNDING LLC


                                        By:  /s/ Richard S. Dennen
                                             -----------------------------------
                                             Richard S. Dennen, President

Address:
11595 North Meridian Street, Suite 450
Carmel IN 46032
Attention: Richard S. Dennen, President
Facsimile: (317) 428-3801






--------------------------------------------------------------------------------
                                     Page 35

                                   Schedule 1
                                   ----------

                             Permitted Encumbrances
                             ----------------------



                                     None.







--------------------------------------------------------------------------------
                                     Page 36

                                  Schedule 4.10
                                  -------------

                               Other Indebtedness
                               ------------------



                                      None.






--------------------------------------------------------------------------------
                                     Page 37

                                  Schedule 4.13
                                  -------------

                    Material Pending or Threatened Litigation
                    -----------------------------------------













--------------------------------------------------------------------------------
                                     Page 38

                                   EXHIBIT A



                                   CREDIT NOTE


$15,000,000                                                Dated: March 19, 2004
                                                           Indianapolis, Indiana


     FOR VALUE RECEIVED, the undersigned ADDISON YORK INSURANCE BROKERS LTD, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of OAK STREET FUNDING LLC ("Lender"), or its assigns, at its principal office at Carmel, Indiana, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000), or so much thereof as may be advanced and outstanding from time to time, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement (hereinafter defined). The entire unpaid balance of principal under this Note, and all accrued and unpaid interest thereon, shall be due and payable on the Line of Credit Maturity Date, and Borrower shall make such mandatory principal payments as are required to be made under the terms of Section 2.4(b) of the Agreement.

     Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each advance under this Note and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of, that certain Credit Agreement between Borrower and Lender as of even date herewith (as the same may be amended from time to time, the "Agreement"). Advances under this Note shall be made in accordance with the Agreement. The Agreement, among other things, contains a description of the collateral securing this Note, the definitions of the proper nouns used herein as defined terms but that are not defined herein, and provisions for acceleration upon the happening of certain stated events.

     Neither the existence of this Note nor the fact that, from time to time, amounts may be outstanding hereunder, shall constitute or be deemed to imply any commitment on the part of Lender to make any one or more additional Loans to Borrower.

     Subject to the provisions of the Agreement, Borrower may prepay the principal amount of this Note at any time and from time to time.

     If Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, within seven (7) calendar days after the date due, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the rate specified in the Agreement following maturity or a Default, shall, at the election of the holder hereof (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.


--------------------------------------------------------------------------------

     Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

     Notice of acceptance of this Note is hereby waived. This Note shall be construed according to and governed by the laws of the State of Indiana.

     BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR LENDER. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY
BORROWER AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.


                                   ADDISON YORK INSURANCE BROKERS LTD.
                                   a Delaware corporation


                                   By: Primo Podorieszach
                                       --------------------------------------
                                       Primo Podorieszach, CEO

                                   EXHIBIT B


                           GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT ("Security Agreement") is made as of the 19th day of March, 2004, by ADDISON YORK INSURANCE BROKERS LTD., a Delaware corporation having its chief executive offices at 10333 Southport Road S.W., Suite 355, Calgary, Alberta, T2W 3X6 (Taxpayer I.D. No. 98-0377061) (the "Borrower"), in favor of OAK STREET FUNDING LLC, having a notice address of 11595 North Meridian Street, Suite 450, Carmel, Indiana 46032 (the "Lender").

ARTICLE 1.  DEFINITIONS

     Section 1.1  Defined Terms. As used herein:

     "Accounts", "Inventory", "Equipment", "Fixtures", "General Intangibles", "Chattel Paper", "Documents", "Goods", "Deposit Accounts", "Instruments", "Investment Property" and "Proceeds" shall mean all of Borrower's such property within the meanings ascribed in the Indiana Uniform Commercial Code, as in effect from time to time.

     "Account Debtor" shall have the meaning ascribed in the Indiana Uniform Commercial Code, as in effect from time to time.

     "Collateral" shall mean all of the Borrower's property or rights in which a security interest is granted hereunder.

     "Collateral Account" shall mean the Deposit Account more fully described in
Section 4.5.

     "Control" shall have the meaning ascribed in the Indiana Uniform Commercial Code, as in effect from time to time.

     "Credit Agreement" shall mean the Credit Agreement executed between the Borrower and the Lender of even date, as amended and/or restated from time to time.

     "First Lien Collateral" means all Collateral except that Collateral which Lender has agreed in an intercreditor agreement is subject to a first priority Approved First Capital Lien.

     "Intellectual Property" shall mean all intellectual property of the Borrower, including, without limitation, (a) all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) all trademarks, service marks, trade dress, trade names, and corporate names and all the goodwill and quality control standards associated therewith; (c) all registered and unregistered statutory and common law copyrights; (d) all registrations, applications and renewals for any of the foregoing; (e) all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; (f) all other proprietary rights (including, without limitation, all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); (g) all copies and tangible embodiments of the foregoing in whatever form or medium; (h) all damages and payments for past, present and future infringements of the

--------------------------------------------------------------------------------
foregoing;  (i) all royalties and income due with respect to the foregoing;  and
(j) the right to sue and recover for past, present and future infringements of the foregoing.

     "Liabilities" shall mean (a) all Obligations including all future advances;
(b) all other time to time obligations of the Borrower to the Lender of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and whether or not contemplated by the Borrower or the Lender as of the date of this Security Agreement, including, without limitation, any modification, extension, or addition to or of the Obligations or the Credit Agreement and any overlying advances, out of formula advances and overdrafts made or permitted in connection with the Obligations or other Liabilities; and (c) any duty of the Borrower to act or to refrain from acting in connection with any Liability.

     "Lock Boxes" shall have the meaning set forth in Section 4.5(a).

     "Lock Box Agreements" shall have the meaning set forth in Section 4.5(a).

     "Obligations" shall have the meaning ascribed in the Credit Agreement.

     "Schedule of Accounts" shall have the meaning ascribed in Section 4.3.

     "Stock Rights" means any securities, dividends or other distributions and any other right or property which the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, issued by an issuer of such securities.

     Section  1.2   Incorporation   of  Credit  Agreement   Definitions.   Other
capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Credit Agreement.

     Section 1.3 Terms Defined in the Indiana Uniform Commercial Code. Terms defined in the Indiana Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Indiana Uniform Commercial Code, as in effect from time to time.

ARTICLE 2.  SECURITY INTEREST IN COLLATERAL

     As security for the payment and performance of the Liabilities, the Lender shall have, and the Borrower does hereby grant to the Lender, a continuing perfected security interest in the following Collateral:

          (a) All Accounts, Deposit Accounts, General Intangibles, Documents, Instruments, Investment Property, Chattel Paper and any other similar rights of the Borrower however created or evidenced, whether now existing or hereafter owned, acquired, created, used, or arising, specifically including, without limitation, claims, leases, agreements, license agreements, licensing fees, royalties, policies, insurance commissions, credit insurance, guaranties, letters of credit, advices of credit, binders or certificates of insurance, deposits, documents of title, securities, security interests, licenses, goodwill, tax refunds (federal, state or local), customer lists, franchises, franchise rights, drawings, designs, marketing rights, computer programs, artwork,

--------------------------------------------------------------------------------
                                     PAGE 2
     databases and other like business property rights, all applications to acquire such rights, for which application may at any time be made by the Borrower, together with any and all books and records pertaining thereto and any right, title or interest in any Inventory which gave rise to an Account, and all Intellectual Property throughout the world;

          (b) All Inventory, whether now existing or hereafter acquired and wherever located, specifically including, without limitation, all merchandise, personal property, raw materials, work in process, finished Goods, materials and supplies of every nature usable or useful in connection with the manufacturing, packing, shipping, advertising, selling, leasing or furnishing of any of such Inventory and all materials of the Borrower used or consumed or to be used or consumed in the Borrower's business, together with any and all books and records pertaining thereto;

          (c) All Equipment, Fixtures, Goods and all other tangible personal property of the Borrower of every kind or nature, whether now owned or hereafter acquired, wherever located, specifically including, without limitation, all machinery, trucks, boats, barges, on and off the road vehicles, forklifts, tools, dies, jigs, presses, appliances, implements, improvements, accessories, attachments, parts, components, partitions, systems, carpeting, draperies and apparatus;

          (d) All products and Proceeds of each of the foregoing, specifically including, without limitation, (i) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time,
     (ii) any and all payments of any form whatsoever made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any governmental authority or any Person acting under color of governmental authority, (iii) to the extent of the value of Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral,
     (iv) any Stock Rights, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, whether or not in lieu thereof;

          (e) All renewals, extensions, replacements, modifications, additions, improvements, accretions, accessions, betterments, substitutions, replacements, annexations, tools, accessories, parts and the like now in, attached to or which may hereafter at any time be placed in or added to any Collateral, whether or not of like kind; and

          (f) All rights, remedies, claims and demands under or in connection with each of the foregoing.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into the Credit Agreement and to make each and every loan and other financial accommodation thereunder, the Borrower represents and warrants to the Lender that, except as may otherwise be provided in the Credit Agreement:

     Section 3.1 Names of Borrower. The exact corporate name of the Borrower and its state of organization are each correctly stated in the preamble to this Security Agreement. Set forth on Schedule 1 hereto is a true, accurate and complete list of all previous legal names of the

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                                     PAGE 3

Borrower and all past and present assumed (or fictitious) names and trade names of the Borrower for the past six (6) years.

     Section 3.2 Prior Combinations. Except as set forth on Schedule 1 hereto, the Borrower has not ever been conducted as a partnership or proprietorship, no entity has merged into the Borrower or has been consolidated with the Borrower, and no entity has sold substantially all of its assets to the Borrower or sold assets to the Borrower outside the ordinary course of such entity's business.

     Section 3.3 Chief Executive Office, etc. The Borrower's chief executive office and taxpayer identification number are set forth in the preamble to this Security Agreement. Subject to Section 4.1 hereof, Borrower maintains all of its records with respect to its Accounts at such address. Borrower has not at any time within the past four (4) months maintained its chief executive office or its records with respect to Accounts at any other location.

     Section 3.4 Perfection Certificate. The Borrower has previously delivered to Lender a certificate signed by the Borrower and entitled "Perfection Certificate" (the "Perfection Certificate") in substantially the form attached hereto as Appendix I. The Borrower represents and warrants to Lender as follows:
(a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Borrower is a resident of the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Borrower's social security number, and (d) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete.

     Section 3.5 Title to Collateral. Except for Intellectual Property, which is separately addressed in Section 3.7 below, all Collateral is lawfully owned by the Borrower, free and clear of any prior security interest, pledge, sale, assignment, transfer or other encumbrance other than Permitted Encumbrances; the Borrower has the unencumbered right to pledge, sell, assign or transfer the Collateral subject to the Permitted Encumbrances and to subject the Collateral to the security interest in favor of the Lender herein; except in respect of Permitted Encumbrances, no financing statement covering all or any portion of the Collateral is on file in any public office other than in favor of the Lender; and the security interest herein constitutes a legal and valid, first priority security interest in the Collateral.

       Section 3.6 Representations Regarding Accounts. To the best of Borrower's knowledge and except for Permitted Encumbrances, each Account (a) is a valid Account representing an undisputed, bona fide right to payment from the Account Debtor named therein for Goods sold or leased, Intellectual Property licensed, or for services rendered, whether or not such right to payment has been earned by performance; (b) is free and clear of any agreement wherein the Account Debtor may claim a deduction or discount; and (c) is free and clear of all set-offs or counterclaims.

     Section 3.7 Representations Regarding Intellectual Property. Schedule 2 hereto contains a complete and accurate list as of the date hereof of all patented and registered Intellectual Property owned by the Borrower and of all pending applications for the registration of other Intellectual Property owned or filed by the Borrower. Schedule 2 also contains a complete and accurate list of all licenses and other rights granted by the Borrower to any third party with respect to the Intellectual Property and licenses and other rights granted by any third party to the Borrower that are necessary for the Borrower's business. Except for Permitted Encumbrances and except as may be set forth in Schedule 2
(a) the Borrower owns and possesses

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                                     PAGE 3
all right, title and interest in and to, or has a valid and enforceable license to use, all of the Intellectual Property necessary for the operation of the Borrower's business as presently conducted or proposed to be conducted; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made, is currently outstanding or, to the Borrower's knowledge, is threatened, and, to the Borrower's knowledge, there are no grounds for any such claim; (c) the Borrower has not received any notice of, nor is the Borrower aware of any facts which indicate the likelihood of, any material infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property, nor has the Borrower received any claim of infringement or misappropriation of, or other conflict with, any intellectual property rights of any third party; (d) the Borrower has not materially infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third party, nor is Borrower aware of any material infringement, misappropriation or conflict which will occur as a result of the continued operation of the business of the Borrower as presently conducted or proposed to be conducted; and (e) the Borrower has made or will timely make all necessary filings and recordations (except user filings) and has paid or will pay all required fees and taxes to record and maintain its ownership in its Intellectual Property throughout the world to the extent necessary to conduct Borrower's business as currently being conducted or proposed to be conducted.

     Section 3.8 Representations Regarding Contracts and Leases. All material leases of real or personal property and all material contracts to which the Borrower is a party are in full force and effect. To the best of Borrower's knowledge, no Person is challenging or disputing the validity or enforceability of any such leases or contracts, and the Borrower is not in material default under any such leases or contracts. Section 3.9 Representations Regarding Equipment and Inventory. Schedule 3 is a true and correct list of all locations where Equipment and Inventory of the Borrower is located (except Inventory in transit) and all locations where Equipment and Inventory of the Borrower has been located in the four (4) months immediately preceding the date of this Agreement.

     Section 3.10 Representations Regarding Investment Property. The Borrower is the direct and beneficial owner of each type of Investment Property listed on
Schedule 4 hereto as being owned by it, free and clear of any liens, encumbrances or security interests except for the security interest granted to the Lender. The Borrower further represents and warrants that (i) all such Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Investment Property) duly and validly issued, are fully paid and non-assessable, (ii) this pledge of such Investment Property will not violate the proscriptions or require the consent, license, filing, report, permit, exemption, regulation or approval, of any Governmental Authority or other Person or violate any provision of law, (iii) such ownership of pledged Investment Property represent One Hundred Percent (100%) of the issued and outstanding ownership of the Borrower's Subsidiaries,
(iv) such Investment Property has not been materially altered and all signatures thereon are genuine, (v) there exists no default by an issuer under any of such Investment Property with respect thereto, (vi) no insolvency proceedings have been instituted with respect to the issuer of such Investment Property (vii) other than those in favor of the Lender, the Borrower has executed no instrument of any kind assigning any of such Investment Property or the liability of any issuer thereon, or with respect thereto, which remains in effect, (viii) none of the issuers of such Investment Property have any obligation,

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                                     PAGE 5
commitment, subscription, option, warrant or other rights outstanding entitling the holder thereof to purchase or otherwise acquire any capital stock of such issuer, and (ix) with respect to any certificates delivered to the Lender representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 or 8.1 (as applicable) of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Borrower has so informed the Lender so that the Lender may take steps to perfect its security interest therein as a General Intangible.

ARTICLE 4.  AGREEMENTS CONCERNING ACCOUNTS

     Section 4.1 Location. The Borrower will give the Lender written notice of each office of the Borrower at which records of the Borrower relative to Accounts are kept. Except where such notice is given, all records of the Borrower relative to Accounts are and will be kept at the chief executive office of the Borrower.

     Section 4.2 Returns and Repossessions. Prior to the occurrence of a Default or Unmatured Default, the Borrower may grant, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which such Account Debtor may be lawfully entitled and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to the obligation of the Account Debtor, subject, however, to the Lender's security interest therein and in any Proceeds arising from the disposition thereof. After the occurrence of a Default or an Unmatured Default, no discount, credit or allowance shall be granted by the Borrower to any Account Debtor, and no return of Goods shall be accepted by the Borrower without the Lender's prior written consent.

     Section 4.3 Schedule of Accounts. Upon reasonable request by the Lender the Borrower will, from time to time, deliver to the Lender a schedule identifying each Account ("Schedule of Accounts"), together with such schedules and certificates and reports relative to all or any of the Collateral and the items or amounts received by the Borrower in full or partial payment or otherwise, as Proceeds of any of the Collateral. Each Schedule of Accounts or other schedule, certificate or report shall be executed by its duly authorized officer and shall be in the form specified by the Lender; provided, however, that each Schedule of Accounts may omit any information that would cause the Borrower to violate applicable privacy or other laws. The Borrower shall take reasonable steps, including, but not limited to, the negotiation and execution of confidentiality agreements, in regard to each Schedule of Accounts necessary to allow the Borrower to disclose as much information as possible in said Schedule of Accounts without violating any applicable privacy or other law. Any Schedule of Accounts identifying any Account shall be accompanied, if the Lender requests,
(a) by a true and correct copy of the contract or invoice evidencing such Account, (b) by evidence of shipment, delivery or performance, and (c) if such request shall be made after the occurrence of a Default or an Unmatured Default, by a duly executed assignment of such Account from the Borrower to the Lender;
provided, however, that the Borrower's failure to execute and deliver any such Schedule of Account and/or assignment shall not affect or limit the Lender's security interest or other rights in and to Accounts, and provided, further, that a proper assignment of any Account wherein the United States Government is the Account Debtor may be requested by the Lender at any time whether or not there shall have occurred a Default or Unmatured Default.

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                                     PAGE 6

     Section 4.4 Verification of Accounts. The Lender, its officers, agents, attorneys, and accountants, may verify Accounts and returned and repossessed Goods and, under reasonable procedures, directly with the Account Debtor or by other methods, and the Borrower shall furnish to the Lender upon request additional Schedules of Accounts, together with all notes or other papers evidencing the same and any guaranty, securities or other information relating thereto, and shall do, make and deliver all such additional and further acts, things, deeds, assurances and instruments as the Lender may reasonably require.

     Section 4.5 Collection and Application of Collateral Proceeds; Deposit Accounts.

          (a) Collection of Accounts.

               (1) The Borrower will (i) cause each bank or other financial institution in which it maintains (a) a Deposit Account, including each Deposit Account maintained by the Borrower into which all cash, checks, or other similar payments relating to or constituting payments made in respect of Accounts will be deposited (a "Collateral Deposit Account"), to enter into a control agreement with the Lender, in form and substance satisfactory to the Lender in order to give the Lender Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Lender hereunder and cause each such bank or other financial institution to acknowledge such notification in writing, and (ii) upon the Lender's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Lender, transferring ownership of the Deposit Account to the Lender or transferring dominion and control over each such other deposit to the Lender until such time as no Default exists. Notwithstanding the foregoing, no control agreement shall be required for Deposit Accounts specifically identified in an intercreditor agreement executed by the Lender as being subject to an Approved First Capital Lien.

               (2) Upon the occurrence of a Default or Unmatured Default, establish lock box service (the "Lock Boxes") with the bank(s) set forth in Appendix I hereto, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Lender and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Lender granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (as hereinafter defined) (a "Lock Box Agreement"). Upon the occurrence of a Default or Unmatured Default, (a) the Borrower shall direct all of its Account Debtors of Accounts which constitute First Lien Collateral to forward payments directly to Lock Boxes subject to Lock Box Agreements, (b) the Lender shall have sole access to the Lock Boxes at all times and the Borrower shall take all actions necessary to grant the Lender such sole access, (c) at no time shall the Borrower remove any item from the Lock Box or from a Collateral Deposit Account without the Lender's prior written consent, (d) if the Borrower should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Lender, the Lender shall be entitled to make such notification

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                                     PAGE 7
          directly to Account Debtor, (e) if notwithstanding the foregoing instructions, the Borrower receives any proceeds of any Accounts constituting First Lien Collateral, the Borrower shall receive such payments as the Lender's trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of such Accounts received by it to a Collateral Deposit Account, (f) all funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Borrower with Bank One, N.A., or its successors (the "Collection Account"), and (g) the Lender shall hold and apply funds received into the Collection Account as provided by the terms of Section 4.5(c).

          (b) Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account or other Deposit Account or establishing any new Lock Box in regard to which the Lender holds or is to hold a first priority security interest in and lien upon pursuant to this Security Agreement or any other Loan Document, the Borrower shall (a) obtain the Lender's consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Lender in order to give the Lender Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Lender in order to give the Lender Control of the Lock Box.

          (c) Application of Proceeds; Deficiency. Upon the occurrence of a Default or an Unmatured Default, all amounts deposited in the Collection Account shall be deemed received by the Lender in accordance with the Credit Agreement and shall, after having been credited in immediately available funds to the Collection Account, be applied by the Lender in accordance with the Credit Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account. The Lender shall require all other cash proceeds of the Collateral, which are not required to be applied to the Liabilities pursuant to the Credit Agreement, to be deposited in a special non-interest bearing cash collateral account with a bank of Lender's choosing and held there as security for the Liabilities. The Borrower shall have no control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Liabilities have been satisfied, shall be deposited by the Lender into the Borrower's general operating account. The Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Liabilities, including any attorneys' fees and other expenses incurred by the Lender to collect such deficiency.

     Section 4.6 Accounts Owed by the Federal Government. If any Account shall arise out of a contract with the United States of America, or any department, agency, subdivision, or instrumentality thereof, the Borrower shall promptly notify the Lender thereof in writing and shall take all other action requested by the Lender to protect the Lender's security interest in such Account under the provisions of the federal Assignment of Claims Act, as amended.

     Section 4.7 Assignment of Security Interests. If, at any time the Borrower shall take and perfect a security interest in any property of an Account Debtor or any other Person to secure

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                                     PAGE 8
payment or performance of an Account, the Borrower shall promptly, upon the request of Lender, assign such security interest to the Lender.

ARTICLE 5.  AGREEMENTS CONCERNING CERTAIN COLLATERAL

     Section 5.1 Maintenance of Intellectual Property. Unless otherwise agreed in writing by the Lender, Borrower shall have the duty to do any and all acts which are necessary to preserve and maintain all material rights in the Intellectual Property. Borrower will give proper statutory notice in connection with the use of its Intellectual Property. Borrower has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture or creation of products sold under its trademarks. The Borrower shall not abandon any of the Intellectual Property nor permit the expiration of any material Intellectual Property registrations, except where occasioned by non-use, without the written consent of the Lender. Borrower shall do any and all acts reasonably required by the Lender to ensure Borrower's compliance with this Section 5.1. Any reasonable expenses incurred in connection with the Intellectual Property shall be borne by Borrower.

     Section 5.2 After-Acquired Intellectual Property. If the Borrower obtains rights to any new Intellectual Property, the provisions of this Security Agreement shall automatically apply thereto. With respect to any new applications for Intellectual Property, the issuance of any new registration for Intellectual Property, and renewals or extensions of any of the foregoing, the Borrower shall give the Lender prompt written notice thereof in writing.

     Section 5.3 Opposition Proceedings. Unless and until there shall have occurred and be continuing a Default, Borrower shall retain the legal and equitable title to the Intellectual Property and shall have the right to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce, protect and use the Intellectual Property in the ordinary course of its business, but shall not be permitted, except with the prior written consent of the Lender, to sell, assign, transfer or otherwise encumber the Intellectual Property, other than licensings or other dispositions in the ordinary course of business or to resolve litigation or disputed claims brought or made by unrelated parties.

     Section  5.4  Verification  of  Intellectual   Property.  The  Lender,  its
officers, agents, attorneys and accountants, may verify the Intellectual Property and all licenses and other agreements with respect thereto, under reasonable procedures, directly with licensees or by other methods, and the Borrower shall furnish to the Lender upon request schedules of Intellectual Property and licenses, together with other information relating thereto, and shall do, make and deliver all such additional and further acts, things, deeds, assurances and instruments as the Lender may reasonably require with respect to the Intellectual Property, including, without limitation, the licenses. The Borrower shall promptly notify the Lender, if it knows that any material application or registration relating to Intellectual Property may become abandoned or dedicated to the public, or of any material adverse determination or development (including any claim) regarding the Intellectual Property or any material license with respect thereto, or regarding its right to register, keep and maintain the same, or if it knows that a material item of Intellectual Property is materially infringed or misappropriated by a third party, and, in any such event, unless (a) the Lender, or (b) the Board of Directors of the Borrower in the exercise of its reasonable business judgment after having considered the advice of reputable intellectual property counsel shall have determined that litigation is inappropriate or unadvisable, promptly sue for infringement or misappropriation.

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                                     PAGE 9

     Section 5.5 Supplemental Documentation. Concurrently with the execution of this Security Agreement, and from time to time hereafter upon request of the Lender, the Borrower shall execute and deliver to the Lender supplemental security agreements relating to any or all registered patents, trademarks, trade names, copyrights and applications for any of the foregoing, in a form satisfactory to the Lender and suitable for recording in the records of the registering Governmental Authority.

     Section 5.6 Contracts and Leases. The Borrower shall perform each of its obligations under all contracts, leases and other agreements (including, without limitation, all license agreements) to which the Borrower is a party, and, immediately upon learning of any material default by any party under any such contract, lease or other agreement, the Borrower shall give written notice thereof to the Lender, together with a description as to the nature and status thereof. After the occurrence of any Default or Unmatured Default, the Borrower shall not amend, modify, supplement or otherwise agree to any change in any contract, lease or other agreement or waive any provision thereof, without the prior written consent of the Lender.

     Section 5.7 Letter-of-Credit Rights. Upon the occurrence and during the continuance of a Default the Borrower will, upon the Lender's request, cause each issuer of a letter of credit to consent to the assignment of proceeds of the letter of credit in order to give the Lender Control of the letter-of-credit rights to such letter of credit.

     Section 5.8 Certificated Securities. If the Borrower shall at any time hold or acquire any certificated securities, the Borrower shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If any certificated securities or other investment property now or hereafter acquired by the Borrower are held by the Borrower or its nominee through a securities intermediary or commodity intermediary, the Borrower shall immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Lender to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such commodity intermediary, in each case without further consent of the Borrower or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Lender to become the entitlement holder with respect to such investment property, with the Borrower being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such investment property.

     Section 5.9 Uncertificated Securities. Upon the occurrence and during the continuance of a Default, the Borrower will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities and all rollovers and replacements therefor to reflect the Lien of the Lender granted pursuant to this Security Agreement. The Borrower will take any actions necessary to cause the issuers of uncertificated securities which are Collateral and which are Securities to cause the Lender to have and retain Control over such Securities.

     Section 5.10 Stock and Other Ownership Interests.

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


          (a) Changes in Capital Structure of Issuers. The Borrower will not (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments or Securities in favor of any of the foregoing.

          (b) Issuance of Additional Securities. The Borrower will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to the Borrower.

          (c) Registration of Pledged Securities. The Borrower will permit any registerable Collateral to be registered in the name of the Lender or its nominee at any time at the option of the Lender.

          (d) Exercise of Rights in Pledged Securities. The Borrower will permit the Lender or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

ARTICLE 6.  AGREEMENTS CONCERNING INVENTORY

     Section 6.1 Locations. Borrower will give the Lender written notice of each location at which Inventory is or will be kept at all times. Except where such notice is given and except for Inventory sold in the ordinary course of business, all Inventory is and shall be kept at the locations set forth on
Schedule 3 hereto.

     Section 6.2 Sales of Inventory. The Borrower may, in the ordinary course of business, at its own expense, sell, lease or furnish under contracts of sale or service, any of the Inventory normally held by the Borrower for such purpose (a sale in the ordinary course of business does not include a transfer in total or partial satisfaction of a debt), and use and consume, in the ordinary course of business, any raw materials, work-in-process or materials normally held by it for such purpose.

     Section 6.3 Condition of Inventory; Books and Records. Borrower shall keep all Inventory in good order and condition and shall maintain full, accurate and complete books and records with respect to Inventory at all times.

     Section 6.4 Warehousemen and Landlords. Borrower shall not store any material portion of its Inventory with any bailee, warehouseman, or similar party without the Lender's prior written consent. If Inventory is so stored, Borrower will, concurrently with storing such Inventory, cause such bailee, warehouseman, or similar party to issue and deliver to the Lender, in a form acceptable to the Lender, warehouse receipts in the Lender's name evidencing the storage of the Inventory. The Borrower shall provide the Lender with copies of all agreements between the Borrower and any bailee, warehouseman, or similar party and shall deliver to the

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                                     PAGE 11


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Lender a landlord's or  warehouseman's  lien waiver in a form  acceptable to the
Lender, prior to entering into any material lease for warehouse storage or business facilities.

     Section 6.5 Consigned Inventory. If at any time any of the Inventory is placed by the Borrower on consignment with any consignee, Borrower shall, prior to delivery of such consigned Inventory, (a) provide Lender with all consignment agreements and other instruments and documentation to be used in connection with such consignment (all of which shall be in a form acceptable to the Lender); (b) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the consignee as debtor, the Borrower as secured party, and the Lender as assignee of the secured party; (c) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the Borrower, as debtor, and the Lender, as secured party; (d) conduct a search of all UCC filings made against the consignee and all jurisdictions in which Inventory to be consigned is to be located while on consignment, and furnish copies of such results to the Lender; and (e) notify in writing all creditors of the consignee that are or may be holders of security interests in the Inventory to be consigned that the Borrower expects to deliver certain Inventory to the consignee.

     Section 6.6 Compliance with Law. Borrower shall substantially comply in all material respects with all federal, state and local laws, regulations, rulings and orders applicable to the Borrower for its assets or business in all respects. Without limiting the generality of the foregoing, Borrower shall comply with all requirements of the federal Fair Labor Standards Act, as amended, in the conduct of its business and the production of Inventory. Borrower shall notify the Lender immediately of any violation by Borrower of the Fair Labor Standards Act, and the absence of such notice shall constitute Borrower's continuing representation that all Inventory then existing has been produced in compliance with the Fair Labor Standards Act.

ARTICLE 7.  AGREEMENTS CONCERNING EQUIPMENT AND FIXTURES

     Section 7.1 Locations. Borrower will give the Lender written notice of each location at which Equipment is or will be kept at all times, except where such notice is given, the Equipment will be kept at locations set forth on Schedule 3 hereto. Schedule 3 sets forth all locations at which Equipment and Fixtures of the Borrower are located and the name and owner of record of the real estate at each location if the Borrower is not the owner of record.

     Section 7.2 Condition. The Borrower will keep the Equipment in good order and repair, ordinary wear and tear excepted, and will not waste or destroy the Equipment or any portion thereof, except in the case of obsolete Equipment which is no longer used or useful in Borrower's business.

     Section 7.3 Titled Equipment. If Borrower now or hereafter has any vehicles, aircraft, watercraft, or other Equipment for which a certificate of title has been issued by a Governmental Authority, upon the request of the Lender, the Borrower shall immediately deliver to the Lender, properly endorsed, each certificate of title or application for title or other evidence of ownership for each such item of Equipment, and the Borrower shall take all actions necessary to have the Lender's security interest properly recorded on each such certificate of title and shall take all other steps necessary to perfect the Lender's security interest in such Equipment.

     Section 7.4 Compliance with Laws. The Borrower will not use the Equipment in material violation of any statute, rule, regulation or ordinance or any policy of insurance thereon. Borrower will neither use the Equipment nor permit the Equipment to be used, for any unlawful

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                                     PAGE 12

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purpose or contrary to any statute, law, ordinance or regulation relating to the registration, use, operation or control of the Equipment.

     Section 7.5 Transfers of Equipment. Borrower may from time to time substitute Equipment, provided that (a) the substituted Equipment is not subject to any lien or other encumbrance and has a fair market value at least equal to the fair market of the Equipment for which it is substituted; (b) the marketability and operating integrity of Borrower's Equipment after such substitution is not impaired; (c) the Equipment substituted for is no longer used or useful in the operation of Borrower's business and is sold in arm's length transaction in exchange for money or monies' worth at least equal to the fair market value of such Equipment substituted for; and (d) no Default or Unmatured Default has occurred and is continuing.

     Section 7.6 Fixtures. The Borrower shall not permit any item of Equipment to become a Fixture to real estate or an accession to any other property not subject to the Lender's security interest herein without the prior written consent of the Lender. If any Equipment is or will be attached to real estate in such a manner as to become a fixture, such real estate is encumbered, the Borrower will, upon the request of the Lender, obtain from the holder of such real estate encumbrance a written consent and subordination to the security interest hereby granted, or a written disclaimer of any interest in such Collateral, in a form acceptable to the Lender.

ARTICLE 8.  GENERAL PROVISIONS CONCERNING COLLATERAL

     Section 8.1 Title to After-Acquired Collateral. All Collateral acquired after the date hereof will be acquired by the Borrower free of any lien, security interest or encumbrance, except Permitted Encumbrances.

     Section 8.2 Further Assurances. The Borrower agrees to do such reasonable acts and things and deliver or cause to be delivered such other documents as the Lender may deem necessary to establish and maintain a valid security interest in the Collateral (free of all other liens and claims except Permitted
Encumbrances) to secure the payment and performance of the Liabilities and to defend title to the Collateral against any Person claiming any interest therein adverse to the Lender (other than the holders of Permitted Encumbrances). The Borrower authorizes the Lender, at the expense of the Borrower, to execute and file a financing statement or statements on its behalf in those public offices deemed advisable or necessary by the Lender to protect the security interests of the Lender herein granted. If permitted by law, the Borrower agrees that a carbon, photographic or other reproduction of this Security Agreement or of a financing statement may be filed as a financing statement.

     Section 8.3 Insurance.

          (a) The Borrower shall have and maintain at all times, with respect to Inventory and Equipment, insurance written by companies acceptable to the Lender covering risks customarily insured against by companies engaged in business similar to that of the Borrower in reasonable amounts, containing such terms, in such form, and for such periods customarily maintained by companies engaged in business similar to that of the Borrower. Such insurance shall be payable to the Borrower and the Lender as their interests may appear.

          (b) All such insurance policies shall carry standard, non-contributory lender's loss payable clauses in favor of the Lender (to the extent such Inventory or Equipment

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                                     PAGE 13
     constitutes First Lien Collateral). The insurance certificates evidencing the Borrower's compliance with the above shall be deposited with the Lender, and in the event the Borrower fails to file and maintain such insurance, the Lender may, at its option, purchase such insurance and the cost of such insurance shall become a Liability secured by these presents and all sums expended shall bear interest at the highest Default rate of interest set forth in the Credit Agreement until paid. If requested by the Lender, the Borrower shall deliver certified copies of such policies to the Lender. The Borrower shall pay all insurance premiums promptly when due and shall provide substitute policies of insurance should the Lender at any time reject, for reasonable cause, any such policies of insurance furnished by the Borrower. In the event that a Default or Unmatured Default has occurred and is continuing, the Borrower hereby assigns to the Lender the proceeds of all such insurance, including, without limitation, any premium refunds, to the extent of the Liabilities, shall direct the insurer to make payment of any losses or refunds directly to the Lender, and appoints the Lender its attorney-in-fact to endorse any draft, check or other form of payment made by such insurer.

     Section 8.4 Collection of Collateral. The Borrower will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Collateral including the taking of such action with respect to such collection as the Lender may reasonably request or, in the absence of such request, as the Borrower may deem advisable.

     Section 8.5 Lender May Defend Title. In the event the Borrower fails to pay any taxes, assessments, premiums, or fees, or fails to discharge any liens or claims against the Collateral required to be paid or discharged by the Borrower, or fails to purchase, maintain and file with the Lender any insurance required by this Security Agreement, or if any such insurance is inappropriate to the situation, in the Lender's reasonable discretion, the Lender may, without demand or notice, pay any such taxes, assessments, premiums or fees, or pay, acquire, satisfy or discharge any liens or claims asserted against the Collateral (without any obligation to determine the validity thereof), or purchase any such insurance. All sums so expended by the Lender shall become a Liability secured by these presents and shall bear interest at the highest Default rate of interest set forth in the Credit Agreement until paid.

     Section 8.6 Negotiable Collateral. If any First Lien Collateral, including Proceeds, consists of a letter of credit, certificates of deposit, negotiable Documents (other than checks received by the Borrower in the ordinary course of business), or chattel paper, the Borrower shall, immediately upon receipt thereof, endorse and assign such Collateral, and deliver actual physical possession thereof, to the Lender, and prior to such delivery, shall hold such property in trust for the Lender. Schedule 5 hereto is a true and correct list of all such negotiable Collateral owned by the Borrower. The Borrower will give the Lender written notice each time it acquires such additional negotiable First Lien Collateral.

     Section 8.7 Contracts. The Borrower shall remain liable to perform its obligations under any contracts included in the Collateral to the extent as though this Security Agreement had not been entered into, and the Lender shall not have any obligation under any such contracts by reason of this Agreement.

     Section 8.8 Inspection of Collateral and Records. During Borrower's usual business hours, the Lender may inspect and examine the Collateral and check and test the same as to quality, quantity, value, and condition; provided, however, that the Borrower may refuse to

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                                     PAGE 14
disclose any information regarding Accounts that would cause the Borrower to violate applicable privacy or other laws. The Borrower shall take reasonable steps, including, but not limited to, the negotiation and execution of confidentiality agreements with the Lender, in regard to each Account necessary to allow the Borrower to disclose as much information as possible to the Lender regarding said Accounts without violating any applicable privacy or other law. The Lender shall also have the right at any time or times hereafter, during Borrower's usual business hours or during the usual business hours of any third party having control over the records of the Borrower, to inspect Borrower's books and records in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts from such books and records. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm in connection with any information requested by the Lender pursuant to this Security Agreement and agrees that the Lender may directly contact any such accounting firm in order to obtain such information after prior notice to Borrower.

     Section 8.9 Transfer of Collateral. Borrower shall not sell, lease, license, transfer or otherwise dispose of any interest in any Collateral except
(a) sales of Inventory in the ordinary course of business pursuant to Section 6.2, (b) licensings and other dispositions of Intellectual Property in the ordinary course of business pursuant to Section 5.3, and (c) dispositions of Equipment in accordance with Section 7.5.

ARTICLE 9.  REMEDY

     Section 9.1 Remedies Generally; Power of Sale. Upon the occurrence and during the continuance of any Default and at any time thereafter, the Lender shall have all rights and remedies available at law or in equity including, without limitation, the rights and remedies of a secured party under the Indiana Uniform Commercial Code, as in effect from time to time (regardless of whether the Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lender shall give to the Borrower at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Lender may in its discretion transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income thereon and hold the same as security for Liabilities or apply it on principal or interest due on Liabilities. In the event that the Lender takes possession of any Intellectual Property, the goodwill associated with any trademarks, trade names, trade dress, and service marks of the Borrower shall be transferred to the Lender.

     Section 9.2 Deposits. Any and all Deposit Accounts, deposits or other sums at any time credited by or due from the Lender to the Borrower shall at all times constitute security for any and all Liabilities, and the Lender may apply or set off such deposits or other sums against Liabilities at any time in Default whether or not the Liabilities are then due or other Collateral is considered by the Lender to be adequate.

     Section 9.3 Waiver and Amendment. Except as otherwise expressly set forth herein, to the extent permitted by law, the Borrower waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or

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                                     PAGE 15
delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both Liabilities and Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Lender may deem advisable. Except as otherwise provided by law, the Lender shall have no duty as to the collection or protection of the Collateral, or any income therefrom, nor as to the preservation of rights against prior parties nor as the preservation of any rights pertaining thereto beyond the safe custody thereof. The Lender may exercise its rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for any Liability. The Lender shall not be deemed to have waived any of these rights upon or under Liabilities or Collateral unless such waiver be in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of the Lender as to the Liabilities or Collateral whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singly, successively or together. The Lender may, from time to time, without notice to the Borrower (a) retain or obtain a security interest in any property of any other Person, in addition to the Collateral, to secure any of the Liabilities; (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the Borrower with respect to any of the Liabilities; (c) extend or renew for any period (whether or not longer than the original period) or release or compromise any liability of any party or parties primarily or secondarily liable to the Lender under the Credit Agreement; (d) release its security interest in any of the property securing any of the Liabilities and permit any substitution or exchange for any such property; and (e) resort to the Collateral for the payment of any of the Liabilities whether or not it shall have resorted to any other property or shall have proceeded against any party primarily or secondarily liable for any of the Liabilities. The Lender shall not, under any circumstances, or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any Collateral, including the settlement, collection of any Account or for any damage resulting therefrom except liability resulting from any act or omission by the Lender which constitutes willful misconduct. This Security Agreement may be amended only by a writing duly signed by the Lender and the Borrower.

     Section 9.4 Expenses; Proceeds of Collateral. The Borrower shall pay to the Lender on demand any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees, incurred or paid by the Lender in protecting the Collateral or the existence, perfection or priority of the Lender's security interest therein. After deducting all of such expenses, the residue of any Proceeds of collection or sale of the Collateral shall be applied to the payment of principal or interest on Liabilities in such order of preference as the Lender may determine, proper allowance for interest on Liabilities not then due being made, and any excess shall be returned to the Borrower.

     Section 9.5 Power of Attorney. The Borrower hereby irrevocably appoints the Lender and the Lender's designees from time to time its true and lawful attorneys-in-fact, with full power of substitution in the premises upon the occurrence and during the continuance of a Default (a) to demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral in such manner as the Lender may determine, whether or not the Collateral is

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                                     PAGE 16
then due; (b) to receive,  open,  and dispose of mail addressed to the Borrower;
(c) to endorse notes, checks, drafts, money orders, Documents or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of the Borrower; (d) to sign and send on behalf of the Borrower any invoice or bill of lading relating to any Account, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to customers; (e) to sign the Borrower's name to the proofs of claim against any Account Debtor on behalf of the Borrower; (f) to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender; (g) to endorse Borrower's name on all applications, documents, papers, certificates and instruments necessary or expedient for the Lender to use the Intellectual Property, or necessary or expedient to grant or issue any exclusive or nonexclusive license under the Intellectual Property to anyone else, or necessary or expedient for the Lender to assign, pledge, convey or otherwise transfer title in, or dispose of, the Intellectual Property to anyone else, for the purpose of recording, registering, filing or accomplishing any other formula with respect to the Intellectual Property; and (h) to do all things necessary to carry out this Security Agreement. The Borrower hereby ratifies and approves all acts of such attorneys. Neither the Lender nor any attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law, absent gross negligence, bad faith or willful misconduct. This power, being coupled with an interest, is irrevocable until the Liabilities have been fully satisfied. Notwithstanding anything herein to the contrary, no attorney acting pursuant to this Section 9.5 shall have any authority to confess judgment on behalf of the Borrower.

     Section 9.6 License. Borrower hereby grants to the Lender a license to use, without charge, Borrower's Intellectual Property and other Collateral in completing production of, advertising for sale, or selling, any Collateral when permitted to do so hereunder or by applicable law, and all of the Borrower's rights under all licenses and franchise agreements shall, in such event, inure to the Lender's benefit. In addition, the Borrower shall, upon request by the Lender, make available such personnel in Borrower's employ on the date of any Default as the Lender may reasonably designate to permit the Lender to continue, directly or indirectly, to produce, advertise and sell the Collateral sold by the Borrower under any Intellectual Property or license. The license herein shall include the right of the Lender to use, assign, license or sublicense any of the Borrower's Intellectual Property, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored; provided that the Lender shall comply with all pre-existing quality control standards and trademark use requirements of the Borrower. No agreements hereafter entered into by the Borrower shall prohibit, restrict or impair the rights of the Lender granted hereunder.

     Section 9.7 Reinstatement. If, at any time after payment in full by the Borrower of all Liabilities and termination of the Lender's security interest, any payments on the Liabilities previously made by the Borrower or any other Person must be disgorged by the Lender for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or such Person, this Security Agreement and the Lender's security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and the Borrower shall sign and deliver to the Lender all documents, and shall do such other acts and things, as may be necessary to re-perfect the Lender's security interest.

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     Section 9.8 No Marshaling. The Borrower, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights, if any, to require a marshaling of assets by the Lender or to require the Lender's first resort to some or any portion of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

ARTICLE 10.  MISCELLANEOUS PROVISIONS

     Section 10.1 Priority. Unless otherwise expressly provided, the security interest hereby created shall be pro rata on par with any prior security interests in the Collateral now or hereafter existing in favor of the Lender.

     Section 10.2 Governing Law. This Security Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the Uniform Commercial Code and other applicable laws of the State of Indiana, without regard to conflict of law principles.

     Section 10.3 Severability. Whenever possible each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. The Borrower recognizes that the Lender has relied on this Security Agreement in extending credit to the Borrower and agrees that such reliance by the Lender shall be sufficient consideration for this Security Agreement.

     Section 10.4 Binding on Successors. The rights and privileges of the Lender shall inure to the benefit of its respective successors and assigns.

     Section  10.5  Chattel  Mortgage.   This  Security   Agreement  shall  also
constitute a chattel mortgage and an assignment of rents.

     SECTION 10.6 WAIVER OF JURY TRIAL. LENDER AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER LENDER NOR BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER LENDER OR BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ACCEPT THIS SECURITY AGREEMENT.



                         [SIGNATURES ON FOLLOWING PAGE.]



--------------------------------------------------------------------------------
                                     PAGE 18

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Security Agreement to be executed by their respective officers duly authorized as of the date first above written.

                                        ADDISON YORK INSURANCE BROKERS LTD.
                                        a Delaware corporation


                                        By:  /s/ Primo Podorieszach
                                             -----------------------------------
                                             Primo Podorieszach, CEO

ACCEPTED:


                                        OAK STREET FUNDING LLC


                                        By:  /s/ Richard S. Dennen
                                             -----------------------------------
                                             Richard S. Dennen, President

STATE OF INDIANA        )
                        ) SS:
COUNTY OF Marion        )

     Before me, a Notary Public in and for said County and State, personally appeared Primo Podorieszach, known to me to be the Chief Executive Officer of ADDISON YORK INSURANCE BROKERS LTD., and acknowledged the execution of the foregoing for and on behalf of said corporation.

     Witness my hand and Notarial Seal this 19 day of March, 2004.


                                        /s/ Holly D. Ahrendt
                                        -----------------------------
                                        Notary Public - Signature

                                        Holly D. Ahrendt
                                        -----------------------------
                                        Notary Public - Printed

My Commission Expires:                  My County of Residence:

9/26/07                                 Hamilton
----------------------                  -----------------------------





--------------------------------------------------------------------------------
                                     PAGE 19

                                   SCHEDULE 1

                           Former Names, Assumed Names
                           and Tradenames of Borrower









                               Prior Combinations





--------------------------------------------------------------------------------
                                     PAGE 20

                                   SCHEDULE 2

                      Trademarks and Trademark Applications

Application or                                                    Registration
Registration No.           Trademark             Country              Date


                                      None








--------------------------------------------------------------------------------
                                     PAGE 21

                              Registered Copyrights


                                                                 Registration
Registration No.           Trademark            Country              Date


                                      None








--------------------------------------------------------------------------------
                                     PAGE 22

                                    Licenses


                           Licensed           Date of           Expiration
Name of Licensee             Mark             License              Date


                                      None






--------------------------------------------------------------------------------
                                     PAGE 23

                                   SCHEDULE 3

                             Location of Collateral


Equipment Locations:




Fixture Locations:

(include record owner of real estate, if other than Borrower) (attach legal description of real estate)




Inventory Locations:






--------------------------------------------------------------------------------
                                     PAGE 24

                                   SCHEDULE 4

                               Investment Property

                           A. CERTIFICATED SECURITIES:



                                                                                         Percentage
            Issuer's          Certificate      Number of             Number of           of Shares
Issuer      Organization         Number        Shares Owned        Shares Pledged        Pledged



                          B. UNCERTIFICATED SECURITIES:

                Issuer's
Issuer        Organization        Description of Collateral       Percentage Ownership Interest



****[Add description of custody accounts or arrangements with securities intermediary, if applicable]***




                            C. SECURITY ENTITLEMENTS:


                              D. SECURITY ACCOUNTS:


                             E. COMMODITY CONTRACTS:


                             F. COMMODITY ACCOUNTS:




--------------------------------------------------------------------------------
                                     PAGE 25

                                   SCHEDULE 5

                              Negotiable Collateral








--------------------------------------------------------------------------------
                                     PAGE 26

                                   SCHEDULE 6

                               Insurance Policies









--------------------------------------------------------------------------------
                                     PAGE 27

                                   Appendix I

                             Perfection Certificate











--------------------------------------------------------------------------------
                                     PAGE 28

                                   EXHIBIT C


                               CONTINUING GUARANTY

     THIS CONTINUING GUARANTY ("Guaranty") is made as of the 19th day of March, 2004, by ANTHONY CLARK INTERNATIONAL INSURANCE BROKERS LTD., a corporation amalgamated under the laws of the Province of Alberta (the "Guarantor") in favor of OAK STREET FUNDING LLC (the "Lender"), pursuant to that certain Credit Agreement, as it may be amended, modified or supplemented from time to time (the "Credit Agreement") of even date herewith, by and between ADDISON YORK INSURANCE BROKERS LTD., a Delaware corporation (the "Borrower") and the Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.


     Section 1. Guaranty.

     For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever now or heretofore or hereafter made or granted to the Borrower by the Lender pursuant to the Credit Agreement, the Guarantor, in accordance with this Guaranty, hereby absolutely, unconditionally and irrevocably guarantees to the Lender, as if the Guarantor was the principal debtor, the punctual payment and performance when due of all Obligations (which for purposes of this Guaranty shall also be deemed to include all commissions, fees, charges, costs and other expenses arising out of or incurred by the Lender in connection with the enforcement of this Guaranty).

     Section  2.  Continuing   Guaranty;   No  Right  of  Set-Off;   Independent
Obligation.

     (a) This Guaranty shall be a continuing guaranty of the payment and performance of all Obligations and shall remain in full force and effect until the payment in full of all of the Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Lender; and this Guaranty shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Lender. The Guarantor covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower pursuant thereto but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

     (b) The Guarantor hereby guarantees that the Obligations will be paid to the Lender without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

     (c) All payments by the Guarantor under this Guaranty shall be made free and clear of, and without deduction or withholding for, any present or future income, stamp or other taxes, levies, duties, imposts, charges or fees or any related penalties, interest or other liabilities ("Taxes"). If any Taxes are required to be deducted or withheld from any amount payable to the Lender under this Guaranty, the Guarantor shall pay additional amounts so that the amount received by the Lender after the deduction of such Taxes (including Taxes on such additional amounts) equals the amount that the Lender would have received if no Taxes had been deducted. The Guarantor shall pay to the appropriate taxing authority all Taxes required to be deducted or withheld. Within thirty (30) days after paying any such Taxes, the Guarantor shall deliver to the Lender the original or a certified copy of the receipt for such payment. Guarantor shall not be required to pay additional amounts to the Lender on account of any Taxes, including, but not limited to, income taxes, imposed solely by reason of a present or past connection between the Lender and the jurisdiction imposing such Taxes (except a connection arising solely from the execution, delivery, performance, enforcement of or the receipt of payments under this Guaranty). The Guarantor shall indemnify the Lender against any Taxes imposed on (and any related expenses reasonably incurred by) the Lender on account of the execution, delivery, performance or enforcement of or the receipt of payments under this Guaranty other than Taxes imposed solely by reason a present or past connection between the Lender and the jurisdiction imposing such Taxes (except a connection arising solely from the execution, delivery, performance, enforcement of or the receipt of payments under this Guaranty). The Guarantor also shall pay and indemnify the Lender against any stamp or other documentary, excise or property taxes or similar levies, imposts, or charges (or any related liability) arising from the execution, delivery, registration, performance or enforcement of this Guaranty.

     (d) The Guarantor guarantees that the Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender.

     (e) The Guarantor's liability to pay or perform or cause the performance of the Obligations shall arise forthwith after demand for payment or performance by the Lender has been given to the Guarantor in the manner prescribed in Section 24 hereof.

     (f) Except as provided herein, the provisions of this Guaranty cover all agreements between the parties hereto relative to this Guaranty and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guaranty has been delivered by the Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to the Guarantor affecting its liabilities hereunder, and that the Lender shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Borrower to the Guarantor.

     (g) This Guaranty is a guarantee of payment, performance and compliance and not of collectability and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Borrower or upon any event or condition whatsoever.

     (h) The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties.

     Section 3. Guaranty Absolute.

     The obligations of the Guarantor hereunder are independent of the obligations of the Borrower under the Obligations and the Credit Agreement and a separate action or actions may be brought and prosecuted against the Guarantor whether or not an action or proceeding is brought against the Borrower and whether or not the Borrower is joined in any such action or proceeding. The liability of the Guarantor hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

     (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Borrower or any other Person under the Credit Agreement or the Obligations, or any agreement or instrument relating to any of the foregoing;

     (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Lender may extend to, or make with, the Borrower, the Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, or any consent to or departure from, this Guaranty, the Credit Agreement or the Obligations, including any increase or decrease in the Obligations;

     (c) the taking of security from the Borrower, the Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

     (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, the Credit Agreement any of the Obligations and the obligations of the Guarantor hereunder;

     (e) the abstention from taking security from the Borrower, the Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

     (f) any loss, diminution of value or lack of enforceability of any security received from the Borrower, the Guarantor or any other Person, and including any other guarantees received by the Lender;

     (g) any other dealings with the Borrower, the Guarantor or any other Person, or with any security;

     (h) the Lender's acceptance of compositions from the Borrower or the Guarantor;

     (i) the application by the Lender of all monies at any time and from time to time received from the Borrower, the Guarantor or any other Person on account of any indebtedness and liabilities owing by the Borrower or the Guarantor to the Lender, in such manner as the Lender deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or the manner of sale of any collateral;

     (j) the release or discharge of the Borrower or the Guarantor or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Obligations, other than an express release in writing given by the Lender of the liability and obligations of the Guarantor hereunder;

     (k) any change in the name, business, capital structure or governing instrument of the Borrower or the Guarantor or any refinancing or restructuring of any of the Obligations;

     (l) the sale of the Borrower's or the Guarantor's business or any part thereof;

     (m) any merger or consolidation, arrangement or reorganization of the Borrower, the Guarantor, any Person resulting from the merger or consolidation of the Borrower or the Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Borrower or the Guarantor or any change in the corporate relationship between the Borrower and the Guarantor, or any termination of such relationship;

     (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Borrower or its assets or any resulting discharge of any obligations of the Borrower (whether voluntary or involuntary) or of the Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

     (o) any arrangement or plan of reorganization affecting the Borrower or the Guarantor;

     (p) any failure, omission or delay on the part of the Borrower to conform or comply with any term of the Credit Agreement;

     (q) any limitation on the liability or obligations of the Borrower or any other Person under this Guaranty, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Guaranty;

     (r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Borrower or the Guarantor; or

     (s) any modification, compromise, settlement or release by the Lender, or by operation of law or otherwise, of the Obligations or the liability of the Borrower or any other obligor under the Obligations, in whole or in part, and any refusal of payment by the Lender, in whole or in part, from any other obligor or other guarantor in connection with any of the Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Guarantor.

     Section 4. Right to Demand Full Performance.

     In the event of any demand for payment or performance by the Lender from the Guarantor hereunder, the Lender shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Obligations have been paid in full, and the Guarantor shall continue to be liable hereunder for any balance which may be owing to the Lender by the Borrower under the Obligations. The retention by the Lender of any security, prior to the realization by the Lender of its rights to such security upon foreclosure thereon, shall not, as between the Lender, on one hand, and the Guarantor, on the other hand, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Obligations due to the Lender by the Borrower or any part thereof. The Guarantor, promptly after demand, will reimburse the Lender for all costs and expenses of collecting such amount under, or enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel.

     Section 5. Waivers.

     (a) The Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guaranty and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Borrower of any of the terms, covenants, conditions and provisions of the Credit Agreement or the Obligations or any other notice whatsoever to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor hereby acknowledges communication to it of the terms of the Credit Agreement and the Obligations and all of the provisions therein contained and consents to and approves the same. The Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Obligations by the Lender or in this Guaranty, (ii) any release of the Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against the Guarantor.

     (b) Without prejudice to any of the rights or recourses which the Lender may have against the Borrower, the Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Lender to:

          (i) enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Borrower, the Guarantor or any other Person under this Guaranty or the Credit Agreement or otherwise;

          (ii) value, realize upon, or dispose of any security of the Borrower or any other Person held by the Lender;

          (iii) initiate or exhaust any other remedy which the Lender may have in law or equity; or

          (iv) mitigate the damages resulting from any default under the Obligations or the Credit Agreement;

before requiring or becoming entitled to demand payment from the Guarantor under this Guaranty.

     Section 6. The Guarantor Remains Obligated in Event the Borrower Is No Longer Obligated to Discharge Obligations.

     It is the express intention of the Lender and the Guarantor that if for any reason the Borrower has no legal existence, is or becomes under no legal obligation to discharge the Obligations owing to the Lender by the Borrower or if any of the Obligations owing by the Borrower to the Lender becomes irrecoverable from the Borrower by operation of law or for any reason whatsoever, this Guaranty and the covenants, agreements and obligations of the Guarantor contained in this Guaranty shall nevertheless be binding upon the Guarantor, as principal debtor, until such time as all such Obligations have been paid in full to the Lender and all Obligations owing to the Lender by the Borrower have been discharged, and the Guarantor shall be responsible for the payment thereof to the Lender upon demand.

     Section 7. Fraudulent Conveyance; Subrogation.

     (a) Any term or provision of this Guaranty to the contrary notwithstanding, the aggregate amount of the Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guaranty from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (B) THE GUARANTOR HEREBY AGREES NOT TO ASSERT ANY RIGHTS OF SUBROGATION OR CONTRIBUTION, WHETHER ARISING BY CONTRACT OR OPERATION OF LAW (INCLUDING, WITHOUT LIMITATION, ANY SUCH RIGHT ARISING UNDER FEDERAL BANKRUPTCY LAW) OR
OTHERWISE BY REASON OF ANY PAYMENT BY IT PURSUANT TO THE PROVISIONS OF THIS GUARANTY UNTIL AND UNLESS ALL OF THE OBLIGATIONS HAVE BEEN PAID IN FULL.

     Section 8. Guaranty Is in Addition to Other Security.

     This Guaranty shall be in addition to and not in substitution for any other guarantees or other security which the Lender may now or hereafter hold in respect of the Obligations owing to the Lender by the Borrower and (except as may be required by law) the Lender shall be under no obligation to marshal in favor of the Guarantor any other guarantees or other security or any moneys or other assets which the Lender may be entitled to receive or upon which the Lender may have a claim.

     Section 9. Release of Security Interests.

     Without limiting the generality of the foregoing and except as otherwise provided in this Guaranty, the Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Lender hereunder, and the liability of the Guarantor hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     Section 10. No Bar to Further Actions.

     Except as provided by law, no action or proceeding brought or instituted under the Credit Agreement or this Guaranty and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under the Credit Agreement or this Guaranty by reason of any further default or defaults under the Credit Agreement or Guaranty or in the payment of any of the Obligations owing by the Borrower.

     Section 11. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

     (a) No failure to exercise and no delay in exercising, on the part of the Lender, any right, power, privilege or remedy under the Credit Agreement or this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

     (b) Nothing contained in this Guaranty shall limit the right of the Lender to take any action to accelerate the maturity of the Obligations pursuant to the Credit Agreement or to pursue any rights or remedies hereunder or under applicable law.

     Section 12. Lender's Duties; Notice to Lender.

     (a) Any provision in this Guaranty allowing the Lender to request any information or to take any action authorized by, or on behalf of the Guarantor, shall be permissive and shall not be obligatory on the Lender except where the failure of the Lender to request any such information or to take any such action arises from the Lender's gross negligence or willful misconduct.

     (b) The Lender shall not be required to inquire into the existence, powers or capacities of the Borrower, the Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

     Section 13. Successors and Assigns.

     All terms, agreements and conditions of this Guaranty shall extend to and be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Lender and its successors and assigns; provided, however, that the Guarantor may not assign any of its rights or obligations hereunder.

     Section 14. Release of Guaranty.

     Concurrently with the payment in full of all of the Obligations, the Guarantor shall be released from and relieved of its obligations under this Guaranty. Upon the delivery by the Borrower to the Lender of a certificate signed by an authorized senior officer of the Borrower to the effect that the transaction giving rise to the release of this Guaranty was made by the Borrower in accordance with the provisions of the Credit Agreement and the Obligations, the Lender shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under this Guaranty. If any of the Obligations are revived and reinstated after the termination of this Guaranty, then all of the obligations of the Guarantor under this Guaranty shall be revived and reinstated as if this Guaranty had not been terminated until such time as the Obligations are paid in full, and the Guarantor shall enter into an amendment to this Guaranty, reasonably satisfactory to the Lender, evidencing such revival and reinstatement.

     Section 15. Representations and Warranties.

     The Guarantor represents and warrants to the Lender as of the date hereof that:

          (i) The Guarantor (a) is either a corporation or a limited liability company duly organized, validly existing and in existence under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it is doing business, and (c) has all requisite power and authority to own, operate and encumber its property;

          (ii) The Guarantor (a) has the requisite power and authority to execute, deliver and perform this Guaranty and any other document required to be delivered by it under the Credit Agreement, and
               (b) has duly executed and delivered this Guaranty which constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and

          (iii)The execution, delivery and performance of this Guaranty do not and will not (a) conflict with the Articles of Incorporation and By-Laws, as applicable, of the Guarantor, (b) require any approval of the Guarantor's shareholders or members, as applicable, except such as has been obtained, (c) require any approval or consent of any other Person or Governmental Authority, (d) result in or require the creation of any lien or security interest upon or with respect to any of the properties or assets of the Guarantor other than in favor of the Lender, and
               (e) conflict with, result in a breach of or constitute a default under any requirement of law or contractual obligation of the Guarantor.

     Section 16. Setoff.

     At any time after all or any part of the Obligations have become due and payable (by acceleration or otherwise), the Lender may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from the Lender to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor held by or coming into the possession of the Lender.

     Section 17. Subordination.

     The Guarantor agrees that any and all claims of the Guarantor against the Borrower, or against any of its properties, shall be subordinate and subject in right of payment to the prior payment of the Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Borrower, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower shall be and hereby are subordinated to the rights of the Lender in those assets. The Guarantor shall have no right to possession of any such asset or to foreclose any such lien or security interest, whether by judicial action or otherwise, unless and until all of the Obligations shall have been fully paid and satisfied. If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved, or if substantially all of the assets of the Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of the Borrower to the Guarantor shall be paid or delivered directly to the Lender for application on the Obligations due or to become due until such shall have first been fully paid and satisfied. The Guarantor irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Lender's own name or in the name of the Guarantor or otherwise, as the Lender may deem necessary or advisable for the enforcement of this Guaranty. The Lender may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to any of Indebtedness of the Borrower to the Guarantor prior to the satisfaction of all of the Obligations, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lender and shall forthwith deliver the same to the Lender in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Obligations, and until so delivered, the same shall be held in trust by the Guarantor as the property of the Lender. If the Guarantor fails to make any such endorsement or assignment to the Lender, the Lender is hereby irrevocably authorized to make the same. The Guarantor agrees that until the Obligations have been paid in full and satisfied, the Guarantor will not assign or transfer to any Person any claim that the Guarantor has or may have against the Borrower.

     Section 18. Amendments.

     No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Lender, except as expressly set forth in a writing duly signed and delivered by the Lender.

     Section 19. Governing Law.

     This Guaranty shall be governed by and interpreted and enforced in accordance with the internal laws (without regard to conflicts of law provisions) of the State of Indiana. Without limiting the foregoing, any dispute between the Lender and the Guarantor arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the internal laws, and not the conflicts of law provisions, of the State of Indiana.

     Section 20. Consent to Jurisdiction; Counterclaims; Forum Non Conveniens.

     Except as provided hereinbelow, the Lender and the Guarantor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Indianapolis, Indiana, provided however that the parties acknowledge that any appeals from those courts may be heard by a court located outside of Indianapolis, Indiana. The Lender shall have the right to proceed against the Guarantor or its real or personal property in a court in any location in order to obtain personal jurisdiction over the Guarantor or to enforce a judgment or other court order entered against the Guarantor, and the Guarantor shall not assert any permissive counterclaims arising out of or relating to this Guaranty in any proceeding brought under this provision. The Guarantor hereby waives any objection that it may now or hereafter have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding with respect to this Guaranty or any other document executed or delivered in connection herewith is commenced in accordance with this Section 20.

     Section 21. Waiver of Jury Trial.

     The Guarantor waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise arising out of or related to the transactions contemplated by this Guaranty or any other instrument, document or agreement executed or delivered in connection herewith. The Lender may file an original counterpart or a copy of this

Guaranty with any court as written evidence of the consent of the Guarantor to the waiver of its rights to trial by jury.

     Section 22. Waiver of Bond.

     The Guarantor waives the posting of any bond otherwise required of the Lender in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Lender, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Lender and the Guarantor.

     Section 23. Advice of Counsel.

     The Guarantor represents and warrants that it has consulted with legal counsel regarding all waivers under this Guaranty, that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Lender to extend the Indebtedness guaranteed hereby.

     Section 24. Notices.

     All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

        If to Guarantor, at:            10333 Southport Road S.W., Suite 355
                                        Calgary, Alberta, T2W 3X6
                                        Attention: Primo Podorieszach, CEO
                                        Facsimile: _______________________

        If to the Lender, at:           11595 North Meridian Street, Suite 450
                                        Carmel IN 46032
                                        Attention: Richard S. Dennen, President
                                        Facsimile: (317) 805-2423

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (a) three (3) days following deposit in the United States mail, with proper postage prepaid; (b) upon delivery thereof if delivered by hand or by a reputable overnight courier service; or (c) upon confirmation of receipt thereof if transmitted by a telecommunications device.

     Section 25. Severability.

     Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of the provision or the remaining provisions of this Guaranty

     Section 26. Merger.

     This Guaranty represents the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreement, between the Guarantor and the Lender.

     Section 27. Execution in Counterparts.

     This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute on and the same agreement

     Section 28. No Strict Construction.

     The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

     Section 29. Security.

     The performance of the obligations of Guarantor under this Guaranty is secured by that certain General Security Agreement dated the date hereof from Guarantor to Lender.


                         [Signatures on following page.]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, all as of the date and year first written above.


                                       ANTHONY CLARK INTERNATIONAL INSURANCE
                                       BROKERS LTD.

                                       By:  /s/ Primo Podorieszach
                                            -----------------------------------
                                            Primo Podorieszach, CEO
                                            10333 Southport Road S.W., Suite 355
                                            Calgary, Alberta, T2W 3X6
                                            Attn:  Primo Podorieszach, CEO
                                            Phone: 250 376-1782
                                            Fax:   403 225-5745

                                   EXHIBIT D



                           GENERAL SECURITY AGREEMENT
                           --------------------------


TO:              OAK STREET FUNDING LLC
                 11595 North Meridian Street, Suite 450
                 Carmel IN 46032

                 (hereinafter the "Lender")

GRANTED BY:      ANTHONY CLARK INTERNATIONAL INSURANCE
                 BROKERS LTD.

                 having its principal office or place of business at:

                 Suite 355, 10333 Southport Road
                 Calgary, Alberta
                 T2W 3X6

                 (hereinafter the "Grantor")


SECTION 1 - DEFINITIONS

1.1. Defined Terms

     (a)  As used herein:

          "Accounts", "Inventory", "Equipment", "Intangibles", "Chattel Paper", "Goods", "Instruments", and "Proceeds" shall mean all of Grantor's such property within the meanings ascribed to such terms in the PPSA.

          "Collateral" shall mean all of the Grantor's property or rights in which a security interest is granted hereunder.

          "Credit Agreement" shall mean the Credit Agreement executed between Addison York Insurance Brokers Ltd. (the "Borrower") and the Lender of even date, as amended and/or restated from time to time.

          "Deposit Accounts" shall mean any and all demand, time, savings, passbook, or similar accounts maintained with a bank or similar institution, but shall not include investment property or accounts evidenced by an instrument.

          "Documents"  shall  mean  all  books,  records,  accounts,   invoices,
          letters, papers, documents and other records in any form or medium evidencing or relating to the Collateral.

          "Documents of Title" shall mean all present and future documents of title of the Grantor, whether negotiable or otherwise, including all warehouse receipts and bills of lading.

          "Encumbrance" shall include, without limitation, a security interest, lien, hypothecation, claim, charge, deemed trust or encumbrance of any kind whatsoever.

          "Fixture" shall include articles of personal property annexed to the Grantor's owned or leased real property so as to be regarded as a part thereof.

          "Guaranty" shall mean the Guaranty dated as of even date, made by the Grantor in favor of the Lender with respect to the debts and obligations of Addison York Insurance Brokers Ltd, as Borrower to the Lender, as same may be amended, supplemented, revised, restated or replaced from time to time.

          "Intellectual Property" shall mean all intellectual property of the Grantor, including, without limitation, (a) all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) all trademarks, service marks, trade dress, trade names, and corporate names and all the goodwill and quality control standards associated therewith; (c) all registered and unregistered statutory and common law copyrights; (d) all registrations, applications and renewals for any of the foregoing; (e) all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; (f) all other proprietary rights (including, without limitation, all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); (g) all copies and tangible embodiments of the foregoing in whatever form or medium; (h) all damages and payments for past, present and future infringements of the foregoing; (i) all royalties and income due with respect to the foregoing; and (j) the right to sue and recover for past, present and future infringements of the foregoing.

          "Investment Property" shall mean any property of the Grantor, the primary purpose of which is the earning of profit by the Grantor.

          "Liabilities" shall mean (a) all of the obligations of Grantor \ in favor of Lender arising under, pursuant to, or in connection with that certain continuing Guaranty dated as of the date hereof from Grantor to Lender, (b) all other time to time obligations of Grantor to the Lender of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and whether or not contemplated by the Grantor or the Lender as of the date of this Security Agreement, including, without limitation, any modification, extension, or addition to or of the Liabilities and any overlying advances, out of formula advances and overdrafts made or permitted in connection with the Liabilities or other Liabilities; and
          (c) any duty of the Grantor to act or to refrain from acting in connection with any Liability.

          "Lock Boxes" shall have the meaning set forth in Section 4.2(a).

          "Lock Box Agreements" shall have the meaning set forth in Section 4.2(a).

          "Money" shall mean all present and future money of the Grantor, whether authorized or adopted by the Parliament of Canada as part of its currency or any foreign government as part of its currency.

          "PPSA" shall mean the Personal Property Security Act (Alberta), as the same may be amended, supplemented or replaced from time to time.

          "Subsidiaries" means, as to the Grantor, (a) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Grantor, and (b) any partnership, association, joint venture or other entity in which the Grantor and/or one or more Subsidiaries of the Grantor has more than a Fifty Percent (50%) equity interest.

     (b) Other capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Credit Agreement.

     (c) The term "security interest" shall include, without limitation, a fixed mortgage, hypothecation, pledge, charge and assignment, and the grant of the security interest herein provided for shall include, without limitation, a fixed mortgage, hypothecation, pledge, charge and assignment of the Collateral in favor of the Lender.

1.2. Security Interest

As a general and continuing security for the payment and performance of any and all Liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Grantor to the Lender or remaining unpaid by the Grantor to the Lender wheresoever and howsoever incurred and howsoever evidenced, whether arising from dealings between the Lender and the Grantor or from other dealings or proceedings by which the Grantor may be or become in any manner indebted, obligated or liable to the Lender, including, without limitation, under the Guaranty, and wherever incurred and in any currency and whether incurred by the Grantor alone or with another or others and whether as principal, guarantor or surety including expenses under Sections 3.5 and 3.12 of this Agreement and all interest, commissions, cost of realization, legal and other costs, charges and expenses the Grantor, IN CONSIDERATION OF THE LIABILITIES and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant to the Lender, a continuing security interest in the following Collateral:

     (a) All Accounts, Deposit Accounts, Intangibles, Documents, Documents of Title, Instruments, Investment Property, Money, Chattel Paper and any other similar rights of the Grantor however created or evidenced, whether now existing or hereafter owned, acquired, created, used, or arising, specifically including, without limitation, claims, leases, agreements, license agreements, licensing fees, royalties, policies, insurance commissions, credit insurance, guaranties, letters of credit, advices of credit, binders or certificates of insurance, deposits, documents of title, securities, security interests, licenses, goodwill, tax refunds (federal, provincial or local), customer lists, franchises, franchise rights, drawings, designs, marketing rights, computer programs, artwork, databases and other like business property rights, all applications to acquire such rights, for which application may at any time be made by the Grantor, together with any and all books and records pertaining thereto and any right, title or interest in any Inventory which gave rise to an Account, and all Intellectual Property throughout the world;

     (b) All Inventory, whether now existing or hereafter acquired and wherever located, specifically including, without limitation, all merchandise, personal property, raw materials, work in process, finished Goods, materials and supplies of every nature usable or useful in connection with the manufacturing, packing, shipping, advertising, selling, leasing or furnishing of any of such Inventory and all materials of the Grantor used or consumed or to be used or consumed in the Grantor's business, together with any and all books and records pertaining thereto;

     (c) All Equipment, Fixtures, Goods and all other tangible personal property of the Grantor of every kind or nature which are not inventory or consumer goods as defined in the PPSA, whether now owned or hereafter acquired, wherever located, specifically including, without limitation, all machinery, trucks, boats, barges, on and off the road vehicles, forklifts, tools, dies, jigs, presses, appliances, implements, improvements, accessories, attachments, parts, components, partitions, systems, carpeting, draperies and apparatus;

     (d) All products and Proceeds of each of the foregoing, specifically including, without limitation, (i) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time, (ii) any and all payments of any form whatsoever made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any governmental authority or any Person acting under color of governmental authority, (iii) to the extent of the value of Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, whether or not in lieu thereof;

     (e) All renewals, extensions, replacements, modifications, additions, improvements, accretions, accessions, betterments, substitutions, replacements, annexations, tools, accessories, parts and the like now in, attached to or which may hereafter at any time be placed in or added to any Collateral, whether or not of like kind; and

     (f) All rights, remedies, claims and demands under or in connection with each of the foregoing.

1.3. Leases

The last day of the term of any lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Grantor, shall be excepted from the security interest hereby granted and shall not form part of the Collateral, but the Grantor shall stand possessed of such one day remaining, upon trust to assign and dispose of the same as the Lender or any assignee of such lease or agreement shall direct. If any such lease or agreement therefor contains a provision which provides in effect that such lease or agreement may not be assigned, sub-leased, charged or encumbered without the leave, license, consent or approval of the lessor, the application of the security interest created hereby to any such lease or agreement shall be conditional upon such leave, license, consent or approval having been obtained.

1.4. Grantor Remains Liable

Notwithstanding anything herein to the contrary:

     (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed;

     (b) the exercise by the Lender of any of the rights or remedies hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

     (c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

1.5. Attachment

The Grantor acknowledges and agrees that: (i) value has been given; (ii) the Grantor has rights in the Collateral; and (iii) the security interest created hereunder shall attach to existing Collateral upon execution of this Agreement by the Grantor and to each item of after-acquired Collateral at the time that the Grantor acquires any rights therein.

1.6. Subordination

Notwithstanding anything herein contained, the Lender hereby acknowledges that its security interest in Collateral is subject and subordinate to any security interests which exist as of the date hereof granted by Grantor to an insurance carrier, wholesaler, provider or company (together referred to herein as the "Insurance Carriers") in any agency or similar agreement between Grantor and such Insurance Carrier and the Lender, at any time and from time to time, does hereby agree, at the request of the Grantor, to enter into a subordination and postponement agreement in favor of such Insurance Carriers and file all necessary documents under applicable public registries, including without limitation, the Personal Property Security Act (Alberta), to give effect to the subordination and postponement of its security interests to any security interest granted by the Grantor in favor of such Insurance Carrier.

SECTION 2 - REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to and in favor of the Lender as follows.

2.1. Incorporation

The Grantor is validly amalgamated and organized, is up to date in filing its corporate returns (including annual returns and financial statements) and is a subsisting corporation in good standing under the laws of its jurisdiction of incorporation and the Grantor has all necessary power and authority to own its property and assets, to carry on its business as at present carried on by it or as contemplated hereunder to be carried on by it and holds all necessary licenses, permits and consents as are required so to own its property and assets and so to carry on business in each jurisdiction in which it does so without any violation of law or the rights of others.

2.2. Corporate Power

The Grantor has the power, capacity, full legal right and the corporate authority to enter into this Security Agreement and the Guaranty, to grant the security interest contained herein and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

2.3. Corporate Authorization

The Grantor has taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Security Agreement and the Guaranty.

2.4. Non-Conflict

None of the execution of the Guaranty, this Security Agreement, the grant of the security interests hereunder and the performance and observance of the terms hereof requires the approval of any regulatory agency having jurisdiction over the Grantor, results in the grant or creation of any Encumbrance on the property of assets of the Grantor other than in favor of the Lender or is in contravention of or in conflict with the articles, by-laws or resolutions of directors or shareholders of the Grantor or the provisions of any indenture, instrument, agreement or undertaking to which the Grantor is a party or by which all or any part of its property or assets may be bound, any statute, regulation, by-law, ordinance or other law, or any judgment, decree, ruling or order to which the Grantor or its property and assets may be subject.

2.5. No Default

The Grantor is not in default in the performance or observance of any of the obligations, covenants or conditions contained in any material contract, agreement or other instrument to which it is a party or by which it is bound. At the date hereof, no Default exists and no event or condition has occurred or exists which with the passage of time or the giving of notice, or both, would constitute a Default.

2.6. Title

Subject only to the security interests in favor of the Lender, the Grantor has good and marketable title to the Collateral free and clear of all Encumbrances whatsoever except as are described in the attached Schedule "B".

2.7. Enforceability

The Guaranty and this Security Agreement constitute a valid and legally binding obligation of the Grantor enforceable against the Grantor in accordance with their terms.

2.8. Information

The information, representations and warranties made by the Grantor to the Lender in respect of the Grantor's assets, operations or otherwise including, without limitation, the information contained in any financial statements and in the Schedules attached hereto, are true and accurate in all material respects and are not misleading in light of the circumstances existing when made or delivered or in present circumstances. There are no facts or circumstances not disclosed in writing to the Lender relating to the business, properties, prospects or financial condition of the Grantor or its ability to perform its obligations hereunder which may, in the Lender's discretion, be considered material, including without limitation, with respect to the existence of any contract, agreement or instrument or charter or corporate restriction which may, in the Lender's discretion, materially adversely affect the Grantor's business, properties, assets, operations, or condition (financial or otherwise).

2.9. Locations of Collateral

The Collateral, except where it is in transit to and from the locations herein described is located at the location specified above as the Grantor's principal office or place of business (and its chief place of business and chief executive office) and at such additional addresses as are listed in Schedule "A" hereto. The location at which all records of the Grantor pertaining to Accounts (and all chattel paper which evidences Accounts) and contract rights are kept is the location specified above unless the contrary is indicated in Schedule "A".

2.10. No Litigation

Other than the litigation or proceedings pending against the Grantor identified in Schedule "C" hereto, there is no litigation, proceeding or governmental investigation, administrative or judicial, pending or threatened, against the Grantor or any of its subsidiaries which, if decided adversely to the Grantor or such subsidiary(ies) might have a materially adverse effect on the business, properties or condition (financial or otherwise) of the Grantor or such subsidiary(ies) or on the ability or the Grantor to perform its obligations hereunder or under any other agreement between the Grantor and the Lender.

2.11. Taxes

The Grantor and each of its subsidiaries has filed all federal, state, provincial and other tax returns required to be filed, and all taxes, assessments and other governmental charges (the "Tax

Liabilities") due from each of the Grantor and its subsidiaries have been fully paid. Neither the Grantor nor any of its subsidiaries has executed any waiver that would have the effect of extending any applicable statute of limitations in respect of Tax Liabilities. Each of the Grantor and its subsidiaries has established on its books reserves adequate for the payment of all Tax Liabilities.

2.12. Survival

All representations and warranties of the Grantor made herein or in any certificate or other document delivered by or on behalf of the Grantor to the Lender are material, shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by or on behalf of the Lender, shall survive the execution and delivery of this Security Agreement and shall continue in full force and effect without time limit.

2.13. Financial Statements

All financial statements of Grantor were prepared in accordance with Canadian or U.S. generally accepted accounting principles (GAAP), consistent with prior years, unless specifically otherwise noted thereon, and fairly present the financial condition of Grantor as of the date thereof and the results of its operations for the period then ended, and no material adverse change in the financial condition of Grantor has occurred since the date of the financial statements.

2.14. No Material Adverse Change

The information submitted by Grantor to Lender discloses all known or anticipated material liabilities, direct or contingent, of Grantor and its Subsidiaries as of the dates thereof, and, to the best knowledge of Grantor, since such dates, there has been no material adverse change in Grantor's or its Subsidiaries' financial condition.

2.15. Indebtedness

Except as shown on the financial statements of Grantor, except as set forth on Schedule "D" hereto, and except for trade debt incurred in the ordinary course of business since the date of the financial statements, Grantor has no outstanding indebtedness.

2.16. Full Disclosure

No information, exhibit, memorandum, or report (excluding estimated future operating results) furnished by Grantor to Lender in connection with the negotiation of the Guaranty or this Agreement contains any material misstatement of fact, or omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made, and all estimated future operating results, if furnished, were prepared on the basis of assumptions, data, information, tests or other conditions believed to be valid or accurate or to exist at the time such estimates were prepared and furnished. To Grantor's knowledge, there presently exists no fact or circumstance relative to Grantor, whether or not disclosed, which is presently anticipated to have a Material Adverse Effect.

2.17. Contracts of Surety

Except for the endorsements of Grantor of negotiable instruments for deposit or collection in the ordinary course of business, Grantor is not a party to any contract of guaranty or surety.

2.18. Licenses

Grantor possesses such franchises, licenses, permits, patents, copyrights, trademarks, and consents of appropriate governmental authorities to own its property and as are necessary to carry on its business.

2.19. Compliance with Law

Grantor is in compliance with and conformity with all laws, ordinances, rules, regulations and all other legal requirements applicable to its business and assets, the violation of which would have a material effect on its business or financial condition. Grantor has not received nor does it have a reasonable basis to expect any order or notice of violation or claim of violation of any law, ordinance, rules or regulation. The properties on which Grantor is conducting its business are properly zoned for the activities conducted or to be conducted thereon, and all required variances have been obtained, and are in full force and effect with no notice or threat of invalidity, expiration or lapse of any kind.

2.20. Force Majeure

Neither the business nor the properties of Grantor are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that could reasonably be expected to have a Material Adverse Effect on its business or financial condition.

2.21. Approvals

No authorization, consent, approval or any form of exemption of any governmental authority is required in connection with the execution and delivery by Grantor of the Guaranty or this Agreement or the performance by Grantor thereunder.

2.22. Insolvency

Grantor is not "insolvent" within the meaning of that term as defined under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada), and is able to pay its debts as they mature.

2.23. General

All statements contained in any certificate or financial statement delivered by or on behalf of Grantor to Lender under this Agreement and the Guaranty shall constitute representations and warranties made by Grantor hereunder.

2.24. Subsidiaries

Each Subsidiary of Grantor is listed on Schedule E hereto. With the exception of Borrower, no Subsidiary of Grantor has any right, title, or interest in any real or personal property, whether tangible or intangible, exceeding a value of $100,000.

SECTION 3 - COVENANTS OF GRANTOR

The Grantor covenants and agrees with the Lender as follows.

3.1. Repair

The Grantor shall diligently repair, maintain, use, care for, protect and operate the Collateral and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof.

3.2. Information

The Grantor shall keep proper books of account in accordance with sound accounting practice and applicable laws with respect to questionable, improper or corrupt payments, shall promptly furnish to the Lender such information with respect to the Collateral and the Grantor and its business including, without limitation, financial information and statements relating to its business and the Collateral, as the Lender may from time to time reasonably require and shall promptly notify the Lender of all proceedings (pending or threatened) before any court, board, tribunal or similar body or any occurrence, condition or event which could have a Material Adverse Effect on the business, property, assets or condition (financial or otherwise) of the Grantor or any of its subsidiaries. The Grantor shall permit the Lender or its authorized agents, at any times and at the expense of the Grantor, to audit its Accounts under reasonable procedures directly with account debtors or by other procedures, to have access to all premises occupied by the Grantor or any place where the Collateral may be found in order to discuss the affairs, finances and accounts of the Grantor with appropriate officers, to inspect the Collateral and to examine the information contained in any records or other writings of the Grantor including, without limitation, books of account and other financial records and reports relating to the Collateral, to have temporary custody thereof and to make copies thereof and take extracts therefrom and shall, at the reasonable request of the Lender, mark the Collateral to indicate clearly the security interest of the Lender.

3.3. Make Payments

The Grantor shall pay all rents, taxes, rates, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same shall become due and payable except as are being contested in good faith by proper legal proceedings with respect to which adequate reserves have been established and are being maintained and shall exhibit to the Lender, when required, the receipts and vouchers evidencing such payments.

3.4. Encumbrances

Except for any Encumbrances in favor of the Lender and those Encumbrances identified on Schedule B hereto and purchase money security interests in Equipment, validly created in accordance with the PPSA, on Collateral hereafter acquired by the Debtor, the Grantor shall keep the Collateral free at all times from any and all Encumbrances of whatsoever nature, kind or priority other than those consented to by the Lender or Encumbrances which, in the sole opinion of counsel to the Lender, are satisfactorily subordinated to Encumbrances in favor of the Lender, defend the title to the Collateral against all persons, not permit the Collateral to become an accession to any property not subject to the security interest granted by this Security Agreement or a security interest consented to by the Lender that is subordinate to the Lender's security interest and not to become a fixture unless the security interest of the Lender ranks prior to the interests of all persons in the realty. The Lender may, at any time, contest the validity and enforceability against it or the Grantor of any Encumbrance including, without limitation, any purchase money security interest.

3.5. Insurance

The Grantor shall cause all of the Collateral which is of a character usually insured by businesses owning or operating Collateral of a similar nature to be properly insured and kept insured with reputable insurers acceptable to the Lender, against loss or damage by fire or other risks and hazards usually insured against by businesses owning or operating Collateral of a similar nature, in such amounts, containing such terms, in such form and for such purposes, as may be satisfactory to the Lender. Loss under such insurance shall be payable to the Lender as its interest may appear and such insurance shall contain a mortgage clause acceptable to the Lender. The Grantor shall, at the Lender's request, provide satisfactory evidence that such insurance has been effected, that loss thereunder is payable to the Lender as its interest may appear and any other information relating to such insurance as the Lender may require. If the Grantor fails to maintain satisfactory insurance, the Lender may, at its option, obtain such insurance at the expense of the Grantor and the Grantor shall forthwith repay all costs and expenses incurred by the Lender in connection therewith and all such costs and expenses shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

3.6. Compliance with Governmental Requirements

The Grantor shall duly observe and comply with all requirements of any governmental authority applicable to the Collateral or its use and operation and shall observe and comply with all covenants, terms and conditions upon or under which the Collateral is held.

3.7. Permitted Disposals

The Grantor shall not, except as otherwise permitted hereunder, remove, destroy, lease, sell or otherwise dispose of any of the Collateral except equipment which has become worn out or damaged or otherwise unsuitable for its purpose, in which case the Grantor shall substitute for such equipment, subject to the security interest created hereby and free from any other security interests, property of equal value such that the security hereby constituted shall not thereby be in any way reduced or impaired.

3.8. No Change in Business

The Grantor shall not, without the prior written consent of the Lender, which consent shall be conditional on the receipt by the Lender of all security and deeds of confirmation as its counsel may consider advisable to protect the Lender's interest, directly or indirectly: change the nature of its business; change its fiscal year; otherwise incur any material (determined in the Lender's reasonable discretion) capital expenditures in excess of, cumulatively, US $25,000 per annum (including, without limitation, entering into equipment leases); guarantee, endorse or otherwise become surety for or upon the obligations of others, except to the Lender, or to others which, in the sole opinion of counsel to the Lender, creates an Encumbrance which is subordinate to Encumbrances of the Lender or by endorsement of negotiable instruments for deposit or collection in the ordinary course of its business; provide financial assistance (including, without limitation, by way of loans to, investments in and assumptions of obligations) to any person, corporation, partnership or other entity other than by way of advances and extensions of credit in the ordinary course of its business or with the consent of the Lender or which, in the sole opinion of counsel to the Lender, creates an Encumbrance which is subordinate to Encumbrances of the Lender; sell, discount or dispose of any note, instrument, account or other obligation owing to the Grantor; amalgamate, reconstruct, consolidate or otherwise merge with any person or entity other than with a wholly owned subsidiary of the Grantor; enter into an arrangement or agreement for the sale of any substantial portion of the Collateral other than in the ordinary course of business; permit all or a substantial portion of the Collateral to become the property of any other person or entity, whether in one or a series of transactions; otherwise cease to carry on business as a going concern; do or omit to do any other act or thing that could materially adversely affect its business, financial condition, assets or position or its ability to carry on the business as now conducted by it; or allow, permit or authorize any such change in business, acquisition, extension of financial assistance, merger, reconstruction, consolidation, carrying on of business, arrangement or cessation of business of any of its subsidiaries except a merger contemplated herein.

3.9. Dividends, etc.

The Grantor shall not pay, make or declare any cash or other dividend or distribution to any person who holds an equity interest in the Grantor, whether evidenced by a security or not, without the prior written consent of the Lender.

3.10. No Further Indebtedness

The Grantor shall not incur, assume or suffer to exist or in any manner become liable, directly or indirectly, for any further or additional indebtedness or liabilities other than:

     (a)  To the Lender;

     (b)  Any other debt which, in the sole opinion of counsel to the Lender, is
          satisfactorily   subordinated  to  all   indebtedness   contingent  or
          otherwise owing to the Lender by the Grantor;

     (c) For taxes, assessments or governmental charges to the extent that payment therefore shall not, at the time, be required to be made hereunder;

     (d) On open account for the purchase price of services, materials or supplies incurred by the Grantor in the ordinary course of business and not as a result of borrowing and provided that such indebtedness shall be promptly paid and discharged when due in conformity with ordinary trade terms, except for any such indebtedness which is being contested in good faith by the Grantor by appropriate proceedings and adequate reserves for which have been established and are being maintained and in connection with which no Encumbrance has been placed on the property of the Grantor; and

     (e) For the purchase price of capital assets incurred in the ordinary course of business and as expressly permitted hereunder.

3.11. Notice Regarding Change of Address, etc.

The Grantor shall notify the Lender in writing:

     (a)  At least 20 days prior to any change of name of the Grantor;

     (b) At least 20 days prior to any transfer of the Grantor's interest in any part of the Collateral, not expressly permitted hereunder;

     (c)  Promptly of any significant loss of or damage to Collateral;

     (d) At least 20 days prior to any change in the location(s) of the Collateral and any records relating thereto; and

     (e) Forthwith upon becoming aware of the existence of any condition or event which could cause or which, with the passage of time or notice, or both, constitute a Default, give the Lender written notice thereof specifying the nature and duration thereof and the action being taken or proposed to be taken with respect thereto.

3.12. Protective Disbursements - Legal Fees

If the Grantor fails to pay any amounts required to be paid by it under this Security Agreement or to observe or perform any of the covenants and obligations set forth in this Security Agreement to be observed or performed by it, the Lender may, but shall be under no obligation to, pay such amounts or observe and perform any of such covenants and obligations in any manner deemed proper by the Lender, without waiving any of its rights under this Security Agreement. No such payment or performance by the Lender shall relieve the Grantor from any default under this Security Agreement or the consequences of such default. The reasonable expenses, including the cost of any insurance, payment of taxes or other charges and legal fees and expenses on a solicitor and his own client scale, paid by the Lender in respect of the custody, preservation, use or operation of the Collateral shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement. In addition, the Grantor shall pay all reasonable costs, claims, damages and expenses including, without limitation, legal fees and expenses on a solicitor and his own client scale, incurred by the Lender in connection with the preparation, perfection, execution, protection, enforcement of and advice with respect to this Security Agreement, the realization, disposing of, retaining, protecting or collecting of the Collateral or any part thereof and the protection and enforcement of the rights of the Lender hereunder, and all such costs and expenses shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at such highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

3.13. Post-Default Payments

Upon the occurrence and during the continuance of a Default, the Grantor shall not pay to or compensate any officer, director or employee, or any member of such person's family, any additional cash compensation in the form of a cash bonus, or other similar cash incentive compensation.

3.14. Capital Stock

Without the prior written consent of Lender, Grantor shall not directly or indirectly redeem or acquire any of its own capital stock, or any options, warrants or any securities in respect of its capital stock prior to March 19, 2009.

3.15. Financial Reporting

Grantor shall furnish or caused to be furnished to Lender:

     (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, financial statements of each of the Grantor and its Subsidiaries (on a consolidated basis) audited by independent certified public accountants acceptable to Lender, including a balance sheet, statement of income and retained earnings and a statement of cash flows, with accompanying notes to financial statements, all prepared in accordance with GAAP (with all amounts denominated in Dollars) on a basis consistent with prior years unless specifically noted thereon, accompanied by the unqualified report of such auditors thereon, and further accompanied by the certificate of the chief executive officer or chief financial officer of Grantor that there exists no Default under the this Agreement or the Guaranty, or if any Default exists, stating the nature and status thereof;

     (b) As soon as possible, but in any event within fifteen (15) days after the end of each month, similar consolidated financial statements of the Grantor and its Subsidiaries (on a consolidated basis) as of the end of such quarter and the results of its operations for the portion of the fiscal year then elapsed, prepared and signed by the chief financial officers of the Grantor and its Subsidiaries, all prepared in accordance with GAAP (with all amounts denominated in Dollars) on a basis consistent with prior periods, unless specifically otherwise noted thereon, and accompanied by the certificate of the chief executive officer or chief financial officer of the Grantor that there exists no Default under the Loan Documents or if any Default exists, stating the nature and status thereof;

     (c) as soon as possible, but in any event within three (3) days after the Grantor becomes aware thereof, a written statement signed by the chief executive or chief financial officer of Grantor as to the occurrence of any Default stating the specific nature thereof, Grantor's intended action to cure the same and the time period in which such cure is to occur;

     (d) as soon as possible, but in any event within twenty (20) days after the commencement thereof, a written statement describing any litigation instituted by or against the Grantor, or any Affiliate which, if adversely determined, may have a Material Adverse Effect on the business or financial condition of Grantor and its Subsidiaries;

     (e) promptly upon the filing thereof, copies of all filed prospectuses and annual, quarterly, monthly, or other regular reports which the Grantor files with any securities commission or other governmental authority;

     (f) such other information as Lender may from time to time reasonably request.

3.16. Reports

The Grantor shall file, as appropriate, on a timely basis, annual reports, operating records and any other reports or filings required to be made with any governmental authority.

3.17. Licenses

The Grantor shall maintain in full force and effect all material operating permits, licenses, franchises, and rights used by it in the ordinary course of business.

3.18. Notice of Material Adverse Effect

The Grantor shall give prompt notice in writing to Lender of the occurrence of any development, financial or otherwise, including pending or threatened litigation, which might have a Material Adverse Effect upon the Grantor's financial condition, business or future prospects.

3.19. Compliance with Law

The Grantor shall comply with all material laws, ordinances, rules, regulations and other legal requirements applicable to it, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect upon the Grantor's financial condition, business or future prospects.

3.20. Financial Condition

The Grantor shall maintain its financial condition and management (including, without limitation, insurance agents) of such skill and experience as is currently in place and necessary to support fully its business.

3.21. Subsidiaries

Except for the Subsidiaries listed in Schedule E hereto, the Grantor shall not create or acquire any additional Subsidiaries without the prior consent of the Lender. In the event that any Subsidiaries of the Grantor have right, title, or interest in any real or personal property, whether tangible or intangible, exceeding a value of $100,000, the Grantor shall cause each Subsidiary to deliver to the Lender an executed Guaranty and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Lender, such Guaranty and other documentation to be delivered to Lender as promptly as possible but in any event within thirty (30) days of determination that a Subsidiary needs to be added as a Guarantor. Simultaneously with any such Subsidiary becoming a Guarantor, the Grantor shall also cause such Subsidiary to (i) execute and deliver a Subsidiary Security Agreement (and deliver the other documents required thereby, including, without limitation, restricted account agreements), if applicable, and such other collateral documents as the Lender may require its sole and reasonable discretion; and (ii) deliver such other documentation as the Lender may reasonably require in connection with the foregoing, including, without limitation, appropriate financing statements, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Lender's liens thereunder).

SECTION 4 - COLLECTION OF PROCEEDS

4.1. Payments to Lender

The Grantor shall:

     (a) Collect and enforce payment of all Accounts (except as provided for in Section 4.2) and shall dispose of and receive payment for all Inventory which is ordinarily disposed of in the Grantor's business;

     (b) Receive and hold in trust for the Lender, all payments on or instruments received in respect of the Collateral, all rights by way of suretyship or guarantee which the Grantor now has or may hereafter acquire to enforce payment of Collateral and all rights in the nature of a security interest whereby the Grantor may satisfy any Collateral out of property, and all non-cash proceeds of any such collection, disposition or realization of any of the Collateral shall be subject to the security interest hereby created;

     (c) Endorse to the Lender and forthwith deliver to it all such payments and instruments in the form received by the Grantor; and

     (d) Forthwith deliver to the Lender all property in the Grantor's possession or hereafter coming into its possession through enforcement of any such rights.

4.2. Collection and Application of Collateral Proceeds; Deposit Accounts

     (a)  Collection of Accounts.

          (1) The Grantor will (i) cause each bank or other financial institution in which it maintains (a) a Deposit Account, including each Deposit Account maintained by the Grantor into which all cash, checks, or other similar payments relating to or constituting payments made in respect of Accounts will be deposited (a "Collateral Deposit Account"), to enter into a control agreement with the Lender, in form and substance satisfactory to the Lender in order to give the Lender control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Lender hereunder and cause each such bank or other financial institution to acknowledge such notification in writing, and (ii) upon the Lender's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Lender, transferring ownership of the Deposit Account to the Lender or transferring dominion and control over each such other deposit to the Lender until such time as no Default exists.

          (2) Upon the occurrence of a Default or Unmatured Default, establish lock box service (the "Lock Boxes") with the bank(s) set forth in Appendix I hereto, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Lender and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Lender granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (as hereinafter defined) (a "Lock Box Agreement"). Upon the occurrence of a Default or Unmatured Default, (a) the Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements, (b) the Lender shall have sole access to the Lock Boxes at all times and the Grantor shall take all actions necessary to grant the Lender such sole access, (c) at no time shall the Grantor remove any item from the Lock Box or from a
               Collateral Deposit Account without the Lender's prior written consent, (d) if the Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Lender, the Lender shall be entitled to make such notification directly to Account Debtor, (e) if notwithstanding the foregoing instructions, the Grantor receives any proceeds of any Accounts, the Grantor shall receive such payments as the Lender's trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Accounts received by it to a Collateral Deposit Account, (f) all funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Grantor with Bank One, N.A., or its successors, (the "Collection Account"), and (g) the Lender shall hold and apply funds received into the Collection Account as provided by the terms of Section 4.2(c).

     (b) Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account, other Deposit Account, or establishing a new Lock Box, the Grantor shall (a) obtain the Lender's consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Lender in order to give the Lender Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Lender in order to give the Lender Control of the Lock Box.

     (c) Application of Proceeds; Deficiency. Upon the occurrence of a Default or an Unmatured Default, all amounts deposited in the Collection Account shall be deemed received by the Lender for application in satisfaction of the Liabilities. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account. The Lender shall require all other cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with a bank of the Lender's choosing and held there as security for the Liabilities. The Grantor shall have no control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Liabilities have been satisfied, shall be deposited by the Lender into the Grantor's general operating account. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Liabilities, including any attorneys' fees and other expenses incurred by the Lender to collect such deficiency.

SECTION 5 - DEFAULT

5.1. Defaults

Without in any way limiting or restricting the demand nature of any of the Liabilities and the Lender's rights to demand, at any time, payment of any or all of the Liabilities payable on demand, the Liabilities secured by this Security Agreement shall be immediately due and payable in full and the security hereby constituted shall become enforceable without the need for any action or notice on the part of the Lender upon the happening of any of the following events (herein called a "Default"):

     (a) If the Grantor shall fail to make any payment of any of the Liabilities when due;

     (b) If the Grantor commits a breach of or fails to observe or perform any of the covenants, terms or conditions contained in this Security Agreement or in any other agreement or instrument from time to time in effect between the Grantor and the Lender, whether relating to the Liabilities or not, or if any representation or warranty of the Grantor made to the Lender or otherwise contained herein or in any other agreement or instrument from time to time in effect between the Grantor and the Lender, whether relating to the Liabilities or not, shall be established by the Lender to have been incorrect in any material (determined in the Lender's sole discretion) respect;

     (c) If any guarantor (individually a "Guarantor" and collectively `Guarantors") of the Liabilities commits a breach of or fails to observe or perform any covenant, term or condition contained in any agreement or writing to which the Guarantor and the Lender are parties;

     (d) If the Grantor shall default under any instrument or agreement with respect to any indebtedness or other obligation of it to the Lender or to any creditor or other person, provided that such default has resulted in, or may result in, with notice or lapse of time, or both, the acceleration of any such indebtedness or obligation in favor of such person, in excess of $25,000, or the right of such person to realize upon the Collateral;

     (e) If the Grantor or any Guarantor ceases paying its debts as they mature, ceases or threatens to cease to carry on its business, makes an assignment for the benefit of creditors, commits any act or does any thing constituting or being an event of bankruptcy or insolvency (as defined or provided for in any applicable statute), fails to defend in good faith any action, suit or proceeding commenced against it, fails to discharge or appeal forthwith any judgment for the payment of money rendered against it, fails to pay any taxes, rates or charges when due, in consequence of which any lien or other
          Encumbrance, inchoate or otherwise, upon the Collateral arises or could arise thereby, applies to any tribunal or similar body for the appointment or authorization of any receiver, trustee, liquidator or sequestrator or otherwise commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction including, without limitation, under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada), whether now or hereafter in effect (each of the foregoing herein referred to as a "Proceeding");

     (f) If there is commenced against the Grantor or any Guarantor any Proceeding and an order approving the petition or dissolution, liquidation or winding up is entered, or such Proceeding remains undismissed for a period of 30 days, any receiver, trustee, liquidator, sequestrator or similar official of or for the Grantor or any Guarantor or any substantial portion of the property of the Grantor or any Guarantor is appointed, the Grantor or any Guarantor by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator, sequestrator or similar official of or for the Grantor or any Guarantor or any substantial portion of the property of the Grantor or any Guarantor or if any writ of seizure and sale, distress or similar process is levied or enforced against a substantial portion of the property and assets of the Grantor or any Guarantor or otherwise remains undischarged or not defended or appealed forthwith; or

     (g) If the Lender, in its absolute discretion, concludes as the result of the occurrence of any material change in the condition or affairs (financial or otherwise) of the Grantor or any Guarantor, that the essential basis of the Liabilities or security hereby constituted has been impaired or otherwise altered.

SECTION 6 - REMEDIES ON DEFAULT

If the security hereby constituted becomes enforceable, the Lender shall have, in addition to any other rights, remedies and powers which it may have at law, in equity or under the PPSA, the following rights, remedies and powers:

6.1. Power of Entry

The Grantor shall forthwith upon demand assemble and deliver to the Lender possession of all of the Collateral at such place as may be specified by the Lender. The Lender may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and, to that end, the Grantor agrees that the Lender, its servants or agents or Receiver may, at any time, during the day or night, enter upon lands and premises where the Collateral may be found for the purpose of taking possession of and/or removing the Collateral or any part thereof. In the event of the Lender taking possession of the Collateral, or any part thereof, the Lender shall have the right to maintain the same upon the premises on which the Collateral may then be situate. The Lender may, in a reasonable manner, take such action or do such things as to render any Equipment unusable.

6.2. Power of Sale

The Lender may sell, lease or otherwise dispose of all or any part of the Collateral, as a whole or in separate parcels, by public auction, private tender or by private contract, with or without notice, except as otherwise required by applicable law, with or without advertising and without any other formality, all of which are hereby waived by the Grantor. Such sale, lease or disposition shall be on such terms and conditions as to credit and otherwise and as to upset or reserve bid or price as to the Lender, in its sole discretion, may seem advantageous. If such sale, transfer or disposition is made on credit or part cash and part credit, the Lender need only credit against the Liabilities the actual cash received at the time of the sale. Any payments made pursuant to any credit granted at the time of the sale shall be credited against the Liabilities as they are received. The Lender may buy in or rescind or vary any contract for sale of all or any of the Collateral and may resell without being answerable for any loss occasioned thereby. Any such sale, lease or disposition may take place whether or not the Lender has taken possession of the Collateral. The Lender may, before any such sale, lease or disposition, perform any commercially reasonable repair, processing or preparation for disposition and the amount so paid or expended shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

6.3. Validity of Sale

No person dealing with the Lender or its servants or agents shall be concerned to inquire whether the security hereby constituted has become enforceable, whether the powers that the Lender is purporting to exercise have become exercisable, whether any money remains due on the security of the Collateral, as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition shall be made, otherwise as to the propriety or regularity of any sale or any other dealing by the Lender with the Collateral or to see to the application of any money paid to the Lender. In the absence of fraud on the part of such persons, such dealings shall be deemed, so far as regards the safety and protection of such person, to be within the powers hereby conferred and to be valid and effective accordingly.

6.4. Receiver-Manager

The Lender may, in addition to any other rights it may have, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a "Receiver") of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Lender has under this Security Agreement, at law or in equity. In exercising any such powers, any such Receiver shall, to the extent permitted by law, act as and for all purposes shall be deemed to be the agent of the Grantor and the Lender shall not be responsible for any act or default of any such Receiver. The Lender may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Lender. A court need not appoint, ratify the appointment by the Lender of or otherwise supervise in any manner the actions of any Receiver. Upon the Grantor receiving notice from the Lender of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of the Grantor with respect to the Collateral shall cease, unless specifically continued by the written consent of the Lender.

6.5. Carrying on Business

The Lender may carry on, or concur in the carrying on of, all or any part of the business or undertaking of the Grantor, may, to the exclusion of all others, including the Grantor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by the Grantor and may use all or any of the tools, machinery, equipment and intangibles of the Grantor for such time as the Lender sees fit, free of charge, to carry on the business of the Grantor and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product.

6.6. Dealing with Collateral

The Lender may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable, all of which without notice to the Grantor except as otherwise required by any applicable law. The Lender may demand, sue for and receive any Accounts with or without notice to the Grantor, give such receipts, discharges and extensions of time and make such compromises in respect of any Accounts which may, in the Lender's absolute discretion, seem bad or doubtful. The Lender may charge on its own behalf and pay to others, sums for costs and expenses incurred including, without limitation, legal fees and expenses on a solicitor and his own client scale and Receivers' and accounting fees, in or in connection with seizing, collecting, realizing, disposing, enforcing or otherwise dealing with the Collateral and in connection with the protection and enforcement of the rights of the Lender hereunder including, without limitation, in connection with advice with respect to any of the foregoing. The amount of such sums shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

6.7. Retention of Collateral

Upon notice to the Grantor and subject to any obligation to dispose of any of the Collateral, as provided in the PPSA, the Lender may elect to retain all or any part of the Collateral in satisfaction of the Liabilities or any of them.

6.8. Pay Encumbrances

The Lender may pay any Encumbrance that may exist or be threatened against the Collateral. In addition, the Lender may borrow money required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business or undertaking of the Grantor and may grant further security interests in the Collateral in priority to the security interest created hereby as security for the money so borrowed. In every such case the amounts so paid or borrowed together with costs, charges and expenses incurred in connection therewith shall be deemed to have been advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

6.9. Application of Payments Against Liabilities

Any and all payments made in respect of the Liabilities from time to time and moneys realized on the Collateral may be applied to such part or parts of the Liabilities as the Lender may see fit. The Lender shall, at all times and from time to time, have the right to change any appropriation as it may see fit. Any insurance moneys received by the Lender pursuant to this Security Agreement may, at the option of the Lender, be applied to rebuilding or repairing the Collateral or be applied against the Liabilities in accordance with the provisions of this Section.

6.10. Set-Off

The Liabilities will be paid by the Grantor without regard to any equities between the Grantor and the Lender or any right of set-off or cross-claim. Any indebtedness owing by the Lender to the Grantor may be set off and applied by the Lender against the Liabilities at any time or from time to time either before or after maturity, without demand upon or notice to anyone.

6.11. Deficiency

If the proceeds of the realization of the Collateral are insufficient to repay the Lender all moneys due to it, the Grantor shall forthwith pay or cause to be paid to the Lender such deficiency.

6.12. Lender Not Liable

The Lender shall not be liable or accountable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with the Collateral, shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Lender, the Grantor or any other person, firm or corporation in respect of the Collateral and shall not be liable or responsible for any loss, cost or damage whatsoever which may arise in respect of any such failure including, without limitation, resulting from the negligence of the Lender or any of its officers, servants, agents, solicitors, attorneys, Receivers or otherwise. Neither the Lender nor its officers, servants, agents or Receivers shall be liable by reason of any entry into possession of the Collateral or any part thereof, to account as a mortgagee in possession, for anything except actual receipts, for any loss on realization, for any act or omission for which a mortgagee in possession might be liable, for any negligence in the carrying on or occupation of the business or undertaking of the Grantor as provided in Section 6.5 or for any loss, cost, damage or expense whatsoever which may arise in respect of any such actions, omissions or negligence.

6.13. Extensions of Time

The Lender may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, release any part of the Collateral to third parties and otherwise deal or fail to deal with the Grantor, debtors of the Grantor, Guarantors, sureties and others and with the Collateral and other securities as the Lender may see fit, all without prejudice to the liability of the Grantor to the Lender or the Lenders rights and powers under this Security Agreement.

6.14. Rights in Addition

The rights and powers conferred by this Section 6 are in supplement of and in addition to and not in substitution for any other rights or powers the Lender may have from time to time under this Security Agreement or under applicable law. The Lender may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination.

SECTION 7 - DEALING WITH COLLATERAL BY THE GRANTOR

7.1. Sale of Inventory

Prior to the occurrence of a Default, the Grantor may, in the ordinary course of its business and on customary trade terms, lease or sell items of inventory, so that the purchaser thereof takes title clear of the security interest hereby created. If such sale or lease results in an Account, such Account shall be subject to the security interest hereby created.

SECTION 8 - GENERAL

8.1. Security in Addition

The security hereby constituted is not in substitution for any other security for the Liabilities or for any other agreement between the parties creating a security interest in all or part of the Collateral, whether heretofore or hereafter made, and such security and such agreements shall be deemed to be continued and not affected hereby unless expressly provided to the contrary in writing and signed by the Lender and the Grantor. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the Liabilities or any part thereof, shall not release or affect the security interest created by this Security Agreement and the taking of the security interest hereby created or any proceedings hereunder for the realization of the security interest hereby created shall not release or affect any other security held by the Lender for the repayment of or performance of the Liabilities.

8.2. Waiver

Any waiver of a breach by the Grantor of any of the terms or provisions of this Security Agreement or of a Default under Section 5.1 must be in writing to be effective against and bind the Lender. No such waiver by the Lender shall extend to or be taken in any manner to affect any subsequent breach or Default or the rights of the Lender arising therefrom.

8.3. Further Assurances

The Grantor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all and singular every such further acts, deeds, conveyances, instruments, transfers, assignments, security agreements and assurances as the Lender may reasonably require in order to give effect to the provisions and purposes of this Security Agreement including, without limitation, in respect of the Lender's enforcement of the security and its realization on the Collateral, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming and/or perfecting the security interest of the Lender in the Collateral pursuant to this Security Agreement. The Grantor hereby constitutes and appoints the Manager or acting Manager of the Lender at its above address, or any Receiver appointed by the Court or the Lender as provided herein, the true and lawful attorney of the Grantor irrevocably with full power of substitution to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Grantor whenever and wherever it may be deemed necessary or expedient. The Grantor hereby authorizes the Lender to file such proofs of claim and other documents as may be necessary or advisable in order to prove its claim in any bankruptcy, proposed winding-up or other proceeding relating to the Grantor.

Without limiting the generality of the foregoing, the Grantor:

     (a) shall mark conspicuously each chattel paper evidencing or relating to an Account and each related contract and, at the request of the Lender, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Lender, indicating that such chattel paper, related contract or Collateral is subject to the security interests granted hereby;

     (b) shall, if any Accounts shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Lender hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender;

     (c) shall execute and file such financing or renewal statements, or amendments, thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

     (d) hereby authorizes the Lender to file one or more financing or renewal statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor, where permitted by law; and

     (e) shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may request, all in reasonable detail.

8.4. No Merger

Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Grantor to make payment of or satisfy the Liabilities. The acceptance of any payment or alternate security shall not constitute or create any novation and the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

8.5. Notices

Subject to Section 8.7 hereof, any notice required to be given to the Grantor or the Lender may be delivered to such party or a responsible officer thereof or may be sent by prepaid registered mail addressed to the appropriate party at the address above shown, or such further or other address as such party may notify to the other in writing from time to time, and if so given the notice shall be deemed to have been given on the day of delivery or the day when it is deemed or otherwise considered to have been received for the purposes of the PPSA, as the case may be.

8.6. Continuing Security Interest and Discharge

This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment and performance in full of the Liabilities, notwithstanding any dealing between the Lender and the Grantor or any Guarantor in respect of the Liabilities or any release, exchange, non-perfection, amendment, waiver, consent or departure from or in respect of any or all of the terms or provision of any security held for the Liabilities.

If the Grantor pays to the Lender and fully discharges the Liabilities secured by this Security Agreement and otherwise observes and performs the terms and conditions hereof, then the Lender shall at the request and at the expense of the Grantor release and discharge the security interest created hereby and execute and deliver to the Grantor such deeds and other instruments as shall be requisite therefor.

8.7. Governing Law and Waiver

The provisions of this Security Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein, without reference to applicable conflict of law principles. Grantor consents to the non-exclusive jurisdiction of the courts of the Province of Alberta in connection with the resolution of any disputes relating to this Security Agreement or any other Agreement or document executed or delivered hereunder. Grantor irrevocably waives any objection, including any objection to the laying of venue based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding with respect to this Agreement.

Grantor hereby waives personal service of any and all process upon it and consents tat all such service of process may be made by registered mail (return receipt requested) directed to the Grantor and service so made shall be deemed to be completed five (5) days after the same shall have been mailed. Nothing contained herein shall affect the right of lender to serve legal process by any other manner permitted by law.

The parties hereto hereby waive trial by jury (if applicable) in any action, proceeding, claim or counterclaim, whether in contract or tort, at law or in equity with respect to, in connection with, or arising out of this Security Agreement, other financing agreements, the obligations of Grantor and Grantor, the collateral, or any instrument, document or guarantee delivered pursuant hereto or to any of the foregoing, or the validity, protection, interpretation, administration, collection or enforcement hereof or thereof, or any other claim or dispute hereunder or thereunder. Grantor agrees that it will not assert against lender any claim for consequential, incidental, special, or punitive damages in connection with this Security Agreement or the transactions contemplated hereby or thereby. No officer of lender has authority to waive, condition, or modify this provision.

8.8. Security Interest Effective Immediately

Neither the execution nor registration of this Security Agreement nor any partial advances by the Lender shall bind the Lender to advance any other amounts to the Grantor. The parties intend the security interest created hereby to attach and take effect forthwith upon execution of this Security Agreement by the Grantor and the Grantor acknowledges that value has been given and that the Grantor has rights in the Collateral.

8.9. No Collateral Warranties

There is no representation, warranty or collateral agreement affecting this Security Agreement or the Collateral, other than as expressed herein in writing.

8.10. Joint and Several Liability

If more than one person executes this Security Agreement as Grantor, their obligations under this Security Agreement shall be joint and several.

8.11. Provisions Reasonable

The Grantor expressly acknowledges and agrees that the provisions of this Security Agreement and, in particular, those respecting remedies and powers of the Lender against the Grantor, its business and the Collateral upon default, are commercially reasonable and not manifestly unreasonable.

8.12. Number and Gender

In this Security Agreement, words importing the singular number include the plural and vice-versa and words importing gender include all genders.

8.13. Invalidity

In the event that any term or provision of this Security Agreement shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Security Agreement shall be unaffected thereby and shall be valid and enforceable to the fullest extent permitted by law.

8.14. Indemnity and Expenses

     (a) The Grantor agrees to indemnify and save harmless the Lender from and against any and all claims, losses and liabilities rising out of or resulting out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct.

     (b) The Grantor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights or remedies of the Lender hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereunder.

8.15. Judgment Currency

If for the purpose of obtaining judgment in any court or for the purpose of determining, pursuant to the obligations of the undersigned, the amounts owing hereunder, it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Lender could purchase, in The New York Foreign Exchange Market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given or any other payment is due hereunder. The undersigned and each of them agrees that its obligation in respect of any Original Currency due from it to the Lender hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Lender receives payment of any sum so adjudged or owing to be due hereunder in the

Second Currency the Lender may, in accordance with normal banking procedures, purchase, in The New York Foreign Exchange Market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the undersigned and each of them agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Lender against such loss. The term "rate of exchange" in this
Section 8.15 means the spot rate at which the Lender, in accordance with normal practices is able on the relevant date to purchase the Original Currency with the Second Currency and includes any premium and costs of exchange payable in connection with such purchase.

8.16. Sections and Headings

The division of this Security Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

8.17. Receipt of Copy

The Grantor acknowledges receipt of an executed copy of this Security Agreement.

8.18. Binding Effect

All rights of the Lender hereunder shall enure to the benefit of its successors and assigns and all obligations of the Grantor hereunder shall bind the Grantor and its successors and permitted assigns.

     IN WITNESS WHEREOF the Grantor has duly executed this Security Agreement under seal this ____ day of March, 2004.


                                        ADDISON YORK INSURANCE BROKERS LTD.
                                        a Delaware corporation


                                        By:     /s/ Primo Podorieszach
                                                --------------------------------
                                        Name:   Primo Podorieszach

                                        Title:  CEO



                                        OAK STREET FUNDING LLC


                                        By:     /s/ Richard S. Dennen
                                                --------------------------------
                                        Name:   Richard S. Dennen

                                        Title:  President

                                  Schedule "A"


                                    LOCATIONS

                                  Schedule "B"


                                  ENCUMBRANCES

                                  Schedule "C"


                                   LITIGATION

                                  Schedule "D"


                                  INDEBTEDNESS

                                  Schedule "E"


                                  SUBSIDIARIES

                                   EXHIBIT E


                           SECURITIES PLEDGE AGREEMENT


TO:  OAK STREET FUNDING LLC ("Oak Street")

     WHEREAS pursuant to a Continuing Guaranty and a General Security Agreement (as the same may be amended, supplemented, revised, restated or varied from time to time, collectively the "Agreement"), made by Anthony Clark International Insurance Brokers Ltd. (the "Guarantor") in favor of Oak Street, Oak Street has agreed to make certain loan facilities available to Addison York Insurance Brokers Ltd, a subsidiary of the Guarantor.

     AND WHEREAS pursuant to the Agreement the Guarantor has agreed to execute and deliver this Securities Pledge Agreement to and in favor of Oak Street as security for the payment and performance of the Guarantor's obligations (the "Obligations") to Oak Street under the Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby covenants to and for the benefit of Oak Street as follows:

                                   ARTICLE I
                                 INTERPRETATION

1.1 Defined Terms. In this agreement or any amendment to this agreement, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

1.2 Other Usages. References to "this agreement", "the agreement", "hereof', "herein", and like references refer to this Securities Pledge Agreement, as the same may be amended, supplemented, revised, restated or replaced from time to time, and not to any particular Article, section or other subdivision of this agreement.

1.3 Plural and Similar. Where the context so requires, words importing the singular number shall include the plural and vice versa.

1.4 Headings. The insertion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.5 Time of the Essence. Time shall in all aspects be of the essence of this agreement, and no extension or variation of this agreement or any obligation hereunder shall operate as a waiver of this provision.

                                   ARTICLE II
                                    SECURITY

2.1 Pledge of Securities. The Guarantor hereby pledges, hypothecates, assigns, mortgages, charges, transfers, and grants a security interest in, to and in favor of Oak Street, the securities described in the attached Schedule "A" and deposits with Oak Street any and all security certificates evidencing such securities as may be accompanied in each case by a duly executed power of attorney (collectively, together with all dividends, monies, rights and claims hereinafter referred to and the securities referred to in Section 2.2, the "Securities"), any cash dividends or other monies now or hereafter received or declared in respect of the Securities and all other rights and claims of the Guarantor in respect of the Securities.

2.2 Substitutions, Additions and Proceeds. The Securities shall include any substitutions, additions or proceeds arising out of any consolidation, subdivision, reclassification, stock dividend or similar increase or decrease in, or alteration to, the capital of the issuer of the Securities (the "Issuer")

2.3 Obligations Secured. The pledges, hypothecations, assignments, mortgages, charges, and security interests granted hereby (the "Security Interest") secure the payment and performance of all debts, liabilities and obligations present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due, owing by the Guarantor to Oak Street, however or wherever incurred, and in any currency, and whether incurred by the Guarantor alone or with another or others and whether as principal or surety of the Guarantor to Oak Street pursuant to or in connection with the Agreement and the Guarantor's Obligations.

2.4 Expenses. All expenses, costs and charges incurred by or on behalf of Oak Street in connection with this Securities Pledge Agreement, the Security Interest or the realization of the Securities including all legal fees, court costs, receiver's or agent's remuneration and other expenses relating to the taking or defending any action in connection with such realization, the taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Securities or other lawful exercises of the powers conferred by the Agreement shall be added to and form a part of the Obligations.

2.5  Attachment.

(a) The Guarantor acknowledges that (i) value has been given, (ii) it has rights in the Securities, (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this Securities Pledge Agreement.

(b) If the Securities are now or at any time hereafter become evidenced in whole or in part, by uncertificated securities registered or recorded in records maintained by or on behalf of the Issuer in the name of a clearing agency the Guarantor shall, at the request of Oak Street, cause the Security Interest to be entered in the records of such clearing agency.

(c) At the election of Oak Street and immediately upon written notice being provided by Oak Street to the Guarantor, the Guarantor shall cause the Securities to be transferred into and registered in the name of Oak Street or as Oak Street may direct and the Guarantor covenants that, at the time of any such transfer, it will provide all required consents and approvals.

2.6 Care and Custody of Securities. Oak Street need not see to the collection of dividends on, or exercise any option or right in connection with, the Securities and need not protect or preserve them from depreciating in value or becoming worthless and is released from all responsibility for any loss of value. Oak Street is limited to exercising with regard to the Securities the same degree of care which Oak Street gives to its valuable property of the same value and kind.

2.7  Representation.  The Guarantor  represents  and warrants to Oak Street that
     (i) it is the  registered,  legal and beneficial  owner of the  Securities,
     (ii) the Securities are free and clear of all liens, mortgages, charges and security interests whatsoever other than those created in favor of Oak Street and Permitted Encumbrances, (iii) the Securities have been issued and are fully paid and non-assessable and (iv) the information contained in Schedule "A" is true and accurate in all respects.

2.8  Rights of the Guarantor.

(a)  So long as no Default or Unmatured  Default has occurred and is continuing,
     (i) the Guarantor shall be entitled to vote the Securities and to receive all cash dividends and (ii) Oak Street will grant, or cause its nominee to grant to the Guarantor or its nominee a proxy to vote and to exercise all rights with respect to any Securities registered in the name of Oak Street. Upon the occurrence and during the continuance of a Default, all rights of the Guarantor to vote or to receive dividends shall cease and all such rights shall become vested solely and absolutely in Oak Street.

(b) Any dividends received by the Guarantor contrary to Section 2.8(a) or any other monies or property which may be received by the Guarantor at any time for, or in respect of, the Securities shall be received as trustee for Oak Street and shall be immediately paid over to Oak Street.

                                   ARTICLE III
                                   ENFORCEMENT

3.1 Remedies. Upon the occurrence and during the continuance of a Default, Oak Street may, at any time in its sole discretion, (i) realize upon or otherwise dispose of or contract to dispose of the Securities by sale, transfer or delivery, or (ii) exercise and enforce all rights and remedies of a holder of the Securities as if Oak Street were their absolute owner (including, if necessary, causing the Securities to be registered in the name of Oak Street or its nominee), all without demand of performance or other demand, advertisement or notice of any kind to or upon the Guarantor or any third party (except as may be required by law). Any remedy may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other rights Oak Street may have, however created. Oak Street shall not be bound to exercise any right or remedy, and the exercise of rights and remedies shall be without prejudice to the rights of Oak Street in respect of the Obligations including the right to claim for any deficiency.

3.2 Standards of Sale. Without prejudice to the ability of Oak Street to dispose of the Securities in any manner which is commercially reasonable, the Guarantor acknowledges that a disposition of Securities by Oak Street which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

(a)  Securities may be disposed of in whole or in part;

(b) Securities may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)  any assignee of such Securities may be Oak Street;

(d) any sale conducted by Oak Street shall be at such time and place, on such notice and in accordance with such procedures as Oak Street, in its sole discretion, may deem advantageous;

(e) Securities may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Securities) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f) a disposition of Securities may be on such terms and conditions as to credit or otherwise as Oak Street, in its sole discretion, may deem advantageous; and

(g) Oak Street may establish an upset or reserve bid or price in respect of the Securities.

3.3  Dealing with the Securities.

(a) Oak Street shall not be obliged to exhaust its recourse against the Guarantor or any other person or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Securities in such manner as Oak Street may consider desirable.

(b) Oak Street may grant extensions or other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Guarantor and with other persons, sureties or security as it may see fit without prejudice to the Obligations, the liability of the Guarantor or the rights of Oak Street in respect of the Securities.

(c) Oak Street shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Securities, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Securities or for the purpose of preserving any rights of any persons, (iii) responsible for any loss occasioned by any sale or other dealing with the Securities or by the retention of or failure to sell or otherwise deal with the Securities, or (iv) bound to protect the Securities from depreciating in value or becoming worthless.

3.4 Appointment of Attorney. The Guarantor irrevocably appoints Oak Street (and any of its officers) as attorney of the Guarantor (with full power of substitution) to do, make and execute in the name of and on behalf of the Guarantor upon Oak Street exercising its rights and remedies under the Agreement all such further acts, documents, matters and things which Oak Street may deem necessary or advisable to accomplish the purposes of this Securities Pledge Agreement including the execution, endorsement and delivery and transfer of the Securities to Oak Street or its nominees or transferees. Oak Street or its nominees and transferees are empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Securities to the same extent as the Guarantor might do. The powers of attorney herein granted is an addition to, and not in substitution for any stock power of attorney delivered by the Guarantor and such power of attorney may be relied upon by Oak Street severally or in combination. All acts of the attorney are hereby ratified and approved, and the attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except to the extent caused by its own gross negligence or willful misconduct.

3.5 Dealings by Third Parties. No person dealing with Oak Street or an agent or receiver shall be required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such person is purporting to exercise have become exercisable, (iii) whether any money remains due to Oak Street by the Guarantor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease shall be made, (v) the propriety or regularity of any sale or other dealing by Oak Street with the Securities, or (vi) how any money paid to Oak Street has been applied.

(a) Any purchaser of Securities from Oak Street shall hold the Securities absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Guarantor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser, all rights of redemption, stay or appraisal which the Guarantor has or may have under any rule of law or statute now existing or hereafter adopted.

                                   ARTICLE IV
                                     GENERAL

4.1  Notices.  Any  notices  and  other  communications  provided  for  in  this
     Securities   Pledge  Agreement  shall  be  given  in  accordance  with  the provisions of the Agreement.

4.2 No Merger. This Securities Pledge Agreement shall not operate by way of merger of any of the Obligations and no judgment recovered by Oak Street shall operate by way of merger of, or in any way affect, the Security Interest.

4.3 Further Assurances. The Guarantor shall from time to time, whether before or after the occurrence of a Default, do all acts and things and execute and deliver all transfers, assignments and instruments as Oak Street may reasonably require for (i) protecting the Securities, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions hereby conferred upon Oak Street. The Guarantor shall, from time to time, upon the occurrence and during the continuance of a Default, do all acts and things and execute and deliver all transfers, assignments and instruments as Oak Street may require for facilitating the sale or other disposition of the Securities in connection with their realization.

4.4 Supplemental Security. This Securities Pledge Agreement is in addition to and without prejudice to all other security now held or which may hereafter be held by Oak Street in respect of the Obligations.

4.5 Successors and Assigns. This Securities Pledge Agreement shall be binding upon the Guarantor, its successors and assigns, and shall enure to the benefit of Oak Street and its successors and assigns. All rights of Oak Street shall be assignable and in any action brought by an assignee to enforce any right, the Guarantor shall not assert against the assignee any claim or defense which the Guarantor now has or hereafter may have against Oak Street.

4.6 Severability. If any provision of this Securities Pledge Agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall continue in full force and effect.

4.7 Paramountcy. In the event any provisions of this agreement contradict or are otherwise incapable of being construed in conjunction with the provisions of the Agreement, the provisions of the Agreement shall take precedence over those contained in this agreement and in particular, if any act of the Guarantor is expressly permitted under the Agreement but is prohibited hereunder, any such act shall be deemed to be permitted under this agreement.

4.8 Governing Law. This Securities Pledge Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The Guarantor consents to the non-exclusive jurisdiction of the courts of the Province of Alberta in connection with the resolution of any disputes relating to this Security Pledge Agreement or any other Agreement or document executed or delivered hereunder. The Guarantor irrevocably waives any objection, including any objection to the laying of venue based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding with respect to this Securities Pledge Agreement.

     IN WITNESS WHEREOF the Guarantor has caused this Securities Pledge Agreement to be executed by its duly authorized officers on this 19 day of March, 2004.


                                        ADDISON YORK INSURANCE BROKERS LTD.
                                        a Delaware corporation


                                        By:     /s/ Primo Podorieszach
                                                --------------------------------
                                        Name:   Primo Podorieszach

                                        Title:  CEO

                                  SCHEDULE "A"


                                   SECURITIES


                                          Number of
Issuer         Class of Securities        Securities          Certificate Number

                                   EXHIBIT F

                         SUBSIDIARY SECURITY AGREEMENT

                                   EXHIBIT G

                              CONTINGENT GUARANTY

                                   EXHIBIT H


                               CHARGE-OFF POLICY

                                   EXHIBIT I

                             PERMITTED ENCUMBRANCES

                           GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT ("Security Agreement") is made as of the 19th day of March, 2004, by ADDISON YORK INSURANCE BROKERS LTD., a Delaware corporation having its chief executive offices at 10333 Southport Road S.W., Suite 355, Calgary, Alberta, T2W 3X6 (Taxpayer I.D. No. 98-0377061) (the "Borrower"), in favor of OAK STREET FUNDING LLC, having a notice address of 11595 North Meridian Street, Suite 450, Carmel, Indiana 46032 (the "Lender").

ARTICLE 1.  DEFINITIONS

     Section 1.1  Defined Terms. As used herein:

     "Accounts", "Inventory", "Equipment", "Fixtures", "General Intangibles", "Chattel Paper", "Documents", "Goods", "Deposit Accounts", "Instruments", "Investment Property" and "Proceeds" shall mean all of Borrower's such property within the meanings ascribed in the Indiana Uniform Commercial Code, as in effect from time to time.

     "Account Debtor" shall have the meaning ascribed in the Indiana Uniform Commercial Code, as in effect from time to time.

     "Collateral" shall mean all of the Borrower's property or rights in which a security interest is granted hereunder.

     "Collateral Account" shall mean the Deposit Account more fully described in
Section 4.5.

     "Control" shall have the meaning ascribed in the Indiana Uniform Commercial Code, as in effect from time to time.

     "Credit Agreement" shall mean the Credit Agreement executed between the Borrower and the Lender of even date, as amended and/or restated from time to time.

     "First Lien Collateral" means all Collateral except that Collateral which Lender has agreed in an intercreditor agreement is subject to a first priority Approved First Capital Lien.

     "Intellectual Property" shall mean all intellectual property of the Borrower, including, without limitation, (a) all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) all trademarks, service marks, trade dress, trade names, and corporate names and all the goodwill and quality control standards associated therewith; (c) all registered and unregistered statutory and common law copyrights; (d) all registrations, applications and renewals for any of the foregoing; (e) all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; (f) all other proprietary rights (including, without limitation, all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); (g) all copies and tangible embodiments of the foregoing in whatever form or medium; (h) all damages and payments for past, present and future infringements of the

--------------------------------------------------------------------------------
foregoing;  (i) all royalties and income due with respect to the foregoing;  and
(j) the right to sue and recover for past, present and future infringements of the foregoing.

     "Liabilities" shall mean (a) all Obligations including all future advances;
(b) all other time to time obligations of the Borrower to the Lender of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and whether or not contemplated by the Borrower or the Lender as of the date of this Security Agreement, including, without limitation, any modification, extension, or addition to or of the Obligations or the Credit Agreement and any overlying advances, out of formula advances and overdrafts made or permitted in connection with the Obligations or other Liabilities; and (c) any duty of the Borrower to act or to refrain from acting in connection with any Liability.

     "Lock Boxes" shall have the meaning set forth in Section 4.5(a).

     "Lock Box Agreements" shall have the meaning set forth in Section 4.5(a).

     "Obligations" shall have the meaning ascribed in the Credit Agreement.

     "Schedule of Accounts" shall have the meaning ascribed in Section 4.3.

     "Stock Rights" means any securities, dividends or other distributions and any other right or property which the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, issued by an issuer of such securities.

     Section  1.2   Incorporation   of  Credit  Agreement   Definitions.   Other
capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Credit Agreement.

     Section 1.3 Terms Defined in the Indiana Uniform Commercial Code. Terms defined in the Indiana Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Indiana Uniform Commercial Code, as in effect from time to time.

ARTICLE 2.  SECURITY INTEREST IN COLLATERAL

     As security for the payment and performance of the Liabilities, the Lender shall have, and the Borrower does hereby grant to the Lender, a continuing perfected security interest in the following Collateral:

          (a) All Accounts, Deposit Accounts, General Intangibles, Documents, Instruments, Investment Property, Chattel Paper and any other similar rights of the Borrower however created or evidenced, whether now existing or hereafter owned, acquired, created, used, or arising, specifically including, without limitation, claims, leases, agreements, license agreements, licensing fees, royalties, policies, insurance commissions, credit insurance, guaranties, letters of credit, advices of credit, binders or certificates of insurance, deposits, documents of title, securities, security interests, licenses, goodwill, tax refunds (federal, state or local), customer lists, franchises, franchise rights, drawings, designs, marketing rights, computer programs, artwork,

--------------------------------------------------------------------------------
                                     PAGE 2
     databases and other like business property rights, all applications to acquire such rights, for which application may at any time be made by the Borrower, together with any and all books and records pertaining thereto and any right, title or interest in any Inventory which gave rise to an Account, and all Intellectual Property throughout the world;

          (b) All Inventory, whether now existing or hereafter acquired and wherever located, specifically including, without limitation, all merchandise, personal property, raw materials, work in process, finished Goods, materials and supplies of every nature usable or useful in connection with the manufacturing, packing, shipping, advertising, selling, leasing or furnishing of any of such Inventory and all materials of the Borrower used or consumed or to be used or consumed in the Borrower's business, together with any and all books and records pertaining thereto;

          (c) All Equipment, Fixtures, Goods and all other tangible personal property of the Borrower of every kind or nature, whether now owned or hereafter acquired, wherever located, specifically including, without limitation, all machinery, trucks, boats, barges, on and off the road vehicles, forklifts, tools, dies, jigs, presses, appliances, implements, improvements, accessories, attachments, parts, components, partitions, systems, carpeting, draperies and apparatus;

          (d) All products and Proceeds of each of the foregoing, specifically including, without limitation, (i) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time,
     (ii) any and all payments of any form whatsoever made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any governmental authority or any Person acting under color of governmental authority, (iii) to the extent of the value of Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral,
     (iv) any Stock Rights, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, whether or not in lieu thereof;

          (e) All renewals, extensions, replacements, modifications, additions, improvements, accretions, accessions, betterments, substitutions, replacements, annexations, tools, accessories, parts and the like now in, attached to or which may hereafter at any time be placed in or added to any Collateral, whether or not of like kind; and

          (f) All rights, remedies, claims and demands under or in connection with each of the foregoing.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into the Credit Agreement and to make each and every loan and other financial accommodation thereunder, the Borrower represents and warrants to the Lender that, except as may otherwise be provided in the Credit Agreement:

     Section 3.1 Names of Borrower. The exact corporate name of the Borrower and its state of organization are each correctly stated in the preamble to this Security Agreement. Set forth on Schedule 1 hereto is a true, accurate and complete list of all previous legal names of the

--------------------------------------------------------------------------------
                                     PAGE 3

Borrower and all past and present assumed (or fictitious) names and trade names of the Borrower for the past six (6) years.

     Section 3.2 Prior Combinations. Except as set forth on Schedule 1 hereto, the Borrower has not ever been conducted as a partnership or proprietorship, no entity has merged into the Borrower or has been consolidated with the Borrower, and no entity has sold substantially all of its assets to the Borrower or sold assets to the Borrower outside the ordinary course of such entity's business.

     Section 3.3 Chief Executive Office, etc. The Borrower's chief executive office and taxpayer identification number are set forth in the preamble to this Security Agreement. Subject to Section 4.1 hereof, Borrower maintains all of its records with respect to its Accounts at such address. Borrower has not at any time within the past four (4) months maintained its chief executive office or its records with respect to Accounts at any other location.

     Section 3.4 Perfection Certificate. The Borrower has previously delivered to Lender a certificate signed by the Borrower and entitled "Perfection Certificate" (the "Perfection Certificate") in substantially the form attached hereto as Appendix I. The Borrower represents and warrants to Lender as follows:
(a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Borrower is a resident of the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Borrower's social security number, and (d) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete.

     Section 3.5 Title to Collateral. Except for Intellectual Property, which is separately addressed in Section 3.7 below, all Collateral is lawfully owned by the Borrower, free and clear of any prior security interest, pledge, sale, assignment, transfer or other encumbrance other than Permitted Encumbrances; the Borrower has the unencumbered right to pledge, sell, assign or transfer the Collateral subject to the Permitted Encumbrances and to subject the Collateral to the security interest in favor of the Lender herein; except in respect of Permitted Encumbrances, no financing statement covering all or any portion of the Collateral is on file in any public office other than in favor of the Lender; and the security interest herein constitutes a legal and valid, first priority security interest in the Collateral.

       Section 3.6 Representations Regarding Accounts. To the best of Borrower's knowledge and except for Permitted Encumbrances, each Account (a) is a valid Account representing an undisputed, bona fide right to payment from the Account Debtor named therein for Goods sold or leased, Intellectual Property licensed, or for services rendered, whether or not such right to payment has been earned by performance; (b) is free and clear of any agreement wherein the Account Debtor may claim a deduction or discount; and (c) is free and clear of all set-offs or counterclaims.

     Section 3.7 Representations Regarding Intellectual Property. Schedule 2 hereto contains a complete and accurate list as of the date hereof of all patented and registered Intellectual Property owned by the Borrower and of all pending applications for the registration of other Intellectual Property owned or filed by the Borrower. Schedule 2 also contains a complete and accurate list of all licenses and other rights granted by the Borrower to any third party with respect to the Intellectual Property and licenses and other rights granted by any third party to the Borrower that are necessary for the Borrower's business. Except for Permitted Encumbrances and except as may be set forth in Schedule 2
(a) the Borrower owns and possesses

--------------------------------------------------------------------------------
                                     PAGE 3
all right, title and interest in and to, or has a valid and enforceable license to use, all of the Intellectual Property necessary for the operation of the Borrower's business as presently conducted or proposed to be conducted; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made, is currently outstanding or, to the Borrower's knowledge, is threatened, and, to the Borrower's knowledge, there are no grounds for any such claim; (c) the Borrower has not received any notice of, nor is the Borrower aware of any facts which indicate the likelihood of, any material infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property, nor has the Borrower received any claim of infringement or misappropriation of, or other conflict with, any intellectual property rights of any third party; (d) the Borrower has not materially infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third party, nor is Borrower aware of any material infringement, misappropriation or conflict which will occur as a result of the continued operation of the business of the Borrower as presently conducted or proposed to be conducted; and (e) the Borrower has made or will timely make all necessary filings and recordations (except user filings) and has paid or will pay all required fees and taxes to record and maintain its ownership in its Intellectual Property throughout the world to the extent necessary to conduct Borrower's business as currently being conducted or proposed to be conducted.

     Section 3.8 Representations Regarding Contracts and Leases. All material leases of real or personal property and all material contracts to which the Borrower is a party are in full force and effect. To the best of Borrower's knowledge, no Person is challenging or disputing the validity or enforceability of any such leases or contracts, and the Borrower is not in material default under any such leases or contracts. Section 3.9 Representations Regarding Equipment and Inventory. Schedule 3 is a true and correct list of all locations where Equipment and Inventory of the Borrower is located (except Inventory in transit) and all locations where Equipment and Inventory of the Borrower has been located in the four (4) months immediately preceding the date of this Agreement.

     Section 3.10 Representations Regarding Investment Property. The Borrower is the direct and beneficial owner of each type of Investment Property listed on
Schedule 4 hereto as being owned by it, free and clear of any liens, encumbrances or security interests except for the security interest granted to the Lender. The Borrower further represents and warrants that (i) all such Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Investment Property) duly and validly issued, are fully paid and non-assessable, (ii) this pledge of such Investment Property will not violate the proscriptions or require the consent, license, filing, report, permit, exemption, regulation or approval, of any Governmental Authority or other Person or violate any provision of law, (iii) such ownership of pledged Investment Property represent One Hundred Percent (100%) of the issued and outstanding ownership of the Borrower's Subsidiaries,
(iv) such Investment Property has not been materially altered and all signatures thereon are genuine, (v) there exists no default by an issuer under any of such Investment Property with respect thereto, (vi) no insolvency proceedings have been instituted with respect to the issuer of such Investment Property (vii) other than those in favor of the Lender, the Borrower has executed no instrument of any kind assigning any of such Investment Property or the liability of any issuer thereon, or with respect thereto, which remains in effect, (viii) none of the issuers of such Investment Property have any obligation,

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                                     PAGE 5
commitment, subscription, option, warrant or other rights outstanding entitling the holder thereof to purchase or otherwise acquire any capital stock of such issuer, and (ix) with respect to any certificates delivered to the Lender representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 or 8.1 (as applicable) of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Borrower has so informed the Lender so that the Lender may take steps to perfect its security interest therein as a General Intangible.

ARTICLE 4.  AGREEMENTS CONCERNING ACCOUNTS

     Section 4.1 Location. The Borrower will give the Lender written notice of each office of the Borrower at which records of the Borrower relative to Accounts are kept. Except where such notice is given, all records of the Borrower relative to Accounts are and will be kept at the chief executive office of the Borrower.

     Section 4.2 Returns and Repossessions. Prior to the occurrence of a Default or Unmatured Default, the Borrower may grant, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which such Account Debtor may be lawfully entitled and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to the obligation of the Account Debtor, subject, however, to the Lender's security interest therein and in any Proceeds arising from the disposition thereof. After the occurrence of a Default or an Unmatured Default, no discount, credit or allowance shall be granted by the Borrower to any Account Debtor, and no return of Goods shall be accepted by the Borrower without the Lender's prior written consent.

     Section 4.3 Schedule of Accounts. Upon reasonable request by the Lender the Borrower will, from time to time, deliver to the Lender a schedule identifying each Account ("Schedule of Accounts"), together with such schedules and certificates and reports relative to all or any of the Collateral and the items or amounts received by the Borrower in full or partial payment or otherwise, as Proceeds of any of the Collateral. Each Schedule of Accounts or other schedule, certificate or report shall be executed by its duly authorized officer and shall be in the form specified by the Lender; provided, however, that each Schedule of Accounts may omit any information that would cause the Borrower to violate applicable privacy or other laws. The Borrower shall take reasonable steps, including, but not limited to, the negotiation and execution of confidentiality agreements, in regard to each Schedule of Accounts necessary to allow the Borrower to disclose as much information as possible in said Schedule of Accounts without violating any applicable privacy or other law. Any Schedule of Accounts identifying any Account shall be accompanied, if the Lender requests,
(a) by a true and correct copy of the contract or invoice evidencing such Account, (b) by evidence of shipment, delivery or performance, and (c) if such request shall be made after the occurrence of a Default or an Unmatured Default, by a duly executed assignment of such Account from the Borrower to the Lender;
provided, however, that the Borrower's failure to execute and deliver any such Schedule of Account and/or assignment shall not affect or limit the Lender's security interest or other rights in and to Accounts, and provided, further, that a proper assignment of any Account wherein the United States Government is the Account Debtor may be requested by the Lender at any time whether or not there shall have occurred a Default or Unmatured Default.

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                                     PAGE 6

     Section 4.4 Verification of Accounts. The Lender, its officers, agents, attorneys, and accountants, may verify Accounts and returned and repossessed Goods and, under reasonable procedures, directly with the Account Debtor or by other methods, and the Borrower shall furnish to the Lender upon request additional Schedules of Accounts, together with all notes or other papers evidencing the same and any guaranty, securities or other information relating thereto, and shall do, make and deliver all such additional and further acts, things, deeds, assurances and instruments as the Lender may reasonably require.

     Section 4.5 Collection and Application of Collateral Proceeds; Deposit Accounts.

          (a) Collection of Accounts.

               (1) The Borrower will (i) cause each bank or other financial institution in which it maintains (a) a Deposit Account, including each Deposit Account maintained by the Borrower into which all cash, checks, or other similar payments relating to or constituting payments made in respect of Accounts will be deposited (a "Collateral Deposit Account"), to enter into a control agreement with the Lender, in form and substance satisfactory to the Lender in order to give the Lender Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Lender hereunder and cause each such bank or other financial institution to acknowledge such notification in writing, and (ii) upon the Lender's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Lender, transferring ownership of the Deposit Account to the Lender or transferring dominion and control over each such other deposit to the Lender until such time as no Default exists. Notwithstanding the foregoing, no control agreement shall be required for Deposit Accounts specifically identified in an intercreditor agreement executed by the Lender as being subject to an Approved First Capital Lien.

               (2) Upon the occurrence of a Default or Unmatured Default, establish lock box service (the "Lock Boxes") with the bank(s) set forth in Appendix I hereto, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Lender and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Lender granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (as hereinafter defined) (a "Lock Box Agreement"). Upon the occurrence of a Default or Unmatured Default, (a) the Borrower shall direct all of its Account Debtors of Accounts which constitute First Lien Collateral to forward payments directly to Lock Boxes subject to Lock Box Agreements, (b) the Lender shall have sole access to the Lock Boxes at all times and the Borrower shall take all actions necessary to grant the Lender such sole access, (c) at no time shall the Borrower remove any item from the Lock Box or from a Collateral Deposit Account without the Lender's prior written consent, (d) if the Borrower should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Lender, the Lender shall be entitled to make such notification

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                                     PAGE 7
          directly to Account Debtor, (e) if notwithstanding the foregoing instructions, the Borrower receives any proceeds of any Accounts constituting First Lien Collateral, the Borrower shall receive such payments as the Lender's trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of such Accounts received by it to a Collateral Deposit Account, (f) all funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Borrower with Bank One, N.A., or its successors (the "Collection Account"), and (g) the Lender shall hold and apply funds received into the Collection Account as provided by the terms of Section 4.5(c).

          (b) Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account or other Deposit Account or establishing any new Lock Box in regard to which the Lender holds or is to hold a first priority security interest in and lien upon pursuant to this Security Agreement or any other Loan Document, the Borrower shall (a) obtain the Lender's consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Lender in order to give the Lender Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Lender in order to give the Lender Control of the Lock Box.

          (c) Application of Proceeds; Deficiency. Upon the occurrence of a Default or an Unmatured Default, all amounts deposited in the Collection Account shall be deemed received by the Lender in accordance with the Credit Agreement and shall, after having been credited in immediately available funds to the Collection Account, be applied by the Lender in accordance with the Credit Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account. The Lender shall require all other cash proceeds of the Collateral, which are not required to be applied to the Liabilities pursuant to the Credit Agreement, to be deposited in a special non-interest bearing cash collateral account with a bank of Lender's choosing and held there as security for the Liabilities. The Borrower shall have no control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Liabilities have been satisfied, shall be deposited by the Lender into the Borrower's general operating account. The Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Liabilities, including any attorneys' fees and other expenses incurred by the Lender to collect such deficiency.

     Section 4.6 Accounts Owed by the Federal Government. If any Account shall arise out of a contract with the United States of America, or any department, agency, subdivision, or instrumentality thereof, the Borrower shall promptly notify the Lender thereof in writing and shall take all other action requested by the Lender to protect the Lender's security interest in such Account under the provisions of the federal Assignment of Claims Act, as amended.

     Section 4.7 Assignment of Security Interests. If, at any time the Borrower shall take and perfect a security interest in any property of an Account Debtor or any other Person to secure

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                                     PAGE 8
payment or performance of an Account, the Borrower shall promptly, upon the request of Lender, assign such security interest to the Lender.

ARTICLE 5.  AGREEMENTS CONCERNING CERTAIN COLLATERAL

     Section 5.1 Maintenance of Intellectual Property. Unless otherwise agreed in writing by the Lender, Borrower shall have the duty to do any and all acts which are necessary to preserve and maintain all material rights in the Intellectual Property. Borrower will give proper statutory notice in connection with the use of its Intellectual Property. Borrower has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture or creation of products sold under its trademarks. The Borrower shall not abandon any of the Intellectual Property nor permit the expiration of any material Intellectual Property registrations, except where occasioned by non-use, without the written consent of the Lender. Borrower shall do any and all acts reasonably required by the Lender to ensure Borrower's compliance with this Section 5.1. Any reasonable expenses incurred in connection with the Intellectual Property shall be borne by Borrower.

     Section 5.2 After-Acquired Intellectual Property. If the Borrower obtains rights to any new Intellectual Property, the provisions of this Security Agreement shall automatically apply thereto. With respect to any new applications for Intellectual Property, the issuance of any new registration for Intellectual Property, and renewals or extensions of any of the foregoing, the Borrower shall give the Lender prompt written notice thereof in writing.

     Section 5.3 Opposition Proceedings. Unless and until there shall have occurred and be continuing a Default, Borrower shall retain the legal and equitable title to the Intellectual Property and shall have the right to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce, protect and use the Intellectual Property in the ordinary course of its business, but shall not be permitted, except with the prior written consent of the Lender, to sell, assign, transfer or otherwise encumber the Intellectual Property, other than licensings or other dispositions in the ordinary course of business or to resolve litigation or disputed claims brought or made by unrelated parties.

     Section  5.4  Verification  of  Intellectual   Property.  The  Lender,  its
officers, agents, attorneys and accountants, may verify the Intellectual Property and all licenses and other agreements with respect thereto, under reasonable procedures, directly with licensees or by other methods, and the Borrower shall furnish to the Lender upon request schedules of Intellectual Property and licenses, together with other information relating thereto, and shall do, make and deliver all such additional and further acts, things, deeds, assurances and instruments as the Lender may reasonably require with respect to the Intellectual Property, including, without limitation, the licenses. The Borrower shall promptly notify the Lender, if it knows that any material application or registration relating to Intellectual Property may become abandoned or dedicated to the public, or of any material adverse determination or development (including any claim) regarding the Intellectual Property or any material license with respect thereto, or regarding its right to register, keep and maintain the same, or if it knows that a material item of Intellectual Property is materially infringed or misappropriated by a third party, and, in any such event, unless (a) the Lender, or (b) the Board of Directors of the Borrower in the exercise of its reasonable business judgment after having considered the advice of reputable intellectual property counsel shall have determined that litigation is inappropriate or unadvisable, promptly sue for infringement or misappropriation.

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                                     PAGE 9

     Section 5.5 Supplemental Documentation. Concurrently with the execution of this Security Agreement, and from time to time hereafter upon request of the Lender, the Borrower shall execute and deliver to the Lender supplemental security agreements relating to any or all registered patents, trademarks, trade names, copyrights and applications for any of the foregoing, in a form satisfactory to the Lender and suitable for recording in the records of the registering Governmental Authority.

     Section 5.6 Contracts and Leases. The Borrower shall perform each of its obligations under all contracts, leases and other agreements (including, without limitation, all license agreements) to which the Borrower is a party, and, immediately upon learning of any material default by any party under any such contract, lease or other agreement, the Borrower shall give written notice thereof to the Lender, together with a description as to the nature and status thereof. After the occurrence of any Default or Unmatured Default, the Borrower shall not amend, modify, supplement or otherwise agree to any change in any contract, lease or other agreement or waive any provision thereof, without the prior written consent of the Lender.

     Section 5.7 Letter-of-Credit Rights. Upon the occurrence and during the continuance of a Default the Borrower will, upon the Lender's request, cause each issuer of a letter of credit to consent to the assignment of proceeds of the letter of credit in order to give the Lender Control of the letter-of-credit rights to such letter of credit.

     Section 5.8 Certificated Securities. If the Borrower shall at any time hold or acquire any certificated securities, the Borrower shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If any certificated securities or other investment property now or hereafter acquired by the Borrower are held by the Borrower or its nominee through a securities intermediary or commodity intermediary, the Borrower shall immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Lender to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such commodity intermediary, in each case without further consent of the Borrower or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Lender to become the entitlement holder with respect to such investment property, with the Borrower being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such investment property.

     Section 5.9 Uncertificated Securities. Upon the occurrence and during the continuance of a Default, the Borrower will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities and all rollovers and replacements therefor to reflect the Lien of the Lender granted pursuant to this Security Agreement. The Borrower will take any actions necessary to cause the issuers of uncertificated securities which are Collateral and which are Securities to cause the Lender to have and retain Control over such Securities.

     Section 5.10 Stock and Other Ownership Interests.

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                                     PAGE 10

          (a) Changes in Capital Structure of Issuers. The Borrower will not (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments or Securities in favor of any of the foregoing.

          (b) Issuance of Additional Securities. The Borrower will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to the Borrower.

          (c) Registration of Pledged Securities. The Borrower will permit any registerable Collateral to be registered in the name of the Lender or its nominee at any time at the option of the Lender.

          (d) Exercise of Rights in Pledged Securities. The Borrower will permit the Lender or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

ARTICLE 6.  AGREEMENTS CONCERNING INVENTORY

     Section 6.1 Locations. Borrower will give the Lender written notice of each location at which Inventory is or will be kept at all times. Except where such notice is given and except for Inventory sold in the ordinary course of business, all Inventory is and shall be kept at the locations set forth on
Schedule 3 hereto.

     Section 6.2 Sales of Inventory. The Borrower may, in the ordinary course of business, at its own expense, sell, lease or furnish under contracts of sale or service, any of the Inventory normally held by the Borrower for such purpose (a sale in the ordinary course of business does not include a transfer in total or partial satisfaction of a debt), and use and consume, in the ordinary course of business, any raw materials, work-in-process or materials normally held by it for such purpose.

     Section 6.3 Condition of Inventory; Books and Records. Borrower shall keep all Inventory in good order and condition and shall maintain full, accurate and complete books and records with respect to Inventory at all times.

     Section 6.4 Warehousemen and Landlords. Borrower shall not store any material portion of its Inventory with any bailee, warehouseman, or similar party without the Lender's prior written consent. If Inventory is so stored, Borrower will, concurrently with storing such Inventory, cause such bailee, warehouseman, or similar party to issue and deliver to the Lender, in a form acceptable to the Lender, warehouse receipts in the Lender's name evidencing the storage of the Inventory. The Borrower shall provide the Lender with copies of all agreements between the Borrower and any bailee, warehouseman, or similar party and shall deliver to the

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                                     PAGE 11

Lender a landlord's or warehouseman's lien waiver in a form acceptable to the Lender, prior to entering into any material lease for warehouse storage or business facilities.

     Section 6.5 Consigned Inventory. If at any time any of the Inventory is placed by the Borrower on consignment with any consignee, Borrower shall, prior to delivery of such consigned Inventory, (a) provide Lender with all consignment agreements and other instruments and documentation to be used in connection with such consignment (all of which shall be in a form acceptable to the Lender); (b) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the consignee as debtor, the Borrower as secured party, and the Lender as assignee of the secured party; (c) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the Borrower, as debtor, and the Lender, as secured party; (d) conduct a search of all UCC filings made against the consignee and all jurisdictions in which Inventory to be consigned is to be located while on consignment, and furnish copies of such results to the Lender; and (e) notify in writing all creditors of the consignee that are or may be holders of security interests in the Inventory to be consigned that the Borrower expects to deliver certain Inventory to the consignee.

     Section 6.6 Compliance with Law. Borrower shall substantially comply in all material respects with all federal, state and local laws, regulations, rulings and orders applicable to the Borrower for its assets or business in all respects. Without limiting the generality of the foregoing, Borrower shall comply with all requirements of the federal Fair Labor Standards Act, as amended, in the conduct of its business and the production of Inventory. Borrower shall notify the Lender immediately of any violation by Borrower of the Fair Labor Standards Act, and the absence of such notice shall constitute Borrower's continuing representation that all Inventory then existing has been produced in compliance with the Fair Labor Standards Act.

ARTICLE 7.  AGREEMENTS CONCERNING EQUIPMENT AND FIXTURES

     Section 7.1 Locations. Borrower will give the Lender written notice of each location at which Equipment is or will be kept at all times, except where such notice is given, the Equipment will be kept at locations set forth on Schedule 3 hereto. Schedule 3 sets forth all locations at which Equipment and Fixtures of the Borrower are located and the name and owner of record of the real estate at each location if the Borrower is not the owner of record.

     Section 7.2 Condition. The Borrower will keep the Equipment in good order and repair, ordinary wear and tear excepted, and will not waste or destroy the Equipment or any portion thereof, except in the case of obsolete Equipment which is no longer used or useful in Borrower's business.

     Section 7.3 Titled Equipment. If Borrower now or hereafter has any vehicles, aircraft, watercraft, or other Equipment for which a certificate of title has been issued by a Governmental Authority, upon the request of the Lender, the Borrower shall immediately deliver to the Lender, properly endorsed, each certificate of title or application for title or other evidence of ownership for each such item of Equipment, and the Borrower shall take all actions necessary to have the Lender's security interest properly recorded on each such certificate of title and shall take all other steps necessary to perfect the Lender's security interest in such Equipment.

     Section 7.4 Compliance with Laws. The Borrower will not use the Equipment in material violation of any statute, rule, regulation or ordinance or any policy of insurance thereon. Borrower will neither use the Equipment nor permit the Equipment to be used, for any unlawful

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                                     PAGE 12
purpose or contrary to any statute, law, ordinance or regulation relating to the registration, use, operation or control of the Equipment.

     Section 7.5 Transfers of Equipment. Borrower may from time to time substitute Equipment, provided that (a) the substituted Equipment is not subject to any lien or other encumbrance and has a fair market value at least equal to the fair market of the Equipment for which it is substituted; (b) the marketability and operating integrity of Borrower's Equipment after such substitution is not impaired; (c) the Equipment substituted for is no longer used or useful in the operation of Borrower's business and is sold in arm's length transaction in exchange for money or monies' worth at least equal to the fair market value of such Equipment substituted for; and (d) no Default or Unmatured Default has occurred and is continuing.

     Section 7.6 Fixtures. The Borrower shall not permit any item of Equipment to become a Fixture to real estate or an accession to any other property not subject to the Lender's security interest herein without the prior written consent of the Lender. If any Equipment is or will be attached to real estate in such a manner as to become a fixture, such real estate is encumbered, the Borrower will, upon the request of the Lender, obtain from the holder of such real estate encumbrance a written consent and subordination to the security interest hereby granted, or a written disclaimer of any interest in such Collateral, in a form acceptable to the Lender.

ARTICLE 8.  GENERAL PROVISIONS CONCERNING COLLATERAL

     Section 8.1 Title to After-Acquired Collateral. All Collateral acquired after the date hereof will be acquired by the Borrower free of any lien, security interest or encumbrance, except Permitted Encumbrances.

     Section 8.2 Further Assurances. The Borrower agrees to do such reasonable acts and things and deliver or cause to be delivered such other documents as the Lender may deem necessary to establish and maintain a valid security interest in the Collateral (free of all other liens and claims except Permitted
Encumbrances) to secure the payment and performance of the Liabilities and to defend title to the Collateral against any Person claiming any interest therein adverse to the Lender (other than the holders of Permitted Encumbrances). The Borrower authorizes the Lender, at the expense of the Borrower, to execute and file a financing statement or statements on its behalf in those public offices deemed advisable or necessary by the Lender to protect the security interests of the Lender herein granted. If permitted by law, the Borrower agrees that a carbon, photographic or other reproduction of this Security Agreement or of a financing statement may be filed as a financing statement.

     Section 8.3 Insurance.

          (a) The Borrower shall have and maintain at all times, with respect to Inventory and Equipment, insurance written by companies acceptable to the Lender covering risks customarily insured against by companies engaged in business similar to that of the Borrower in reasonable amounts, containing such terms, in such form, and for such periods customarily maintained by companies engaged in business similar to that of the Borrower. Such insurance shall be payable to the Borrower and the Lender as their interests may appear.

          (b) All such insurance policies shall carry standard, non-contributory lender's loss payable clauses in favor of the Lender (to the extent such Inventory or Equipment

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                                     PAGE 13
     constitutes First Lien Collateral). The insurance certificates evidencing the Borrower's compliance with the above shall be deposited with the Lender, and in the event the Borrower fails to file and maintain such insurance, the Lender may, at its option, purchase such insurance and the cost of such insurance shall become a Liability secured by these presents and all sums expended shall bear interest at the highest Default rate of interest set forth in the Credit Agreement until paid. If requested by the Lender, the Borrower shall deliver certified copies of such policies to the Lender. The Borrower shall pay all insurance premiums promptly when due and shall provide substitute policies of insurance should the Lender at any time reject, for reasonable cause, any such policies of insurance furnished by the Borrower. In the event that a Default or Unmatured Default has occurred and is continuing, the Borrower hereby assigns to the Lender the proceeds of all such insurance, including, without limitation, any premium refunds, to the extent of the Liabilities, shall direct the insurer to make payment of any losses or refunds directly to the Lender, and appoints the Lender its attorney-in-fact to endorse any draft, check or other form of payment made by such insurer.

     Section 8.4 Collection of Collateral. The Borrower will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Collateral including the taking of such action with respect to such collection as the Lender may reasonably request or, in the absence of such request, as the Borrower may deem advisable.

     Section 8.5 Lender May Defend Title. In the event the Borrower fails to pay any taxes, assessments, premiums, or fees, or fails to discharge any liens or claims against the Collateral required to be paid or discharged by the Borrower, or fails to purchase, maintain and file with the Lender any insurance required by this Security Agreement, or if any such insurance is inappropriate to the situation, in the Lender's reasonable discretion, the Lender may, without demand or notice, pay any such taxes, assessments, premiums or fees, or pay, acquire, satisfy or discharge any liens or claims asserted against the Collateral (without any obligation to determine the validity thereof), or purchase any such insurance. All sums so expended by the Lender shall become a Liability secured by these presents and shall bear interest at the highest Default rate of interest set forth in the Credit Agreement until paid.

     Section 8.6 Negotiable Collateral. If any First Lien Collateral, including Proceeds, consists of a letter of credit, certificates of deposit, negotiable Documents (other than checks received by the Borrower in the ordinary course of business), or chattel paper, the Borrower shall, immediately upon receipt thereof, endorse and assign such Collateral, and deliver actual physical possession thereof, to the Lender, and prior to such delivery, shall hold such property in trust for the Lender. Schedule 5 hereto is a true and correct list of all such negotiable Collateral owned by the Borrower. The Borrower will give the Lender written notice each time it acquires such additional negotiable First Lien Collateral.

     Section 8.7 Contracts. The Borrower shall remain liable to perform its obligations under any contracts included in the Collateral to the extent as though this Security Agreement had not been entered into, and the Lender shall not have any obligation under any such contracts by reason of this Agreement.

     Section 8.8 Inspection of Collateral and Records. During Borrower's usual business hours, the Lender may inspect and examine the Collateral and check and test the same as to quality, quantity, value, and condition; provided, however, that the Borrower may refuse to

--------------------------------------------------------------------------------
                                     PAGE 14
disclose any information regarding Accounts that would cause the Borrower to violate applicable privacy or other laws. The Borrower shall take reasonable steps, including, but not limited to, the negotiation and execution of confidentiality agreements with the Lender, in regard to each Account necessary to allow the Borrower to disclose as much information as possible to the Lender regarding said Accounts without violating any applicable privacy or other law. The Lender shall also have the right at any time or times hereafter, during Borrower's usual business hours or during the usual business hours of any third party having control over the records of the Borrower, to inspect Borrower's books and records in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts from such books and records. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm in connection with any information requested by the Lender pursuant to this Security Agreement and agrees that the Lender may directly contact any such accounting firm in order to obtain such information after prior notice to Borrower.

     Section 8.9 Transfer of Collateral. Borrower shall not sell, lease, license, transfer or otherwise dispose of any interest in any Collateral except
(a) sales of Inventory in the ordinary course of business pursuant to Section 6.2, (b) licensings and other dispositions of Intellectual Property in the ordinary course of business pursuant to Section 5.3, and (c) dispositions of Equipment in accordance with Section 7.5.

ARTICLE 9.  REMEDY

     Section 9.1 Remedies Generally; Power of Sale. Upon the occurrence and during the continuance of any Default and at any time thereafter, the Lender shall have all rights and remedies available at law or in equity including, without limitation, the rights and remedies of a secured party under the Indiana Uniform Commercial Code, as in effect from time to time (regardless of whether the Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lender shall give to the Borrower at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Lender may in its discretion transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income thereon and hold the same as security for Liabilities or apply it on principal or interest due on Liabilities. In the event that the Lender takes possession of any Intellectual Property, the goodwill associated with any trademarks, trade names, trade dress, and service marks of the Borrower shall be transferred to the Lender.

     Section 9.2 Deposits. Any and all Deposit Accounts, deposits or other sums at any time credited by or due from the Lender to the Borrower shall at all times constitute security for any and all Liabilities, and the Lender may apply or set off such deposits or other sums against Liabilities at any time in Default whether or not the Liabilities are then due or other Collateral is considered by the Lender to be adequate.

     Section 9.3 Waiver and Amendment. Except as otherwise expressly set forth herein, to the extent permitted by law, the Borrower waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or

--------------------------------------------------------------------------------
                                     PAGE 15
delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both Liabilities and Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Lender may deem advisable. Except as otherwise provided by law, the Lender shall have no duty as to the collection or protection of the Collateral, or any income therefrom, nor as to the preservation of rights against prior parties nor as the preservation of any rights pertaining thereto beyond the safe custody thereof. The Lender may exercise its rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for any Liability. The Lender shall not be deemed to have waived any of these rights upon or under Liabilities or Collateral unless such waiver be in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of the Lender as to the Liabilities or Collateral whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singly, successively or together. The Lender may, from time to time, without notice to the Borrower (a) retain or obtain a security interest in any property of any other Person, in addition to the Collateral, to secure any of the Liabilities; (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the Borrower with respect to any of the Liabilities; (c) extend or renew for any period (whether or not longer than the original period) or release or compromise any liability of any party or parties primarily or secondarily liable to the Lender under the Credit Agreement; (d) release its security interest in any of the property securing any of the Liabilities and permit any substitution or exchange for any such property; and (e) resort to the Collateral for the payment of any of the Liabilities whether or not it shall have resorted to any other property or shall have proceeded against any party primarily or secondarily liable for any of the Liabilities. The Lender shall not, under any circumstances, or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any Collateral, including the settlement, collection of any Account or for any damage resulting therefrom except liability resulting from any act or omission by the Lender which constitutes willful misconduct. This Security Agreement may be amended only by a writing duly signed by the Lender and the Borrower.

     Section 9.4 Expenses; Proceeds of Collateral. The Borrower shall pay to the Lender on demand any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees, incurred or paid by the Lender in protecting the Collateral or the existence, perfection or priority of the Lender's security interest therein. After deducting all of such expenses, the residue of any Proceeds of collection or sale of the Collateral shall be applied to the payment of principal or interest on Liabilities in such order of preference as the Lender may determine, proper allowance for interest on Liabilities not then due being made, and any excess shall be returned to the Borrower.

     Section 9.5 Power of Attorney. The Borrower hereby irrevocably appoints the Lender and the Lender's designees from time to time its true and lawful attorneys-in-fact, with full power of substitution in the premises upon the occurrence and during the continuance of a Default (a) to demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral in such manner as the Lender may determine, whether or not the Collateral is

--------------------------------------------------------------------------------
                                     PAGE 16
then due; (b) to receive,  open,  and dispose of mail addressed to the Borrower;
(c) to endorse notes, checks, drafts, money orders, Documents or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of the Borrower; (d) to sign and send on behalf of the Borrower any invoice or bill of lading relating to any Account, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to customers; (e) to sign the Borrower's name to the proofs of claim against any Account Debtor on behalf of the Borrower; (f) to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender; (g) to endorse Borrower's name on all applications, documents, papers, certificates and instruments necessary or expedient for the Lender to use the Intellectual Property, or necessary or expedient to grant or issue any exclusive or nonexclusive license under the Intellectual Property to anyone else, or necessary or expedient for the Lender to assign, pledge, convey or otherwise transfer title in, or dispose of, the Intellectual Property to anyone else, for the purpose of recording, registering, filing or accomplishing any other formula with respect to the Intellectual Property; and (h) to do all things necessary to carry out this Security Agreement. The Borrower hereby ratifies and approves all acts of such attorneys. Neither the Lender nor any attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law, absent gross negligence, bad faith or willful misconduct. This power, being coupled with an interest, is irrevocable until the Liabilities have been fully satisfied. Notwithstanding anything herein to the contrary, no attorney acting pursuant to this Section 9.5 shall have any authority to confess judgment on behalf of the Borrower.

     Section 9.6 License. Borrower hereby grants to the Lender a license to use, without charge, Borrower's Intellectual Property and other Collateral in completing production of, advertising for sale, or selling, any Collateral when permitted to do so hereunder or by applicable law, and all of the Borrower's rights under all licenses and franchise agreements shall, in such event, inure to the Lender's benefit. In addition, the Borrower shall, upon request by the Lender, make available such personnel in Borrower's employ on the date of any Default as the Lender may reasonably designate to permit the Lender to continue, directly or indirectly, to produce, advertise and sell the Collateral sold by the Borrower under any Intellectual Property or license. The license herein shall include the right of the Lender to use, assign, license or sublicense any of the Borrower's Intellectual Property, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored; provided that the Lender shall comply with all pre-existing quality control standards and trademark use requirements of the Borrower. No agreements hereafter entered into by the Borrower shall prohibit, restrict or impair the rights of the Lender granted hereunder.

     Section 9.7 Reinstatement. If, at any time after payment in full by the Borrower of all Liabilities and termination of the Lender's security interest, any payments on the Liabilities previously made by the Borrower or any other Person must be disgorged by the Lender for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or such Person, this Security Agreement and the Lender's security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and the Borrower shall sign and deliver to the Lender all documents, and shall do such other acts and things, as may be necessary to re-perfect the Lender's security interest.

--------------------------------------------------------------------------------
                                     PAGE 17

     Section 9.8 No Marshaling. The Borrower, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights, if any, to require a marshaling of assets by the Lender or to require the Lender's first resort to some or any portion of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

ARTICLE 10.  MISCELLANEOUS PROVISIONS

     Section 10.1 Priority. Unless otherwise expressly provided, the security interest hereby created shall be pro rata on par with any prior security interests in the Collateral now or hereafter existing in favor of the Lender.

     Section 10.2 Governing Law. This Security Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the Uniform Commercial Code and other applicable laws of the State of Indiana, without regard to conflict of law principles.

     Section 10.3 Severability. Whenever possible each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. The Borrower recognizes that the Lender has relied on this Security Agreement in extending credit to the Borrower and agrees that such reliance by the Lender shall be sufficient consideration for this Security Agreement.

     Section 10.4 Binding on Successors. The rights and privileges of the Lender shall inure to the benefit of its respective successors and assigns.

     Section  10.5  Chattel  Mortgage.   This  Security   Agreement  shall  also
constitute a chattel mortgage and an assignment of rents.

     SECTION 10.6 WAIVER OF JURY TRIAL. LENDER AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER LENDER NOR BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER LENDER OR BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ACCEPT THIS SECURITY AGREEMENT.



                         [SIGNATURES ON FOLLOWING PAGE.]



--------------------------------------------------------------------------------
                                     PAGE 18

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Security Agreement to be executed by their respective officers duly authorized as of the date first above written.

                                        ADDISON YORK INSURANCE BROKERS LTD.
                                        a Delaware corporation


                                        By:  /s/ Primo Podorieszach
                                             -----------------------------------
                                             Primo Podorieszach, CEO

ACCEPTED:


                                        OAK STREET FUNDING LLC


                                        By:  /s/ Richard S. Dennen
                                             -----------------------------------
                                             Richard S. Dennen, President

STATE OF INDIANA        )
                        ) SS:
COUNTY OF Marion        )

     Before me, a Notary Public in and for said County and State, personally appeared Primo Podorieszach, known to me to be the Chief Executive Officer of ADDISON YORK INSURANCE BROKERS LTD., and acknowledged the execution of the foregoing for and on behalf of said corporation.

     Witness my hand and Notarial Seal this 19 day of March, 2004.


                                        /s/ Holly D. Ahrendt
                                        -----------------------------
                                        Notary Public - Signature

                                        Holly D. Ahrendt
                                        -----------------------------
                                        Notary Public - Printed

My Commission Expires:                  My County of Residence:

9/26/07                                 Hamilton
----------------------                  -----------------------------





--------------------------------------------------------------------------------
                                     PAGE 19

                                   SCHEDULE 1

                           Former Names, Assumed Names
                           and Tradenames of Borrower









                               Prior Combinations





--------------------------------------------------------------------------------
                                     PAGE 20

                                   SCHEDULE 2

                      Trademarks and Trademark Applications

Application or                                                    Registration
Registration No.           Trademark             Country              Date


                                      None








--------------------------------------------------------------------------------
                                     PAGE 21

                              Registered Copyrights


                                                                 Registration
Registration No.           Trademark            Country              Date


                                      None








--------------------------------------------------------------------------------
                                     PAGE 22

                                    Licenses


                           Licensed           Date of           Expiration
Name of Licensee             Mark             License              Date


                                      None






--------------------------------------------------------------------------------
                                     PAGE 23

                                   SCHEDULE 3

                             Location of Collateral


Equipment Locations:




Fixture Locations:

(include record owner of real estate, if other than Borrower) (attach legal description of real estate)




Inventory Locations:






--------------------------------------------------------------------------------
                                     PAGE 24

                                   SCHEDULE 4

                               Investment Property

                           A. CERTIFICATED SECURITIES:



                                                                                         Percentage
            Issuer's          Certificate      Number of             Number of           of Shares
Issuer      Organization         Number        Shares Owned        Shares Pledged        Pledged



                          B. UNCERTIFICATED SECURITIES:

                Issuer's
Issuer        Organization        Description of Collateral       Percentage Ownership Interest



****[Add description of custody accounts or arrangements with securities intermediary, if applicable]***




                            C. SECURITY ENTITLEMENTS:


                              D. SECURITY ACCOUNTS:


                             E. COMMODITY CONTRACTS:


                             F. COMMODITY ACCOUNTS:




--------------------------------------------------------------------------------
                                     PAGE 25

                                   SCHEDULE 5

                              Negotiable Collateral








--------------------------------------------------------------------------------
                                     PAGE 26

                                   SCHEDULE 6

                               Insurance Policies









--------------------------------------------------------------------------------
                                     PAGE 27

                                   Appendix I

                             Perfection Certificate











--------------------------------------------------------------------------------
                                     PAGE 28

                               CONTINUING GUARANTY

     THIS CONTINUING GUARANTY ("Guaranty") is made as of the 19th day of March, 2004, by ANTHONY CLARK INTERNATIONAL INSURANCE BROKERS LTD., a corporation amalgamated under the laws of the Province of Alberta (the "Guarantor") in favor of OAK STREET FUNDING LLC (the "Lender"), pursuant to that certain Credit Agreement, as it may be amended, modified or supplemented from time to time (the "Credit Agreement") of even date herewith, by and between ADDISON YORK INSURANCE BROKERS LTD., a Delaware corporation (the "Borrower") and the Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.


     Section 1. Guaranty.

     For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever now or heretofore or hereafter made or granted to the Borrower by the Lender pursuant to the Credit Agreement, the Guarantor, in accordance with this Guaranty, hereby absolutely, unconditionally and irrevocably guarantees to the Lender, as if the Guarantor was the principal debtor, the punctual payment and performance when due of all Obligations (which for purposes of this Guaranty shall also be deemed to include all commissions, fees, charges, costs and other expenses arising out of or incurred by the Lender in connection with the enforcement of this Guaranty).

     Section  2.  Continuing   Guaranty;   No  Right  of  Set-Off;   Independent
Obligation.

     (a) This Guaranty shall be a continuing guaranty of the payment and performance of all Obligations and shall remain in full force and effect until the payment in full of all of the Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Lender; and this Guaranty shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Lender. The Guarantor covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower pursuant thereto but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

     (b) The Guarantor hereby guarantees that the Obligations will be paid to the Lender without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

     (c) All payments by the Guarantor under this Guaranty shall be made free and clear of, and without deduction or withholding for, any present or future income, stamp or other taxes, levies, duties, imposts, charges or fees or any related penalties, interest or other liabilities ("Taxes"). If any Taxes are required to be deducted or withheld from any amount payable to the Lender under this Guaranty, the Guarantor shall pay additional amounts so that the amount received by the Lender after the deduction of such Taxes (including Taxes on such additional amounts) equals the amount that the Lender would have received if no Taxes had been deducted. The Guarantor shall pay to the appropriate taxing authority all Taxes required to be deducted or withheld. Within thirty (30) days after paying any such Taxes, the Guarantor shall deliver to the Lender the original or a certified copy of the receipt for such payment. Guarantor shall not be required to pay additional amounts to the Lender on account of any Taxes, including, but not limited to, income taxes, imposed solely by reason of a present or past connection between the Lender and the jurisdiction imposing such Taxes (except a connection arising solely from the execution, delivery, performance, enforcement of or the receipt of payments under this Guaranty). The Guarantor shall indemnify the Lender against any Taxes imposed on (and any related expenses reasonably incurred by) the Lender on account of the execution, delivery, performance or enforcement of or the receipt of payments under this Guaranty other than Taxes imposed solely by reason a present or past connection between the Lender and the jurisdiction imposing such Taxes (except a connection arising solely from the execution, delivery, performance, enforcement of or the receipt of payments under this Guaranty). The Guarantor also shall pay and indemnify the Lender against any stamp or other documentary, excise or property taxes or similar levies, imposts, or charges (or any related liability) arising from the execution, delivery, registration, performance or enforcement of this Guaranty.

     (d) The Guarantor guarantees that the Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender.

     (e) The Guarantor's liability to pay or perform or cause the performance of the Obligations shall arise forthwith after demand for payment or performance by the Lender has been given to the Guarantor in the manner prescribed in Section 24 hereof.

     (f) Except as provided herein, the provisions of this Guaranty cover all agreements between the parties hereto relative to this Guaranty and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guaranty has been delivered by the Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to the Guarantor affecting its liabilities hereunder, and that the Lender shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Borrower to the Guarantor.

     (g) This Guaranty is a guarantee of payment, performance and compliance and not of collectability and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Borrower or upon any event or condition whatsoever.

     (h) The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties.

     Section 3. Guaranty Absolute.

     The obligations of the Guarantor hereunder are independent of the obligations of the Borrower under the Obligations and the Credit Agreement and a separate action or actions may be brought and prosecuted against the Guarantor whether or not an action or proceeding is brought against the Borrower and whether or not the Borrower is joined in any such action or proceeding. The liability of the Guarantor hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

     (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Borrower or any other Person under the Credit Agreement or the Obligations, or any agreement or instrument relating to any of the foregoing;

     (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Lender may extend to, or make with, the Borrower, the Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, or any consent to or departure from, this Guaranty, the Credit Agreement or the Obligations, including any increase or decrease in the Obligations;

     (c) the taking of security from the Borrower, the Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

     (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, the Credit Agreement any of the Obligations and the obligations of the Guarantor hereunder;

     (e) the abstention from taking security from the Borrower, the Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

     (f) any loss, diminution of value or lack of enforceability of any security received from the Borrower, the Guarantor or any other Person, and including any other guarantees received by the Lender;

     (g) any other dealings with the Borrower, the Guarantor or any other Person, or with any security;

     (h) the Lender's acceptance of compositions from the Borrower or the Guarantor;

     (i) the application by the Lender of all monies at any time and from time to time received from the Borrower, the Guarantor or any other Person on account of any indebtedness and liabilities owing by the Borrower or the Guarantor to the Lender, in such manner as the Lender deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or the manner of sale of any collateral;

     (j) the release or discharge of the Borrower or the Guarantor or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Obligations, other than an express release in writing given by the Lender of the liability and obligations of the Guarantor hereunder;

     (k) any change in the name, business, capital structure or governing instrument of the Borrower or the Guarantor or any refinancing or restructuring of any of the Obligations;

     (l) the sale of the Borrower's or the Guarantor's business or any part thereof;

     (m) any merger or consolidation, arrangement or reorganization of the Borrower, the Guarantor, any Person resulting from the merger or consolidation of the Borrower or the Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Borrower or the Guarantor or any change in the corporate relationship between the Borrower and the Guarantor, or any termination of such relationship;

     (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Borrower or its assets or any resulting discharge of any obligations of the Borrower (whether voluntary or involuntary) or of the Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

     (o) any arrangement or plan of reorganization affecting the Borrower or the Guarantor;

     (p) any failure, omission or delay on the part of the Borrower to conform or comply with any term of the Credit Agreement;

     (q) any limitation on the liability or obligations of the Borrower or any other Person under this Guaranty, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Guaranty;

     (r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Borrower or the Guarantor; or

     (s) any modification, compromise, settlement or release by the Lender, or by operation of law or otherwise, of the Obligations or the liability of the Borrower or any other obligor under the Obligations, in whole or in part, and any refusal of payment by the Lender, in whole or in part, from any other obligor or other guarantor in connection with any of the Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Guarantor.

     Section 4. Right to Demand Full Performance.

     In the event of any demand for payment or performance by the Lender from the Guarantor hereunder, the Lender shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Obligations have been paid in full, and the Guarantor shall continue to be liable hereunder for any balance which may be owing to the Lender by the Borrower under the Obligations. The retention by the Lender of any security, prior to the realization by the Lender of its rights to such security upon foreclosure thereon, shall not, as between the Lender, on one hand, and the Guarantor, on the other hand, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Obligations due to the Lender by the Borrower or any part thereof. The Guarantor, promptly after demand, will reimburse the Lender for all costs and expenses of collecting such amount under, or enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel.

     Section 5. Waivers.

     (a) The Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guaranty and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Borrower of any of the terms, covenants, conditions and provisions of the Credit Agreement or the Obligations or any other notice whatsoever to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor hereby acknowledges communication to it of the terms of the Credit Agreement and the Obligations and all of the provisions therein contained and consents to and approves the same. The Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Obligations by the Lender or in this Guaranty, (ii) any release of the Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against the Guarantor.

     (b) Without prejudice to any of the rights or recourses which the Lender may have against the Borrower, the Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Lender to:

          (i) enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Borrower, the Guarantor or any other Person under this Guaranty or the Credit Agreement or otherwise;

          (ii) value, realize upon, or dispose of any security of the Borrower or any other Person held by the Lender;

          (iii) initiate or exhaust any other remedy which the Lender may have in law or equity; or

          (iv) mitigate the damages resulting from any default under the Obligations or the Credit Agreement;

before requiring or becoming entitled to demand payment from the Guarantor under this Guaranty.

     Section 6. The Guarantor Remains Obligated in Event the Borrower Is No Longer Obligated to Discharge Obligations.

     It is the express intention of the Lender and the Guarantor that if for any reason the Borrower has no legal existence, is or becomes under no legal obligation to discharge the Obligations owing to the Lender by the Borrower or if any of the Obligations owing by the Borrower to the Lender becomes irrecoverable from the Borrower by operation of law or for any reason whatsoever, this Guaranty and the covenants, agreements and obligations of the Guarantor contained in this Guaranty shall nevertheless be binding upon the Guarantor, as principal debtor, until such time as all such Obligations have been paid in full to the Lender and all Obligations owing to the Lender by the Borrower have been discharged, and the Guarantor shall be responsible for the payment thereof to the Lender upon demand.

     Section 7. Fraudulent Conveyance; Subrogation.

     (a) Any term or provision of this Guaranty to the contrary notwithstanding, the aggregate amount of the Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guaranty from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (B) THE GUARANTOR HEREBY AGREES NOT TO ASSERT ANY RIGHTS OF SUBROGATION OR CONTRIBUTION, WHETHER ARISING BY CONTRACT OR OPERATION OF LAW (INCLUDING, WITHOUT LIMITATION, ANY SUCH RIGHT ARISING UNDER FEDERAL BANKRUPTCY LAW) OR
OTHERWISE BY REASON OF ANY PAYMENT BY IT PURSUANT TO THE PROVISIONS OF THIS GUARANTY UNTIL AND UNLESS ALL OF THE OBLIGATIONS HAVE BEEN PAID IN FULL.

     Section 8. Guaranty Is in Addition to Other Security.

     This Guaranty shall be in addition to and not in substitution for any other guarantees or other security which the Lender may now or hereafter hold in respect of the Obligations owing to the Lender by the Borrower and (except as may be required by law) the Lender shall be under no obligation to marshal in favor of the Guarantor any other guarantees or other security or any moneys or other assets which the Lender may be entitled to receive or upon which the Lender may have a claim.

     Section 9. Release of Security Interests.

     Without limiting the generality of the foregoing and except as otherwise provided in this Guaranty, the Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Lender hereunder, and the liability of the Guarantor hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     Section 10. No Bar to Further Actions.

     Except as provided by law, no action or proceeding brought or instituted under the Credit Agreement or this Guaranty and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under the Credit Agreement or this Guaranty by reason of any further default or defaults under the Credit Agreement or Guaranty or in the payment of any of the Obligations owing by the Borrower.

     Section 11. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

     (a) No failure to exercise and no delay in exercising, on the part of the Lender, any right, power, privilege or remedy under the Credit Agreement or this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

     (b) Nothing contained in this Guaranty shall limit the right of the Lender to take any action to accelerate the maturity of the Obligations pursuant to the Credit Agreement or to pursue any rights or remedies hereunder or under applicable law.

     Section 12. Lender's Duties; Notice to Lender.

     (a) Any provision in this Guaranty allowing the Lender to request any information or to take any action authorized by, or on behalf of the Guarantor, shall be permissive and shall not be obligatory on the Lender except where the failure of the Lender to request any such information or to take any such action arises from the Lender's gross negligence or willful misconduct.

     (b) The Lender shall not be required to inquire into the existence, powers or capacities of the Borrower, the Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

     Section 13. Successors and Assigns.

     All terms, agreements and conditions of this Guaranty shall extend to and be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Lender and its successors and assigns; provided, however, that the Guarantor may not assign any of its rights or obligations hereunder.

     Section 14. Release of Guaranty.

     Concurrently with the payment in full of all of the Obligations, the Guarantor shall be released from and relieved of its obligations under this Guaranty. Upon the delivery by the Borrower to the Lender of a certificate signed by an authorized senior officer of the Borrower to the effect that the transaction giving rise to the release of this Guaranty was made by the Borrower in accordance with the provisions of the Credit Agreement and the Obligations, the Lender shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under this Guaranty. If any of the Obligations are revived and reinstated after the termination of this Guaranty, then all of the obligations of the Guarantor under this Guaranty shall be revived and reinstated as if this Guaranty had not been terminated until such time as the Obligations are paid in full, and the Guarantor shall enter into an amendment to this Guaranty, reasonably satisfactory to the Lender, evidencing such revival and reinstatement.

     Section 15. Representations and Warranties.

     The Guarantor represents and warrants to the Lender as of the date hereof that:

          (i) The Guarantor (a) is either a corporation or a limited liability company duly organized, validly existing and in existence under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it is doing business, and (c) has all requisite power and authority to own, operate and encumber its property;

          (ii) The Guarantor (a) has the requisite power and authority to execute, deliver and perform this Guaranty and any other document required to be delivered by it under the Credit Agreement, and
               (b) has duly executed and delivered this Guaranty which constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and

          (iii)The execution, delivery and performance of this Guaranty do not and will not (a) conflict with the Articles of Incorporation and By-Laws, as applicable, of the Guarantor, (b) require any approval of the Guarantor's shareholders or members, as applicable, except such as has been obtained, (c) require any approval or consent of any other Person or Governmental Authority, (d) result in or require the creation of any lien or security interest upon or with respect to any of the properties or assets of the Guarantor other than in favor of the Lender, and
               (e) conflict with, result in a breach of or constitute a default under any requirement of law or contractual obligation of the Guarantor.

     Section 16. Setoff.

     At any time after all or any part of the Obligations have become due and payable (by acceleration or otherwise), the Lender may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from the Lender to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor held by or coming into the possession of the Lender.

     Section 17. Subordination.

     The Guarantor agrees that any and all claims of the Guarantor against the Borrower, or against any of its properties, shall be subordinate and subject in right of payment to the prior payment of the Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Borrower, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower shall be and hereby are subordinated to the rights of the Lender in those assets. The Guarantor shall have no right to possession of any such asset or to foreclose any such lien or security interest, whether by judicial action or otherwise, unless and until all of the Obligations shall have been fully paid and satisfied. If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved, or if substantially all of the assets of the Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of the Borrower to the Guarantor shall be paid or delivered directly to the Lender for application on the Obligations due or to become due until such shall have first been fully paid and satisfied. The Guarantor irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Lender's own name or in the name of the Guarantor or otherwise, as the Lender may deem necessary or advisable for the enforcement of this Guaranty. The Lender may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to any of Indebtedness of the Borrower to the Guarantor prior to the satisfaction of all of the Obligations, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lender and shall forthwith deliver the same to the Lender in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Obligations, and until so delivered, the same shall be held in trust by the Guarantor as the property of the Lender. If the Guarantor fails to make any such endorsement or assignment to the Lender, the Lender is hereby irrevocably authorized to make the same. The Guarantor agrees that until the Obligations have been paid in full and satisfied, the Guarantor will not assign or transfer to any Person any claim that the Guarantor has or may have against the Borrower.

     Section 18. Amendments.

     No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Lender, except as expressly set forth in a writing duly signed and delivered by the Lender.

     Section 19. Governing Law.

     This Guaranty shall be governed by and interpreted and enforced in accordance with the internal laws (without regard to conflicts of law provisions) of the State of Indiana. Without limiting the foregoing, any dispute between the Lender and the Guarantor arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the internal laws, and not the conflicts of law provisions, of the State of Indiana.

     Section 20. Consent to Jurisdiction; Counterclaims; Forum Non Conveniens.

     Except as provided hereinbelow, the Lender and the Guarantor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Indianapolis, Indiana, provided however that the parties acknowledge that any appeals from those courts may be heard by a court located outside of Indianapolis, Indiana. The Lender shall have the right to proceed against the Guarantor or its real or personal property in a court in any location in order to obtain personal jurisdiction over the Guarantor or to enforce a judgment or other court order entered against the Guarantor, and the Guarantor shall not assert any permissive counterclaims arising out of or relating to this Guaranty in any proceeding brought under this provision. The Guarantor hereby waives any objection that it may now or hereafter have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding with respect to this Guaranty or any other document executed or delivered in connection herewith is commenced in accordance with this Section 20.

     Section 21. Waiver of Jury Trial.

     The Guarantor waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise arising out of or related to the transactions contemplated by this Guaranty or any other instrument, document or agreement executed or delivered in connection herewith. The Lender may file an original counterpart or a copy of this

Guaranty with any court as written evidence of the consent of the Guarantor to the waiver of its rights to trial by jury.

     Section 22. Waiver of Bond.

     The Guarantor waives the posting of any bond otherwise required of the Lender in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Lender, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Lender and the Guarantor.

     Section 23. Advice of Counsel.

     The Guarantor represents and warrants that it has consulted with legal counsel regarding all waivers under this Guaranty, that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Lender to extend the Indebtedness guaranteed hereby.

     Section 24. Notices.

     All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

        If to Guarantor, at:            10333 Southport Road S.W., Suite 355
                                        Calgary, Alberta, T2W 3X6
                                        Attention: Primo Podorieszach, CEO
                                        Facsimile: _______________________

        If to the Lender, at:           11595 North Meridian Street, Suite 450
                                        Carmel IN 46032
                                        Attention: Richard S. Dennen, President
                                        Facsimile: (317) 805-2423

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (a) three (3) days following deposit in the United States mail, with proper postage prepaid; (b) upon delivery thereof if delivered by hand or by a reputable overnight courier service; or (c) upon confirmation of receipt thereof if transmitted by a telecommunications device.

     Section 25. Severability.

     Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of the provision or the remaining provisions of this Guaranty

     Section 26. Merger.

     This Guaranty represents the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreement, between the Guarantor and the Lender.

     Section 27. Execution in Counterparts.

     This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute on and the same agreement

     Section 28. No Strict Construction.

     The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

     Section 29. Security.

     The performance of the obligations of Guarantor under this Guaranty is secured by that certain General Security Agreement dated the date hereof from Guarantor to Lender.


                         [Signatures on following page.]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, all as of the date and year first written above.


                                       ANTHONY CLARK INTERNATIONAL INSURANCE
                                       BROKERS LTD.

                                       By:  /s/ Primo Podorieszach
                                            -----------------------------------
                                            Primo Podorieszach, CEO
                                            10333 Southport Road S.W., Suite 355
                                            Calgary, Alberta, T2W 3X6
                                            Attn:  Primo Podorieszach, CEO
                                            Phone: 250 376-1782
                                            Fax:   403 225-5745

                                    AGREEMENT


TO:              OAK STREET FUNDING LLC
                 11595 North Meridian Street, Suite 450
                 Carmel IN 46032

                 (hereinafter the "Lender")

GRANTED BY:      ANTHONY CLARK INTERNATIONAL INSURANCE
                 BROKERS LTD.

                 having its principal office or place of business at:

                 Suite 355, 10333 Southport Road
                 Calgary, Alberta
                 T2W 3X6

                 (hereinafter the "Grantor")


SECTION 1 - DEFINITIONS

1.1. Defined Terms

     (a)  As used herein:

          "Accounts", "Inventory", "Equipment", "Intangibles", "Chattel Paper", "Goods", "Instruments", and "Proceeds" shall mean all of Grantor's such property within the meanings ascribed to such terms in the PPSA.

          "Collateral" shall mean all of the Grantor's property or rights in which a security interest is granted hereunder.

          "Credit Agreement" shall mean the Credit Agreement executed between Addison York Insurance Brokers Ltd. (the "Borrower") and the Lender of even date, as amended and/or restated from time to time.

          "Deposit Accounts" shall mean any and all demand, time, savings, passbook, or similar accounts maintained with a bank or similar institution, but shall not include investment property or accounts evidenced by an instrument.

          "Documents"  shall  mean  all  books,  records,  accounts,   invoices,
          letters, papers, documents and other records in any form or medium evidencing or relating to the Collateral.

          "Documents of Title" shall mean all present and future documents of title of the Grantor, whether negotiable or otherwise, including all warehouse receipts and bills of lading.

          "Encumbrance" shall include, without limitation, a security interest, lien, hypothecation, claim, charge, deemed trust or encumbrance of any kind whatsoever.

          "Fixture" shall include articles of personal property annexed to the Grantor's owned or leased real property so as to be regarded as a part thereof.

          "Guaranty" shall mean the Guaranty dated as of even date, made by the Grantor in favor of the Lender with respect to the debts and obligations of Addison York Insurance Brokers Ltd, as Borrower to the Lender, as same may be amended, supplemented, revised, restated or replaced from time to time.

          "Intellectual Property" shall mean all intellectual property of the Grantor, including, without limitation, (a) all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) all trademarks, service marks, trade dress, trade names, and corporate names and all the goodwill and quality control standards associated therewith; (c) all registered and unregistered statutory and common law copyrights; (d) all registrations, applications and renewals for any of the foregoing; (e) all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; (f) all other proprietary rights (including, without limitation, all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); (g) all copies and tangible embodiments of the foregoing in whatever form or medium; (h) all damages and payments for past, present and future infringements of the foregoing; (i) all royalties and income due with respect to the foregoing; and (j) the right to sue and recover for past, present and future infringements of the foregoing.

          "Investment Property" shall mean any property of the Grantor, the primary purpose of which is the earning of profit by the Grantor.

          "Liabilities" shall mean (a) all of the obligations of Grantor \ in favor of Lender arising under, pursuant to, or in connection with that certain continuing Guaranty dated as of the date hereof from Grantor to Lender, (b) all other time to time obligations of Grantor to the Lender of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and whether or not contemplated by the Grantor or the Lender as of the date of this Security Agreement, including, without limitation, any modification, extension, or addition to or of the Liabilities and any overlying advances, out of formula advances and overdrafts made or permitted in connection with the Liabilities or other Liabilities; and
          (c) any duty of the Grantor to act or to refrain from acting in connection with any Liability.

          "Lock Boxes" shall have the meaning set forth in Section 4.2(a).

          "Lock Box Agreements" shall have the meaning set forth in Section 4.2(a).

          "Money" shall mean all present and future money of the Grantor, whether authorized or adopted by the Parliament of Canada as part of its currency or any foreign government as part of its currency.

          "PPSA" shall mean the Personal Property Security Act (Alberta), as the same may be amended, supplemented or replaced from time to time.

          "Subsidiaries" means, as to the Grantor, (a) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Grantor, and (b) any partnership, association, joint venture or other entity in which the Grantor and/or one or more Subsidiaries of the Grantor has more than a Fifty Percent (50%) equity interest.

     (b) Other capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Credit Agreement.

     (c) The term "security interest" shall include, without limitation, a fixed mortgage, hypothecation, pledge, charge and assignment, and the grant of the security interest herein provided for shall include, without limitation, a fixed mortgage, hypothecation, pledge, charge and assignment of the Collateral in favor of the Lender.

1.2. Security Interest

As a general and continuing security for the payment and performance of any and all Liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Grantor to the Lender or remaining unpaid by the Grantor to the Lender wheresoever and howsoever incurred and howsoever evidenced, whether arising from dealings between the Lender and the Grantor or from other dealings or proceedings by which the Grantor may be or become in any manner indebted, obligated or liable to the Lender, including, without limitation, under the Guaranty, and wherever incurred and in any currency and whether incurred by the Grantor alone or with another or others and whether as principal, guarantor or surety including expenses under Sections 3.5 and 3.12 of this Agreement and all interest, commissions, cost of realization, legal and other costs, charges and expenses the Grantor, IN CONSIDERATION OF THE LIABILITIES and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant to the Lender, a continuing security interest in the following Collateral:

     (a) All Accounts, Deposit Accounts, Intangibles, Documents, Documents of Title, Instruments, Investment Property, Money, Chattel Paper and any other similar rights of the Grantor however created or evidenced, whether now existing or hereafter owned, acquired, created, used, or arising, specifically including, without limitation, claims, leases, agreements, license agreements, licensing fees, royalties, policies, insurance commissions, credit insurance, guaranties, letters of credit, advices of credit, binders or certificates of insurance, deposits, documents of title, securities, security interests, licenses, goodwill, tax refunds (federal, provincial or local), customer lists, franchises, franchise rights, drawings, designs, marketing rights, computer programs, artwork, databases and other like business property rights, all applications to acquire such rights, for which application may at any time be made by the Grantor, together with any and all books and records pertaining thereto and any right, title or interest in any Inventory which gave rise to an Account, and all Intellectual Property throughout the world;

     (b) All Inventory, whether now existing or hereafter acquired and wherever located, specifically including, without limitation, all merchandise, personal property, raw materials, work in process, finished Goods, materials and supplies of every nature usable or useful in connection with the manufacturing, packing, shipping, advertising, selling, leasing or furnishing of any of such Inventory and all materials of the Grantor used or consumed or to be used or consumed in the Grantor's business, together with any and all books and records pertaining thereto;

     (c) All Equipment, Fixtures, Goods and all other tangible personal property of the Grantor of every kind or nature which are not inventory or consumer goods as defined in the PPSA, whether now owned or hereafter acquired, wherever located, specifically including, without limitation, all machinery, trucks, boats, barges, on and off the road vehicles, forklifts, tools, dies, jigs, presses, appliances, implements, improvements, accessories, attachments, parts, components, partitions, systems, carpeting, draperies and apparatus;

     (d) All products and Proceeds of each of the foregoing, specifically including, without limitation, (i) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time, (ii) any and all payments of any form whatsoever made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any governmental authority or any Person acting under color of governmental authority, (iii) to the extent of the value of Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, whether or not in lieu thereof;

     (e) All renewals, extensions, replacements, modifications, additions, improvements, accretions, accessions, betterments, substitutions, replacements, annexations, tools, accessories, parts and the like now in, attached to or which may hereafter at any time be placed in or added to any Collateral, whether or not of like kind; and

     (f) All rights, remedies, claims and demands under or in connection with each of the foregoing.

1.3. Leases

The last day of the term of any lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Grantor, shall be excepted from the security interest hereby granted and shall not form part of the Collateral, but the Grantor shall stand possessed of such one day remaining, upon trust to assign and dispose of the same as the Lender or any assignee of such lease or agreement shall direct. If any such lease or agreement therefor contains a provision which provides in effect that such lease or agreement may not be assigned, sub-leased, charged or encumbered without the leave, license, consent or approval of the lessor, the application of the security interest created hereby to any such lease or agreement shall be conditional upon such leave, license, consent or approval having been obtained.

1.4. Grantor Remains Liable

Notwithstanding anything herein to the contrary:

     (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed;

     (b) the exercise by the Lender of any of the rights or remedies hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

     (c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

1.5. Attachment

The Grantor acknowledges and agrees that: (i) value has been given; (ii) the Grantor has rights in the Collateral; and (iii) the security interest created hereunder shall attach to existing Collateral upon execution of this Agreement by the Grantor and to each item of after-acquired Collateral at the time that the Grantor acquires any rights therein.

1.6. Subordination

Notwithstanding anything herein contained, the Lender hereby acknowledges that its security interest in Collateral is subject and subordinate to any security interests which exist as of the date hereof granted by Grantor to an insurance carrier, wholesaler, provider or company (together referred to herein as the "Insurance Carriers") in any agency or similar agreement between Grantor and such Insurance Carrier and the Lender, at any time and from time to time, does hereby agree, at the request of the Grantor, to enter into a subordination and postponement agreement in favor of such Insurance Carriers and file all necessary documents under applicable public registries, including without limitation, the Personal Property Security Act (Alberta), to give effect to the subordination and postponement of its security interests to any security interest granted by the Grantor in favor of such Insurance Carrier.

SECTION 2 - REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to and in favor of the Lender as follows.

2.1. Incorporation

The Grantor is validly amalgamated and organized, is up to date in filing its corporate returns (including annual returns and financial statements) and is a subsisting corporation in good standing under the laws of its jurisdiction of incorporation and the Grantor has all necessary power and authority to own its property and assets, to carry on its business as at present carried on by it or as contemplated hereunder to be carried on by it and holds all necessary licenses, permits and consents as are required so to own its property and assets and so to carry on business in each jurisdiction in which it does so without any violation of law or the rights of others.

2.2. Corporate Power

The Grantor has the power, capacity, full legal right and the corporate authority to enter into this Security Agreement and the Guaranty, to grant the security interest contained herein and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

2.3. Corporate Authorization

The Grantor has taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Security Agreement and the Guaranty.

2.4. Non-Conflict

None of the execution of the Guaranty, this Security Agreement, the grant of the security interests hereunder and the performance and observance of the terms hereof requires the approval of any regulatory agency having jurisdiction over the Grantor, results in the grant or creation of any Encumbrance on the property of assets of the Grantor other than in favor of the Lender or is in contravention of or in conflict with the articles, by-laws or resolutions of directors or shareholders of the Grantor or the provisions of any indenture, instrument, agreement or undertaking to which the Grantor is a party or by which all or any part of its property or assets may be bound, any statute, regulation, by-law, ordinance or other law, or any judgment, decree, ruling or order to which the Grantor or its property and assets may be subject.

2.5. No Default

The Grantor is not in default in the performance or observance of any of the obligations, covenants or conditions contained in any material contract, agreement or other instrument to which it is a party or by which it is bound. At the date hereof, no Default exists and no event or condition has occurred or exists which with the passage of time or the giving of notice, or both, would constitute a Default.

2.6. Title

Subject only to the security interests in favor of the Lender, the Grantor has good and marketable title to the Collateral free and clear of all Encumbrances whatsoever except as are described in the attached Schedule "B".

2.7. Enforceability

The Guaranty and this Security Agreement constitute a valid and legally binding obligation of the Grantor enforceable against the Grantor in accordance with their terms.

2.8. Information

The information, representations and warranties made by the Grantor to the Lender in respect of the Grantor's assets, operations or otherwise including, without limitation, the information contained in any financial statements and in the Schedules attached hereto, are true and accurate in all material respects and are not misleading in light of the circumstances existing when made or delivered or in present circumstances. There are no facts or circumstances not disclosed in writing to the Lender relating to the business, properties, prospects or financial condition of the Grantor or its ability to perform its obligations hereunder which may, in the Lender's discretion, be considered material, including without limitation, with respect to the existence of any contract, agreement or instrument or charter or corporate restriction which may, in the Lender's discretion, materially adversely affect the Grantor's business, properties, assets, operations, or condition (financial or otherwise).

2.9. Locations of Collateral

The Collateral, except where it is in transit to and from the locations herein described is located at the location specified above as the Grantor's principal office or place of business (and its chief place of business and chief executive office) and at such additional addresses as are listed in Schedule "A" hereto. The location at which all records of the Grantor pertaining to Accounts (and all chattel paper which evidences Accounts) and contract rights are kept is the location specified above unless the contrary is indicated in Schedule "A".

2.10. No Litigation

Other than the litigation or proceedings pending against the Grantor identified in Schedule "C" hereto, there is no litigation, proceeding or governmental investigation, administrative or judicial, pending or threatened, against the Grantor or any of its subsidiaries which, if decided adversely to the Grantor or such subsidiary(ies) might have a materially adverse effect on the business, properties or condition (financial or otherwise) of the Grantor or such subsidiary(ies) or on the ability or the Grantor to perform its obligations hereunder or under any other agreement between the Grantor and the Lender.

2.11. Taxes

The Grantor and each of its subsidiaries has filed all federal, state, provincial and other tax returns required to be filed, and all taxes, assessments and other governmental charges (the "Tax

Liabilities") due from each of the Grantor and its subsidiaries have been fully paid. Neither the Grantor nor any of its subsidiaries has executed any waiver that would have the effect of extending any applicable statute of limitations in respect of Tax Liabilities. Each of the Grantor and its subsidiaries has established on its books reserves adequate for the payment of all Tax Liabilities.

2.12. Survival

All representations and warranties of the Grantor made herein or in any certificate or other document delivered by or on behalf of the Grantor to the Lender are material, shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by or on behalf of the Lender, shall survive the execution and delivery of this Security Agreement and shall continue in full force and effect without time limit.

2.13. Financial Statements

All financial statements of Grantor were prepared in accordance with Canadian or U.S. generally accepted accounting principles (GAAP), consistent with prior years, unless specifically otherwise noted thereon, and fairly present the financial condition of Grantor as of the date thereof and the results of its operations for the period then ended, and no material adverse change in the financial condition of Grantor has occurred since the date of the financial statements.

2.14. No Material Adverse Change

The information submitted by Grantor to Lender discloses all known or anticipated material liabilities, direct or contingent, of Grantor and its Subsidiaries as of the dates thereof, and, to the best knowledge of Grantor, since such dates, there has been no material adverse change in Grantor's or its Subsidiaries' financial condition.

2.15. Indebtedness

Except as shown on the financial statements of Grantor, except as set forth on Schedule "D" hereto, and except for trade debt incurred in the ordinary course of business since the date of the financial statements, Grantor has no outstanding indebtedness.

2.16. Full Disclosure

No information, exhibit, memorandum, or report (excluding estimated future operating results) furnished by Grantor to Lender in connection with the negotiation of the Guaranty or this Agreement contains any material misstatement of fact, or omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made, and all estimated future operating results, if furnished, were prepared on the basis of assumptions, data, information, tests or other conditions believed to be valid or accurate or to exist at the time such estimates were prepared and furnished. To Grantor's knowledge, there presently exists no fact or circumstance relative to Grantor, whether or not disclosed, which is presently anticipated to have a Material Adverse Effect.

2.17. Contracts of Surety

Except for the endorsements of Grantor of negotiable instruments for deposit or collection in the ordinary course of business, Grantor is not a party to any contract of guaranty or surety.

2.18. Licenses

Grantor possesses such franchises, licenses, permits, patents, copyrights, trademarks, and consents of appropriate governmental authorities to own its property and as are necessary to carry on its business.

2.19. Compliance with Law

Grantor is in compliance with and conformity with all laws, ordinances, rules, regulations and all other legal requirements applicable to its business and assets, the violation of which would have a material effect on its business or financial condition. Grantor has not received nor does it have a reasonable basis to expect any order or notice of violation or claim of violation of any law, ordinance, rules or regulation. The properties on which Grantor is conducting its business are properly zoned for the activities conducted or to be conducted thereon, and all required variances have been obtained, and are in full force and effect with no notice or threat of invalidity, expiration or lapse of any kind.

2.20. Force Majeure

Neither the business nor the properties of Grantor are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that could reasonably be expected to have a Material Adverse Effect on its business or financial condition.

2.21. Approvals

No authorization, consent, approval or any form of exemption of any governmental authority is required in connection with the execution and delivery by Grantor of the Guaranty or this Agreement or the performance by Grantor thereunder.

2.22. Insolvency

Grantor is not "insolvent" within the meaning of that term as defined under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada), and is able to pay its debts as they mature.

2.23. General

All statements contained in any certificate or financial statement delivered by or on behalf of Grantor to Lender under this Agreement and the Guaranty shall constitute representations and warranties made by Grantor hereunder.

2.24. Subsidiaries

Each Subsidiary of Grantor is listed on Schedule E hereto. With the exception of Borrower, no Subsidiary of Grantor has any right, title, or interest in any real or personal property, whether tangible or intangible, exceeding a value of $100,000.

SECTION 3 - COVENANTS OF GRANTOR

The Grantor covenants and agrees with the Lender as follows.

3.1. Repair

The Grantor shall diligently repair, maintain, use, care for, protect and operate the Collateral and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof.

3.2. Information

The Grantor shall keep proper books of account in accordance with sound accounting practice and applicable laws with respect to questionable, improper or corrupt payments, shall promptly furnish to the Lender such information with respect to the Collateral and the Grantor and its business including, without limitation, financial information and statements relating to its business and the Collateral, as the Lender may from time to time reasonably require and shall promptly notify the Lender of all proceedings (pending or threatened) before any court, board, tribunal or similar body or any occurrence, condition or event which could have a Material Adverse Effect on the business, property, assets or condition (financial or otherwise) of the Grantor or any of its subsidiaries. The Grantor shall permit the Lender or its authorized agents, at any times and at the expense of the Grantor, to audit its Accounts under reasonable procedures directly with account debtors or by other procedures, to have access to all premises occupied by the Grantor or any place where the Collateral may be found in order to discuss the affairs, finances and accounts of the Grantor with appropriate officers, to inspect the Collateral and to examine the information contained in any records or other writings of the Grantor including, without limitation, books of account and other financial records and reports relating to the Collateral, to have temporary custody thereof and to make copies thereof and take extracts therefrom and shall, at the reasonable request of the Lender, mark the Collateral to indicate clearly the security interest of the Lender.

3.3. Make Payments

The Grantor shall pay all rents, taxes, rates, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same shall become due and payable except as are being contested in good faith by proper legal proceedings with respect to which adequate reserves have been established and are being maintained and shall exhibit to the Lender, when required, the receipts and vouchers evidencing such payments.

3.4. Encumbrances

Except for any Encumbrances in favor of the Lender and those Encumbrances identified on Schedule B hereto and purchase money security interests in Equipment, validly created in accordance with the PPSA, on Collateral hereafter acquired by the Debtor, the Grantor shall keep the Collateral free at all times from any and all Encumbrances of whatsoever nature, kind or priority other than those consented to by the Lender or Encumbrances which, in the sole opinion of counsel to the Lender, are satisfactorily subordinated to Encumbrances in favor of the Lender, defend the title to the Collateral against all persons, not permit the Collateral to become an accession to any property not subject to the security interest granted by this Security Agreement or a security interest consented to by the Lender that is subordinate to the Lender's security interest and not to become a fixture unless the security interest of the Lender ranks prior to the interests of all persons in the realty. The Lender may, at any time, contest the validity and enforceability against it or the Grantor of any Encumbrance including, without limitation, any purchase money security interest.

3.5. Insurance

The Grantor shall cause all of the Collateral which is of a character usually insured by businesses owning or operating Collateral of a similar nature to be properly insured and kept insured with reputable insurers acceptable to the Lender, against loss or damage by fire or other risks and hazards usually insured against by businesses owning or operating Collateral of a similar nature, in such amounts, containing such terms, in such form and for such purposes, as may be satisfactory to the Lender. Loss under such insurance shall be payable to the Lender as its interest may appear and such insurance shall contain a mortgage clause acceptable to the Lender. The Grantor shall, at the Lender's request, provide satisfactory evidence that such insurance has been effected, that loss thereunder is payable to the Lender as its interest may appear and any other information relating to such insurance as the Lender may require. If the Grantor fails to maintain satisfactory insurance, the Lender may, at its option, obtain such insurance at the expense of the Grantor and the Grantor shall forthwith repay all costs and expenses incurred by the Lender in connection therewith and all such costs and expenses shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

3.6. Compliance with Governmental Requirements

The Grantor shall duly observe and comply with all requirements of any governmental authority applicable to the Collateral or its use and operation and shall observe and comply with all covenants, terms and conditions upon or under which the Collateral is held.

3.7. Permitted Disposals

The Grantor shall not, except as otherwise permitted hereunder, remove, destroy, lease, sell or otherwise dispose of any of the Collateral except equipment which has become worn out or damaged or otherwise unsuitable for its purpose, in which case the Grantor shall substitute for such equipment, subject to the security interest created hereby and free from any other security interests, property of equal value such that the security hereby constituted shall not thereby be in any way reduced or impaired.

3.8. No Change in Business

The Grantor shall not, without the prior written consent of the Lender, which consent shall be conditional on the receipt by the Lender of all security and deeds of confirmation as its counsel may consider advisable to protect the Lender's interest, directly or indirectly: change the nature of its business; change its fiscal year; otherwise incur any material (determined in the Lender's reasonable discretion) capital expenditures in excess of, cumulatively, US $25,000 per annum (including, without limitation, entering into equipment leases); guarantee, endorse or otherwise become surety for or upon the obligations of others, except to the Lender, or to others which, in the sole opinion of counsel to the Lender, creates an Encumbrance which is subordinate to Encumbrances of the Lender or by endorsement of negotiable instruments for deposit or collection in the ordinary course of its business; provide financial assistance (including, without limitation, by way of loans to, investments in and assumptions of obligations) to any person, corporation, partnership or other entity other than by way of advances and extensions of credit in the ordinary course of its business or with the consent of the Lender or which, in the sole opinion of counsel to the Lender, creates an Encumbrance which is subordinate to Encumbrances of the Lender; sell, discount or dispose of any note, instrument, account or other obligation owing to the Grantor; amalgamate, reconstruct, consolidate or otherwise merge with any person or entity other than with a wholly owned subsidiary of the Grantor; enter into an arrangement or agreement for the sale of any substantial portion of the Collateral other than in the ordinary course of business; permit all or a substantial portion of the Collateral to become the property of any other person or entity, whether in one or a series of transactions; otherwise cease to carry on business as a going concern; do or omit to do any other act or thing that could materially adversely affect its business, financial condition, assets or position or its ability to carry on the business as now conducted by it; or allow, permit or authorize any such change in business, acquisition, extension of financial assistance, merger, reconstruction, consolidation, carrying on of business, arrangement or cessation of business of any of its subsidiaries except a merger contemplated herein.

3.9. Dividends, etc.

The Grantor shall not pay, make or declare any cash or other dividend or distribution to any person who holds an equity interest in the Grantor, whether evidenced by a security or not, without the prior written consent of the Lender.

3.10. No Further Indebtedness

The Grantor shall not incur, assume or suffer to exist or in any manner become liable, directly or indirectly, for any further or additional indebtedness or liabilities other than:

     (a)  To the Lender;

     (b)  Any other debt which, in the sole opinion of counsel to the Lender, is
          satisfactorily   subordinated  to  all   indebtedness   contingent  or
          otherwise owing to the Lender by the Grantor;

     (c) For taxes, assessments or governmental charges to the extent that payment therefore shall not, at the time, be required to be made hereunder;

     (d) On open account for the purchase price of services, materials or supplies incurred by the Grantor in the ordinary course of business and not as a result of borrowing and provided that such indebtedness shall be promptly paid and discharged when due in conformity with ordinary trade terms, except for any such indebtedness which is being contested in good faith by the Grantor by appropriate proceedings and adequate reserves for which have been established and are being maintained and in connection with which no Encumbrance has been placed on the property of the Grantor; and

     (e) For the purchase price of capital assets incurred in the ordinary course of business and as expressly permitted hereunder.

3.11. Notice Regarding Change of Address, etc.

The Grantor shall notify the Lender in writing:

     (a)  At least 20 days prior to any change of name of the Grantor;

     (b) At least 20 days prior to any transfer of the Grantor's interest in any part of the Collateral, not expressly permitted hereunder;

     (c)  Promptly of any significant loss of or damage to Collateral;

     (d) At least 20 days prior to any change in the location(s) of the Collateral and any records relating thereto; and

     (e) Forthwith upon becoming aware of the existence of any condition or event which could cause or which, with the passage of time or notice, or both, constitute a Default, give the Lender written notice thereof specifying the nature and duration thereof and the action being taken or proposed to be taken with respect thereto.

3.12. Protective Disbursements - Legal Fees

If the Grantor fails to pay any amounts required to be paid by it under this Security Agreement or to observe or perform any of the covenants and obligations set forth in this Security Agreement to be observed or performed by it, the Lender may, but shall be under no obligation to, pay such amounts or observe and perform any of such covenants and obligations in any manner deemed proper by the Lender, without waiving any of its rights under this Security Agreement. No such payment or performance by the Lender shall relieve the Grantor from any default under this Security Agreement or the consequences of such default. The reasonable expenses, including the cost of any insurance, payment of taxes or other charges and legal fees and expenses on a solicitor and his own client scale, paid by the Lender in respect of the custody, preservation, use or operation of the Collateral shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement. In addition, the Grantor shall pay all reasonable costs, claims, damages and expenses including, without limitation, legal fees and expenses on a solicitor and his own client scale, incurred by the Lender in connection with the preparation, perfection, execution, protection, enforcement of and advice with respect to this Security Agreement, the realization, disposing of, retaining, protecting or collecting of the Collateral or any part thereof and the protection and enforcement of the rights of the Lender hereunder, and all such costs and expenses shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at such highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

3.13. Post-Default Payments

Upon the occurrence and during the continuance of a Default, the Grantor shall not pay to or compensate any officer, director or employee, or any member of such person's family, any additional cash compensation in the form of a cash bonus, or other similar cash incentive compensation.

3.14. Capital Stock

Without the prior written consent of Lender, Grantor shall not directly or indirectly redeem or acquire any of its own capital stock, or any options, warrants or any securities in respect of its capital stock prior to March 19, 2009.

3.15. Financial Reporting

Grantor shall furnish or caused to be furnished to Lender:

     (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, financial statements of each of the Grantor and its Subsidiaries (on a consolidated basis) audited by independent certified public accountants acceptable to Lender, including a balance sheet, statement of income and retained earnings and a statement of cash flows, with accompanying notes to financial statements, all prepared in accordance with GAAP (with all amounts denominated in Dollars) on a basis consistent with prior years unless specifically noted thereon, accompanied by the unqualified report of such auditors thereon, and further accompanied by the certificate of the chief executive officer or chief financial officer of Grantor that there exists no Default under the this Agreement or the Guaranty, or if any Default exists, stating the nature and status thereof;

     (b) As soon as possible, but in any event within fifteen (15) days after the end of each month, similar consolidated financial statements of the Grantor and its Subsidiaries (on a consolidated basis) as of the end of such quarter and the results of its operations for the portion of the fiscal year then elapsed, prepared and signed by the chief financial officers of the Grantor and its Subsidiaries, all prepared in accordance with GAAP (with all amounts denominated in Dollars) on a basis consistent with prior periods, unless specifically otherwise noted thereon, and accompanied by the certificate of the chief executive officer or chief financial officer of the Grantor that there exists no Default under the Loan Documents or if any Default exists, stating the nature and status thereof;

     (c) as soon as possible, but in any event within three (3) days after the Grantor becomes aware thereof, a written statement signed by the chief executive or chief financial officer of Grantor as to the occurrence of any Default stating the specific nature thereof, Grantor's intended action to cure the same and the time period in which such cure is to occur;

     (d) as soon as possible, but in any event within twenty (20) days after the commencement thereof, a written statement describing any litigation instituted by or against the Grantor, or any Affiliate which, if adversely determined, may have a Material Adverse Effect on the business or financial condition of Grantor and its Subsidiaries;

     (e) promptly upon the filing thereof, copies of all filed prospectuses and annual, quarterly, monthly, or other regular reports which the Grantor files with any securities commission or other governmental authority;

     (f) such other information as Lender may from time to time reasonably request.

3.16. Reports

The Grantor shall file, as appropriate, on a timely basis, annual reports, operating records and any other reports or filings required to be made with any governmental authority.

3.17. Licenses

The Grantor shall maintain in full force and effect all material operating permits, licenses, franchises, and rights used by it in the ordinary course of business.

3.18. Notice of Material Adverse Effect

The Grantor shall give prompt notice in writing to Lender of the occurrence of any development, financial or otherwise, including pending or threatened litigation, which might have a Material Adverse Effect upon the Grantor's financial condition, business or future prospects.

3.19. Compliance with Law

The Grantor shall comply with all material laws, ordinances, rules, regulations and other legal requirements applicable to it, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect upon the Grantor's financial condition, business or future prospects.

3.20. Financial Condition

The Grantor shall maintain its financial condition and management (including, without limitation, insurance agents) of such skill and experience as is currently in place and necessary to support fully its business.

3.21. Subsidiaries

Except for the Subsidiaries listed in Schedule E hereto, the Grantor shall not create or acquire any additional Subsidiaries without the prior consent of the Lender. In the event that any Subsidiaries of the Grantor have right, title, or interest in any real or personal property, whether tangible or intangible, exceeding a value of $100,000, the Grantor shall cause each Subsidiary to deliver to the Lender an executed Guaranty and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Lender, such Guaranty and other documentation to be delivered to Lender as promptly as possible but in any event within thirty (30) days of determination that a Subsidiary needs to be added as a Guarantor. Simultaneously with any such Subsidiary becoming a Guarantor, the Grantor shall also cause such Subsidiary to (i) execute and deliver a Subsidiary Security Agreement (and deliver the other documents required thereby, including, without limitation, restricted account agreements), if applicable, and such other collateral documents as the Lender may require its sole and reasonable discretion; and (ii) deliver such other documentation as the Lender may reasonably require in connection with the foregoing, including, without limitation, appropriate financing statements, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Lender's liens thereunder).

SECTION 4 - COLLECTION OF PROCEEDS

4.1. Payments to Lender

The Grantor shall:

     (a) Collect and enforce payment of all Accounts (except as provided for in Section 4.2) and shall dispose of and receive payment for all Inventory which is ordinarily disposed of in the Grantor's business;

     (b) Receive and hold in trust for the Lender, all payments on or instruments received in respect of the Collateral, all rights by way of suretyship or guarantee which the Grantor now has or may hereafter acquire to enforce payment of Collateral and all rights in the nature of a security interest whereby the Grantor may satisfy any Collateral out of property, and all non-cash proceeds of any such collection, disposition or realization of any of the Collateral shall be subject to the security interest hereby created;

     (c) Endorse to the Lender and forthwith deliver to it all such payments and instruments in the form received by the Grantor; and

     (d) Forthwith deliver to the Lender all property in the Grantor's possession or hereafter coming into its possession through enforcement of any such rights.

4.2. Collection and Application of Collateral Proceeds; Deposit Accounts

     (a)  Collection of Accounts.

          (1) The Grantor will (i) cause each bank or other financial institution in which it maintains (a) a Deposit Account, including each Deposit Account maintained by the Grantor into which all cash, checks, or other similar payments relating to or constituting payments made in respect of Accounts will be deposited (a "Collateral Deposit Account"), to enter into a control agreement with the Lender, in form and substance satisfactory to the Lender in order to give the Lender control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Lender hereunder and cause each such bank or other financial institution to acknowledge such notification in writing, and (ii) upon the Lender's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Lender, transferring ownership of the Deposit Account to the Lender or transferring dominion and control over each such other deposit to the Lender until such time as no Default exists.

          (2) Upon the occurrence of a Default or Unmatured Default, establish lock box service (the "Lock Boxes") with the bank(s) set forth in Appendix I hereto, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Lender and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Lender granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (as hereinafter defined) (a "Lock Box Agreement"). Upon the occurrence of a Default or Unmatured Default, (a) the Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements, (b) the Lender shall have sole access to the Lock Boxes at all times and the Grantor shall take all actions necessary to grant the Lender such sole access, (c) at no time shall the Grantor remove any item from the Lock Box or from a
               Collateral Deposit Account without the Lender's prior written consent, (d) if the Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Lender, the Lender shall be entitled to make such notification directly to Account Debtor, (e) if notwithstanding the foregoing instructions, the Grantor receives any proceeds of any Accounts, the Grantor shall receive such payments as the Lender's trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Accounts received by it to a Collateral Deposit Account, (f) all funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Grantor with Bank One, N.A., or its successors, (the "Collection Account"), and (g) the Lender shall hold and apply funds received into the Collection Account as provided by the terms of Section 4.2(c).

     (b) Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account, other Deposit Account, or establishing a new Lock Box, the Grantor shall (a) obtain the Lender's consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Lender in order to give the Lender Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Lender in order to give the Lender Control of the Lock Box.

     (c) Application of Proceeds; Deficiency. Upon the occurrence of a Default or an Unmatured Default, all amounts deposited in the Collection Account shall be deemed received by the Lender for application in satisfaction of the Liabilities. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account. The Lender shall require all other cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with a bank of the Lender's choosing and held there as security for the Liabilities. The Grantor shall have no control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Liabilities have been satisfied, shall be deposited by the Lender into the Grantor's general operating account. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Liabilities, including any attorneys' fees and other expenses incurred by the Lender to collect such deficiency.

SECTION 5 - DEFAULT

5.1. Defaults

Without in any way limiting or restricting the demand nature of any of the Liabilities and the Lender's rights to demand, at any time, payment of any or all of the Liabilities payable on demand, the Liabilities secured by this Security Agreement shall be immediately due and payable in full and the security hereby constituted shall become enforceable without the need for any action or notice on the part of the Lender upon the happening of any of the following events (herein called a "Default"):

     (a) If the Grantor shall fail to make any payment of any of the Liabilities when due;

     (b) If the Grantor commits a breach of or fails to observe or perform any of the covenants, terms or conditions contained in this Security Agreement or in any other agreement or instrument from time to time in effect between the Grantor and the Lender, whether relating to the Liabilities or not, or if any representation or warranty of the Grantor made to the Lender or otherwise contained herein or in any other agreement or instrument from time to time in effect between the Grantor and the Lender, whether relating to the Liabilities or not, shall be established by the Lender to have been incorrect in any material (determined in the Lender's sole discretion) respect;

     (c) If any guarantor (individually a "Guarantor" and collectively `Guarantors") of the Liabilities commits a breach of or fails to observe or perform any covenant, term or condition contained in any agreement or writing to which the Guarantor and the Lender are parties;

     (d) If the Grantor shall default under any instrument or agreement with respect to any indebtedness or other obligation of it to the Lender or to any creditor or other person, provided that such default has resulted in, or may result in, with notice or lapse of time, or both, the acceleration of any such indebtedness or obligation in favor of such person, in excess of $25,000, or the right of such person to realize upon the Collateral;

     (e) If the Grantor or any Guarantor ceases paying its debts as they mature, ceases or threatens to cease to carry on its business, makes an assignment for the benefit of creditors, commits any act or does any thing constituting or being an event of bankruptcy or insolvency (as defined or provided for in any applicable statute), fails to defend in good faith any action, suit or proceeding commenced against it, fails to discharge or appeal forthwith any judgment for the payment of money rendered against it, fails to pay any taxes, rates or charges when due, in consequence of which any lien or other
          Encumbrance, inchoate or otherwise, upon the Collateral arises or could arise thereby, applies to any tribunal or similar body for the appointment or authorization of any receiver, trustee, liquidator or sequestrator or otherwise commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction including, without limitation, under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada), whether now or hereafter in effect (each of the foregoing herein referred to as a "Proceeding");

     (f) If there is commenced against the Grantor or any Guarantor any Proceeding and an order approving the petition or dissolution, liquidation or winding up is entered, or such Proceeding remains undismissed for a period of 30 days, any receiver, trustee, liquidator, sequestrator or similar official of or for the Grantor or any Guarantor or any substantial portion of the property of the Grantor or any Guarantor is appointed, the Grantor or any Guarantor by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator, sequestrator or similar official of or for the Grantor or any Guarantor or any substantial portion of the property of the Grantor or any Guarantor or if any writ of seizure and sale, distress or similar process is levied or enforced against a substantial portion of the property and assets of the Grantor or any Guarantor or otherwise remains undischarged or not defended or appealed forthwith; or

     (g) If the Lender, in its absolute discretion, concludes as the result of the occurrence of any material change in the condition or affairs (financial or otherwise) of the Grantor or any Guarantor, that the essential basis of the Liabilities or security hereby constituted has been impaired or otherwise altered.

SECTION 6 - REMEDIES ON DEFAULT

If the security hereby constituted becomes enforceable, the Lender shall have, in addition to any other rights, remedies and powers which it may have at law, in equity or under the PPSA, the following rights, remedies and powers:

6.1. Power of Entry

The Grantor shall forthwith upon demand assemble and deliver to the Lender possession of all of the Collateral at such place as may be specified by the Lender. The Lender may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and, to that end, the Grantor agrees that the Lender, its servants or agents or Receiver may, at any time, during the day or night, enter upon lands and premises where the Collateral may be found for the purpose of taking possession of and/or removing the Collateral or any part thereof. In the event of the Lender taking possession of the Collateral, or any part thereof, the Lender shall have the right to maintain the same upon the premises on which the Collateral may then be situate. The Lender may, in a reasonable manner, take such action or do such things as to render any Equipment unusable.

6.2. Power of Sale

The Lender may sell, lease or otherwise dispose of all or any part of the Collateral, as a whole or in separate parcels, by public auction, private tender or by private contract, with or without notice, except as otherwise required by applicable law, with or without advertising and without any other formality, all of which are hereby waived by the Grantor. Such sale, lease or disposition shall be on such terms and conditions as to credit and otherwise and as to upset or reserve bid or price as to the Lender, in its sole discretion, may seem advantageous. If such sale, transfer or disposition is made on credit or part cash and part credit, the Lender need only credit against the Liabilities the actual cash received at the time of the sale. Any payments made pursuant to any credit granted at the time of the sale shall be credited against the Liabilities as they are received. The Lender may buy in or rescind or vary any contract for sale of all or any of the Collateral and may resell without being answerable for any loss occasioned thereby. Any such sale, lease or disposition may take place whether or not the Lender has taken possession of the Collateral. The Lender may, before any such sale, lease or disposition, perform any commercially reasonable repair, processing or preparation for disposition and the amount so paid or expended shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

6.3. Validity of Sale

No person dealing with the Lender or its servants or agents shall be concerned to inquire whether the security hereby constituted has become enforceable, whether the powers that the Lender is purporting to exercise have become exercisable, whether any money remains due on the security of the Collateral, as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition shall be made, otherwise as to the propriety or regularity of any sale or any other dealing by the Lender with the Collateral or to see to the application of any money paid to the Lender. In the absence of fraud on the part of such persons, such dealings shall be deemed, so far as regards the safety and protection of such person, to be within the powers hereby conferred and to be valid and effective accordingly.

6.4. Receiver-Manager

The Lender may, in addition to any other rights it may have, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a "Receiver") of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Lender has under this Security Agreement, at law or in equity. In exercising any such powers, any such Receiver shall, to the extent permitted by law, act as and for all purposes shall be deemed to be the agent of the Grantor and the Lender shall not be responsible for any act or default of any such Receiver. The Lender may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Lender. A court need not appoint, ratify the appointment by the Lender of or otherwise supervise in any manner the actions of any Receiver. Upon the Grantor receiving notice from the Lender of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of the Grantor with respect to the Collateral shall cease, unless specifically continued by the written consent of the Lender.

6.5. Carrying on Business

The Lender may carry on, or concur in the carrying on of, all or any part of the business or undertaking of the Grantor, may, to the exclusion of all others, including the Grantor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by the Grantor and may use all or any of the tools, machinery, equipment and intangibles of the Grantor for such time as the Lender sees fit, free of charge, to carry on the business of the Grantor and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product.

6.6. Dealing with Collateral

The Lender may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable, all of which without notice to the Grantor except as otherwise required by any applicable law. The Lender may demand, sue for and receive any Accounts with or without notice to the Grantor, give such receipts, discharges and extensions of time and make such compromises in respect of any Accounts which may, in the Lender's absolute discretion, seem bad or doubtful. The Lender may charge on its own behalf and pay to others, sums for costs and expenses incurred including, without limitation, legal fees and expenses on a solicitor and his own client scale and Receivers' and accounting fees, in or in connection with seizing, collecting, realizing, disposing, enforcing or otherwise dealing with the Collateral and in connection with the protection and enforcement of the rights of the Lender hereunder including, without limitation, in connection with advice with respect to any of the foregoing. The amount of such sums shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

6.7. Retention of Collateral

Upon notice to the Grantor and subject to any obligation to dispose of any of the Collateral, as provided in the PPSA, the Lender may elect to retain all or any part of the Collateral in satisfaction of the Liabilities or any of them.

6.8. Pay Encumbrances

The Lender may pay any Encumbrance that may exist or be threatened against the Collateral. In addition, the Lender may borrow money required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business or undertaking of the Grantor and may grant further security interests in the Collateral in priority to the security interest created hereby as security for the money so borrowed. In every such case the amounts so paid or borrowed together with costs, charges and expenses incurred in connection therewith shall be deemed to have been advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

6.9. Application of Payments Against Liabilities

Any and all payments made in respect of the Liabilities from time to time and moneys realized on the Collateral may be applied to such part or parts of the Liabilities as the Lender may see fit. The Lender shall, at all times and from time to time, have the right to change any appropriation as it may see fit. Any insurance moneys received by the Lender pursuant to this Security Agreement may, at the option of the Lender, be applied to rebuilding or repairing the Collateral or be applied against the Liabilities in accordance with the provisions of this Section.

6.10. Set-Off

The Liabilities will be paid by the Grantor without regard to any equities between the Grantor and the Lender or any right of set-off or cross-claim. Any indebtedness owing by the Lender to the Grantor may be set off and applied by the Lender against the Liabilities at any time or from time to time either before or after maturity, without demand upon or notice to anyone.

6.11. Deficiency

If the proceeds of the realization of the Collateral are insufficient to repay the Lender all moneys due to it, the Grantor shall forthwith pay or cause to be paid to the Lender such deficiency.

6.12. Lender Not Liable

The Lender shall not be liable or accountable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with the Collateral, shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Lender, the Grantor or any other person, firm or corporation in respect of the Collateral and shall not be liable or responsible for any loss, cost or damage whatsoever which may arise in respect of any such failure including, without limitation, resulting from the negligence of the Lender or any of its officers, servants, agents, solicitors, attorneys, Receivers or otherwise. Neither the Lender nor its officers, servants, agents or Receivers shall be liable by reason of any entry into possession of the Collateral or any part thereof, to account as a mortgagee in possession, for anything except actual receipts, for any loss on realization, for any act or omission for which a mortgagee in possession might be liable, for any negligence in the carrying on or occupation of the business or undertaking of the Grantor as provided in Section 6.5 or for any loss, cost, damage or expense whatsoever which may arise in respect of any such actions, omissions or negligence.

6.13. Extensions of Time

The Lender may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, release any part of the Collateral to third parties and otherwise deal or fail to deal with the Grantor, debtors of the Grantor, Guarantors, sureties and others and with the Collateral and other securities as the Lender may see fit, all without prejudice to the liability of the Grantor to the Lender or the Lenders rights and powers under this Security Agreement.

6.14. Rights in Addition

The rights and powers conferred by this Section 6 are in supplement of and in addition to and not in substitution for any other rights or powers the Lender may have from time to time under this Security Agreement or under applicable law. The Lender may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination.

SECTION 7 - DEALING WITH COLLATERAL BY THE GRANTOR

7.1. Sale of Inventory

Prior to the occurrence of a Default, the Grantor may, in the ordinary course of its business and on customary trade terms, lease or sell items of inventory, so that the purchaser thereof takes title clear of the security interest hereby created. If such sale or lease results in an Account, such Account shall be subject to the security interest hereby created.

SECTION 8 - GENERAL

8.1. Security in Addition

The security hereby constituted is not in substitution for any other security for the Liabilities or for any other agreement between the parties creating a security interest in all or part of the Collateral, whether heretofore or hereafter made, and such security and such agreements shall be deemed to be continued and not affected hereby unless expressly provided to the contrary in writing and signed by the Lender and the Grantor. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the Liabilities or any part thereof, shall not release or affect the security interest created by this Security Agreement and the taking of the security interest hereby created or any proceedings hereunder for the realization of the security interest hereby created shall not release or affect any other security held by the Lender for the repayment of or performance of the Liabilities.

8.2. Waiver

Any waiver of a breach by the Grantor of any of the terms or provisions of this Security Agreement or of a Default under Section 5.1 must be in writing to be effective against and bind the Lender. No such waiver by the Lender shall extend to or be taken in any manner to affect any subsequent breach or Default or the rights of the Lender arising therefrom.

8.3. Further Assurances

The Grantor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all and singular every such further acts, deeds, conveyances, instruments, transfers, assignments, security agreements and assurances as the Lender may reasonably require in order to give effect to the provisions and purposes of this Security Agreement including, without limitation, in respect of the Lender's enforcement of the security and its realization on the Collateral, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming and/or perfecting the security interest of the Lender in the Collateral pursuant to this Security Agreement. The Grantor hereby constitutes and appoints the Manager or acting Manager of the Lender at its above address, or any Receiver appointed by the Court or the Lender as provided herein, the true and lawful attorney of the Grantor irrevocably with full power of substitution to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Grantor whenever and wherever it may be deemed necessary or expedient. The Grantor hereby authorizes the Lender to file such proofs of claim and other documents as may be necessary or advisable in order to prove its claim in any bankruptcy, proposed winding-up or other proceeding relating to the Grantor.

Without limiting the generality of the foregoing, the Grantor:

     (a) shall mark conspicuously each chattel paper evidencing or relating to an Account and each related contract and, at the request of the Lender, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Lender, indicating that such chattel paper, related contract or Collateral is subject to the security interests granted hereby;

     (b) shall, if any Accounts shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Lender hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender;

     (c) shall execute and file such financing or renewal statements, or amendments, thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

     (d) hereby authorizes the Lender to file one or more financing or renewal statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor, where permitted by law; and

     (e) shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may request, all in reasonable detail.

8.4. No Merger

Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Grantor to make payment of or satisfy the Liabilities. The acceptance of any payment or alternate security shall not constitute or create any novation and the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

8.5. Notices

Subject to Section 8.7 hereof, any notice required to be given to the Grantor or the Lender may be delivered to such party or a responsible officer thereof or may be sent by prepaid registered mail addressed to the appropriate party at the address above shown, or such further or other address as such party may notify to the other in writing from time to time, and if so given the notice shall be deemed to have been given on the day of delivery or the day when it is deemed or otherwise considered to have been received for the purposes of the PPSA, as the case may be.

8.6. Continuing Security Interest and Discharge

This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment and performance in full of the Liabilities, notwithstanding any dealing between the Lender and the Grantor or any Guarantor in respect of the Liabilities or any release, exchange, non-perfection, amendment, waiver, consent or departure from or in respect of any or all of the terms or provision of any security held for the Liabilities.

If the Grantor pays to the Lender and fully discharges the Liabilities secured by this Security Agreement and otherwise observes and performs the terms and conditions hereof, then the Lender shall at the request and at the expense of the Grantor release and discharge the security interest created hereby and execute and deliver to the Grantor such deeds and other instruments as shall be requisite therefor.

8.7. Governing Law and Waiver

The provisions of this Security Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein, without reference to applicable conflict of law principles. Grantor consents to the non-exclusive jurisdiction of the courts of the Province of Alberta in connection with the resolution of any disputes relating to this Security Agreement or any other Agreement or document executed or delivered hereunder. Grantor irrevocably waives any objection, including any objection to the laying of venue based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding with respect to this Agreement.

Grantor hereby waives personal service of any and all process upon it and consents tat all such service of process may be made by registered mail (return receipt requested) directed to the Grantor and service so made shall be deemed to be completed five (5) days after the same shall have been mailed. Nothing contained herein shall affect the right of lender to serve legal process by any other manner permitted by law.

The parties hereto hereby waive trial by jury (if applicable) in any action, proceeding, claim or counterclaim, whether in contract or tort, at law or in equity with respect to, in connection with, or arising out of this Security Agreement, other financing agreements, the obligations of Grantor and Grantor, the collateral, or any instrument, document or guarantee delivered pursuant hereto or to any of the foregoing, or the validity, protection, interpretation, administration, collection or enforcement hereof or thereof, or any other claim or dispute hereunder or thereunder. Grantor agrees that it will not assert against lender any claim for consequential, incidental, special, or punitive damages in connection with this Security Agreement or the transactions contemplated hereby or thereby. No officer of lender has authority to waive, condition, or modify this provision.

8.8. Security Interest Effective Immediately

Neither the execution nor registration of this Security Agreement nor any partial advances by the Lender shall bind the Lender to advance any other amounts to the Grantor. The parties intend the security interest created hereby to attach and take effect forthwith upon execution of this Security Agreement by the Grantor and the Grantor acknowledges that value has been given and that the Grantor has rights in the Collateral.

8.9. No Collateral Warranties

There is no representation, warranty or collateral agreement affecting this Security Agreement or the Collateral, other than as expressed herein in writing.

8.10. Joint and Several Liability

If more than one person executes this Security Agreement as Grantor, their obligations under this Security Agreement shall be joint and several.

8.11. Provisions Reasonable

The Grantor expressly acknowledges and agrees that the provisions of this Security Agreement and, in particular, those respecting remedies and powers of the Lender against the Grantor, its business and the Collateral upon default, are commercially reasonable and not manifestly unreasonable.

8.12. Number and Gender

In this Security Agreement, words importing the singular number include the plural and vice-versa and words importing gender include all genders.

8.13. Invalidity

In the event that any term or provision of this Security Agreement shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Security Agreement shall be unaffected thereby and shall be valid and enforceable to the fullest extent permitted by law.

8.14. Indemnity and Expenses

     (a) The Grantor agrees to indemnify and save harmless the Lender from and against any and all claims, losses and liabilities rising out of or resulting out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct.

     (b) The Grantor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights or remedies of the Lender hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereunder.

8.15. Judgment Currency

If for the purpose of obtaining judgment in any court or for the purpose of determining, pursuant to the obligations of the undersigned, the amounts owing hereunder, it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Lender could purchase, in The New York Foreign Exchange Market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given or any other payment is due hereunder. The undersigned and each of them agrees that its obligation in respect of any Original Currency due from it to the Lender hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Lender receives payment of any sum so adjudged or owing to be due hereunder in the

Second Currency the Lender may, in accordance with normal banking procedures, purchase, in The New York Foreign Exchange Market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the undersigned and each of them agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Lender against such loss. The term "rate of exchange" in this
Section 8.15 means the spot rate at which the Lender, in accordance with normal practices is able on the relevant date to purchase the Original Currency with the Second Currency and includes any premium and costs of exchange payable in connection with such purchase.

8.16. Sections and Headings

The division of this Security Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

8.17. Receipt of Copy

The Grantor acknowledges receipt of an executed copy of this Security Agreement.

8.18. Binding Effect

All rights of the Lender hereunder shall enure to the benefit of its successors and assigns and all obligations of the Grantor hereunder shall bind the Grantor and its successors and permitted assigns.

     IN WITNESS WHEREOF the Grantor has duly executed this Security Agreement under seal this ____ day of March, 2004.


                                        ADDISON YORK INSURANCE BROKERS LTD.
                                        a Delaware corporation


                                        By:     /s/ Primo Podorieszach
                                                --------------------------------
                                        Name:   Primo Podorieszach

                                        Title:  CEO



                                        OAK STREET FUNDING LLC


                                        By:     /s/ Richard S. Dennen
                                                --------------------------------
                                        Name:   Richard S. Dennen

                                        Title:  President

                                  Schedule "A"


                                    LOCATIONS

                                  Schedule "B"


                                  ENCUMBRANCES

                                  Schedule "C"


                                   LITIGATION

                                  Schedule "D"


                                  INDEBTEDNESS

                                  Schedule "E"


                                  SUBSIDIARIES

                           SECURITIES PLEDGE AGREEMENT


TO:  OAK STREET FUNDING LLC ("Oak Street")

     WHEREAS pursuant to a Continuing Guaranty and a General Security Agreement (as the same may be amended, supplemented, revised, restated or varied from time to time, collectively the "Agreement"), made by Anthony Clark International Insurance Brokers Ltd. (the "Guarantor") in favor of Oak Street, Oak Street has agreed to make certain loan facilities available to Addison York Insurance Brokers Ltd, a subsidiary of the Guarantor.

     AND WHEREAS pursuant to the Agreement the Guarantor has agreed to execute and deliver this Securities Pledge Agreement to and in favor of Oak Street as security for the payment and performance of the Guarantor's obligations (the "Obligations") to Oak Street under the Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby covenants to and for the benefit of Oak Street as follows:

                                   ARTICLE I
                                 INTERPRETATION

1.1 Defined Terms. In this agreement or any amendment to this agreement, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

1.2 Other Usages. References to "this agreement", "the agreement", "hereof', "herein", and like references refer to this Securities Pledge Agreement, as the same may be amended, supplemented, revised, restated or replaced from time to time, and not to any particular Article, section or other subdivision of this agreement.

1.3 Plural and Similar. Where the context so requires, words importing the singular number shall include the plural and vice versa.

1.4 Headings. The insertion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.5 Time of the Essence. Time shall in all aspects be of the essence of this agreement, and no extension or variation of this agreement or any obligation hereunder shall operate as a waiver of this provision.

                                   ARTICLE II
                                    SECURITY

2.1 Pledge of Securities. The Guarantor hereby pledges, hypothecates, assigns, mortgages, charges, transfers, and grants a security interest in, to and in favor of Oak Street, the securities described in the attached Schedule "A" and deposits with Oak Street any and all security certificates evidencing such securities as may be accompanied in each case by a duly executed power of attorney (collectively, together with all dividends, monies, rights and claims hereinafter referred to and the securities referred to in Section 2.2, the "Securities"), any cash dividends or other monies now or hereafter received or declared in respect of the Securities and all other rights and claims of the Guarantor in respect of the Securities.

2.2 Substitutions, Additions and Proceeds. The Securities shall include any substitutions, additions or proceeds arising out of any consolidation, subdivision, reclassification, stock dividend or similar increase or decrease in, or alteration to, the capital of the issuer of the Securities (the "Issuer")

2.3 Obligations Secured. The pledges, hypothecations, assignments, mortgages, charges, and security interests granted hereby (the "Security Interest") secure the payment and performance of all debts, liabilities and obligations present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due, owing by the Guarantor to Oak Street, however or wherever incurred, and in any currency, and whether incurred by the Guarantor alone or with another or others and whether as principal or surety of the Guarantor to Oak Street pursuant to or in connection with the Agreement and the Guarantor's Obligations.

2.4 Expenses. All expenses, costs and charges incurred by or on behalf of Oak Street in connection with this Securities Pledge Agreement, the Security Interest or the realization of the Securities including all legal fees, court costs, receiver's or agent's remuneration and other expenses relating to the taking or defending any action in connection with such realization, the taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Securities or other lawful exercises of the powers conferred by the Agreement shall be added to and form a part of the Obligations.

2.5  Attachment.

(a) The Guarantor acknowledges that (i) value has been given, (ii) it has rights in the Securities, (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this Securities Pledge Agreement.

(b) If the Securities are now or at any time hereafter become evidenced in whole or in part, by uncertificated securities registered or recorded in records maintained by or on behalf of the Issuer in the name of a clearing agency the Guarantor shall, at the request of Oak Street, cause the Security Interest to be entered in the records of such clearing agency.

(c) At the election of Oak Street and immediately upon written notice being provided by Oak Street to the Guarantor, the Guarantor shall cause the Securities to be transferred into and registered in the name of Oak Street or as Oak Street may direct and the Guarantor covenants that, at the time of any such transfer, it will provide all required consents and approvals.

2.6 Care and Custody of Securities. Oak Street need not see to the collection of dividends on, or exercise any option or right in connection with, the Securities and need not protect or preserve them from depreciating in value or becoming worthless and is released from all responsibility for any loss of value. Oak Street is limited to exercising with regard to the Securities the same degree of care which Oak Street gives to its valuable property of the same value and kind.

2.7  Representation.  The Guarantor  represents  and warrants to Oak Street that
     (i) it is the  registered,  legal and beneficial  owner of the  Securities,
     (ii) the Securities are free and clear of all liens, mortgages, charges and security interests whatsoever other than those created in favor of Oak Street and Permitted Encumbrances, (iii) the Securities have been issued and are fully paid and non-assessable and (iv) the information contained in Schedule "A" is true and accurate in all respects.

2.8  Rights of the Guarantor.

(a)  So long as no Default or Unmatured  Default has occurred and is continuing,
     (i) the Guarantor shall be entitled to vote the Securities and to receive all cash dividends and (ii) Oak Street will grant, or cause its nominee to grant to the Guarantor or its nominee a proxy to vote and to exercise all rights with respect to any Securities registered in the name of Oak Street. Upon the occurrence and during the continuance of a Default, all rights of the Guarantor to vote or to receive dividends shall cease and all such rights shall become vested solely and absolutely in Oak Street.

(b) Any dividends received by the Guarantor contrary to Section 2.8(a) or any other monies or property which may be received by the Guarantor at any time for, or in respect of, the Securities shall be received as trustee for Oak Street and shall be immediately paid over to Oak Street.

                                   ARTICLE III
                                   ENFORCEMENT

3.1 Remedies. Upon the occurrence and during the continuance of a Default, Oak Street may, at any time in its sole discretion, (i) realize upon or otherwise dispose of or contract to dispose of the Securities by sale, transfer or delivery, or (ii) exercise and enforce all rights and remedies of a holder of the Securities as if Oak Street were their absolute owner (including, if necessary, causing the Securities to be registered in the name of Oak Street or its nominee), all without demand of performance or other demand, advertisement or notice of any kind to or upon the Guarantor or any third party (except as may be required by law). Any remedy may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other rights Oak Street may have, however created. Oak Street shall not be bound to exercise any right or remedy, and the exercise of rights and remedies shall be without prejudice to the rights of Oak Street in respect of the Obligations including the right to claim for any deficiency.

3.2 Standards of Sale. Without prejudice to the ability of Oak Street to dispose of the Securities in any manner which is commercially reasonable, the Guarantor acknowledges that a disposition of Securities by Oak Street which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

(a)  Securities may be disposed of in whole or in part;

(b) Securities may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)  any assignee of such Securities may be Oak Street;

(d) any sale conducted by Oak Street shall be at such time and place, on such notice and in accordance with such procedures as Oak Street, in its sole discretion, may deem advantageous;

(e) Securities may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Securities) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f) a disposition of Securities may be on such terms and conditions as to credit or otherwise as Oak Street, in its sole discretion, may deem advantageous; and

(g) Oak Street may establish an upset or reserve bid or price in respect of the Securities.

3.3  Dealing with the Securities.

(a) Oak Street shall not be obliged to exhaust its recourse against the Guarantor or any other person or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Securities in such manner as Oak Street may consider desirable.

(b) Oak Street may grant extensions or other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Guarantor and with other persons, sureties or security as it may see fit without prejudice to the Obligations, the liability of the Guarantor or the rights of Oak Street in respect of the Securities.

(c) Oak Street shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Securities, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Securities or for the purpose of preserving any rights of any persons, (iii) responsible for any loss occasioned by any sale or other dealing with the Securities or by the retention of or failure to sell or otherwise deal with the Securities, or (iv) bound to protect the Securities from depreciating in value or becoming worthless.

3.4 Appointment of Attorney. The Guarantor irrevocably appoints Oak Street (and any of its officers) as attorney of the Guarantor (with full power of substitution) to do, make and execute in the name of and on behalf of the Guarantor upon Oak Street exercising its rights and remedies under the Agreement all such further acts, documents, matters and things which Oak Street may deem necessary or advisable to accomplish the purposes of this Securities Pledge Agreement including the execution, endorsement and delivery and transfer of the Securities to Oak Street or its nominees or transferees. Oak Street or its nominees and transferees are empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Securities to the same extent as the Guarantor might do. The powers of attorney herein granted is an addition to, and not in substitution for any stock power of attorney delivered by the Guarantor and such power of attorney may be relied upon by Oak Street severally or in combination. All acts of the attorney are hereby ratified and approved, and the attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except to the extent caused by its own gross negligence or willful misconduct.

3.5 Dealings by Third Parties. No person dealing with Oak Street or an agent or receiver shall be required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such person is purporting to exercise have become exercisable, (iii) whether any money remains due to Oak Street by the Guarantor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease shall be made, (v) the propriety or regularity of any sale or other dealing by Oak Street with the Securities, or (vi) how any money paid to Oak Street has been applied.

(a) Any purchaser of Securities from Oak Street shall hold the Securities absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Guarantor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser, all rights of redemption, stay or appraisal which the Guarantor has or may have under any rule of law or statute now existing or hereafter adopted.

                                   ARTICLE IV
                                     GENERAL

4.1  Notices.  Any  notices  and  other  communications  provided  for  in  this
     Securities   Pledge  Agreement  shall  be  given  in  accordance  with  the provisions of the Agreement.

4.2 No Merger. This Securities Pledge Agreement shall not operate by way of merger of any of the Obligations and no judgment recovered by Oak Street shall operate by way of merger of, or in any way affect, the Security Interest.

4.3 Further Assurances. The Guarantor shall from time to time, whether before or after the occurrence of a Default, do all acts and things and execute and deliver all transfers, assignments and instruments as Oak Street may reasonably require for (i) protecting the Securities, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions hereby conferred upon Oak Street. The Guarantor shall, from time to time, upon the occurrence and during the continuance of a Default, do all acts and things and execute and deliver all transfers, assignments and instruments as Oak Street may require for facilitating the sale or other disposition of the Securities in connection with their realization.

4.4 Supplemental Security. This Securities Pledge Agreement is in addition to and without prejudice to all other security now held or which may hereafter be held by Oak Street in respect of the Obligations.

4.5 Successors and Assigns. This Securities Pledge Agreement shall be binding upon the Guarantor, its successors and assigns, and shall enure to the benefit of Oak Street and its successors and assigns. All rights of Oak Street shall be assignable and in any action brought by an assignee to enforce any right, the Guarantor shall not assert against the assignee any claim or defense which the Guarantor now has or hereafter may have against Oak Street.

4.6 Severability. If any provision of this Securities Pledge Agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall continue in full force and effect.

4.7 Paramountcy. In the event any provisions of this agreement contradict or are otherwise incapable of being construed in conjunction with the provisions of the Agreement, the provisions of the Agreement shall take precedence over those contained in this agreement and in particular, if any act of the Guarantor is expressly permitted under the Agreement but is prohibited hereunder, any such act shall be deemed to be permitted under this agreement.

4.8 Governing Law. This Securities Pledge Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The Guarantor consents to the non-exclusive jurisdiction of the courts of the Province of Alberta in connection with the resolution of any disputes relating to this Security Pledge Agreement or any other Agreement or document executed or delivered hereunder. The Guarantor irrevocably waives any objection, including any objection to the laying of venue based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding with respect to this Securities Pledge Agreement.

     IN WITNESS WHEREOF the Guarantor has caused this Securities Pledge Agreement to be executed by its duly authorized officers on this 19 day of March, 2004.


                                        ADDISON YORK INSURANCE BROKERS LTD.
                                        a Delaware corporation


                                        By:     /s/ Primo Podorieszach
                                                --------------------------------
                                        Name:   Primo Podorieszach

                                        Title:  CEO

                                  SCHEDULE "A"


                                   SECURITIES


                                          Number of
Issuer         Class of Securities        Securities          Certificate Number